                                 AIRCRAFT LEASE
                         DATED AS OF DECEMBER 20, 1989

                                    between

                         INVESTORS ASSET HOLDING CORP.,
                        Trustee of AFG/Horizon-II Trust,

                                   as Lessor,

                                      and


                          HORIZON AIR INDUSTRIES, INC.

                                   as Lessee,

                        Covering one Fairchild Metro III

                            Aircraft Model 5A227-AC



                        U.S. Registration Number N27442

                               TABLE OF CONTENTS

Section                                                                                    Page
-------                                                                                    ----
 1.       Acceptance and Lease of Aircraft                                                    1
 2.       Conditions Precedent; Closing Covenants                                             1
 3.       Term and Rent                                                                       2
 4.       Limited Appointment of Agent                                                        3
 5.       Warranty of Lessor                                                                  4
 6.       Representations, Warranties and
            Agreements of Lessee                                                              5
 7.       Net Lease                                                                           6
 8.       Return of Aircraft                                                                  7
 9.       Liens                                                                               9
10.       Taxes                                                                               9
11.       Registration, Maintenance and Operations;
            Compliance and Use; Replacement Parts;
            Additions; Aircraft Marking                                                      10
12.       Inspection                                                                         13
13.       Loss or Destruction; Requisition of Use                                            13
14.       Insurance                                                                          15
15.       Indemnification                                                                    17
16.       Sublease; Possession                                                               18
17.       Tax Treatment; Tax Indemnification                                                 20
18.       Events of Default                                                                  24
19.       Remedies                                                                           26
20.       Notices                                                                            29
21.       Assignment and Subletting                                                          29
22.       Miscellaneous                                                                      30
23.       Performance of Obligations of Lessee
            by Lessor                                                                        31
24.       Additional Covenants of Lessee                                                     31
25.       Counterparts                                                                       33

Exhibits
--------
A         Definitions
B         Financial Terms
C         Casualty Value Schedule
D         Opinion of Lessee's Counsel
E         Opinion of Guarantor's Counsel
F         Guaranty of Alaska Air Group, Inc.
G         Permitted Sublessees

                                 AIRCRAFT LEASE
                                 --------------

     This AIRCRAFT LEASE dated as of December 20, 1989 ("Lease") is between INVESTORS ASSET HOLDING CORP., a Massachusetts corporation (the "Trustee"), not in its individual capacity but solely as trustee of AFG/Horizon-II Trust ("Lessor"), and HORIZON AIR INDUSTRIES, INC., a Washington corporation ("Lessee"). Certain capitalized terms as used in this Lease are defined in Exhibit A hereto, and such definitions are hereby incorporated herein and made a part hereof as though set forth herein in full.

1.   ACCEPTANCE AND LEASE OF AIRCRAFT
     --------------------------------

     Subject to the satisfaction of each condition set forth in Sections 2(a) and (b), Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the Aircraft pursuant to the terms and conditions of this Lease including all Lease Supplements and Exhibits added hereto. Lessee acknowledges that it has accepted the Aircraft as of the Delivery Date.

2.   Conditions Precedent; Closing Covenants
     ---------------------------------------

          (a) Lessor's obligation to be bound by the terms of this Lease are conditioned upon the receipt by Lessor of the following documents in a form satisfactory to it:

          (i)    the original of this Lease duly executed by Lessee;

          (ii) copies of resolutions of Lessee's board of directors or officers authorizing Lessee to enter into and perform this Lease and the transaction contemplated thereby, certified to be true and up to date by a duly authorized officer of Lessee;

          (iii) a certificate of a duly authorized officer of Lessee setting out the names and signatures of the persons authorized to sign this Lease and any document to be delivered by Lessee pursuant hereto;

          (iv) certificates of insurance evidencing coverage for Lessor's interest, all as required hereunder;

          (v) evidence that FAA counsel has received in escrow an executed duplicate of this Lease, in proper form for filing with the FAA, and pursuant to instructions from Lessor and Lessee has filed such document with the Federal Aviation Registry in accordance with Title 14, Part 49 of the Code of Federal Regulations;

          (vi)   a favorable opinion of FAA counsel to Lessor;

          (vii) an opinion of counsel of Lessee substantially in the form of Exhibit D and an opinion of counsel to Guarantor substantially in the form of Exhibit E;

          (viii) the Guaranty of Guarantor substantially in the form of Exhibit F; and

          (ix) such other documents, certificates and opinions as Lessor may reasonably require.

          (b) Lessee covenants that, upon purchase of the Aircraft by Lessor, Lessee shall release from escrow the documents held therein by FAA counsel on behalf of Lessee. Lessee further represents and warrants that on such release date no legal or practical impediment will exist which would prevent FAA counsel from filing the Lease and that each of the foregoing shall have been duly executed and in a form appropriate for filing so that the same may then be duly filed and accepted for filing by the Federal Aviation Administration.

          (c) Filing of the Lease for recordation with the FAA shall constitute Lessor's and Lessee 5 acknowledgment that they are bound by the terms of this Lease, notwithstanding anything to the contrary in this Lease.

3.   Term and Rent
     -------------

          (a) This Lease shall commence on the Delivery Date and shall end on the Expiration Date unless this Lease shall have been terminated in accordance with the terms hereof.

          (b) Lessee shall pay to Lessor, as basic rent (herein referred to as "Basic Rent"), in advance, on the Delivery Date, and on each Basic Rent Date thereafter, an amount equal to the monthly Basic Rent specified in Exhibit B.

          (c) In addition, Lessee shall pay to Lessor the following amounts (herein referred to as "Supplemental Rent" and, together with all Basic Rent, as "Rent"):

          (i) on demand, any amount payable hereunder (other than Basic Rent or Casualty value) which Lessee assumed the obligation to pay, or agrees to pay, under this Lease;

          (ii) on the date provided herein, any amount payable hereunder as Casualty Value; and

          (iii) on demand, to the extent permitted by applicable law, interest (computed on the basis of a 365/366-day year for actual days elapsed) at the Late Payment Rate on any payment of Rent which is overdue.

          The expiration or other termination of Lessee's obligation to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.

          (d) All payments of Rent hereunder shall be made to Lessor in immediately available funds on the date payable hereunder or if such day is not a Business Day, on the first Business Day thereafter, at its address set forth in Exhibit B or at such other address or to such other Person as Lessor may direct by notice in writing to Lessee.

4.   Limited Appointment of Agent
     ----------------------------

          (a) Enforcement of Warranties; Claims.  Lessor hereby appoints and
              ---------------------------------
     constitutes Lessee its agent and attorney-in-fact during the term of this Lease, so long as no Event of Default has occurred and is continuing, to assert from time to time, in the name of Lessor, but for the benefit of Lessee and at Lessee's expense, whatever claims and rights (including warranties pertaining to the Aircraft) which Lessor may have against any manufacturer or vendor of the Airframe, Engines, or other components or Parts of the Aircraft or Engines. In the event Lessee is not able to enforce in the name of Lessor any such performance by legal proceedings, Lessor shall participate with Lessee and provide the assistance requested by Lessee, at Lessee's expense, in asserting claims and rights as specified in this Section 4(a).

          (b)  Acceptance of Aircraft. Solely for purposes of accepting delivery
               ----------------------
     of the Aircraft from the Manufacturer, Lessor hereby appoints Lessee as authorized representative of Lessor. Until such authority shall have been terminated pursuant to paragraph (c) of this Section, such authorized representative shall be authorized to take possession of the Aircraft upon the delivery thereof to Lessee by the Manufacturer, to accept on behalf of Lessor all Purchase Documents, if any, delivered at such time with respect to the Aircraft, either to accept delivery of the Aircraft on behalf of Lessor if it is found to be in good order or to refuse delivery of the Aircraft if it is found not to be in good order, and to take such other action on behalf of Lessor, including execution of a delivery receipt and such other documents as shall be required to accept delivery of the Aircraft.

          (c)  Termination of Appointment of Authorized Agent.  The authority of
               ----------------------------------------------
     the authorized representative granted pursuant to paragraph (b) of this Section shall terminate upon the earlier of (i) acceptance of the Aircraft by Lessee on its own behalf and on behalf of Lessor or (ii) notice to Lessee by Lessor revoking the same. If requested by the Manufacturer, Lessor will provide to the Manufacturer at the delivery, written assurances that such authority has not been revoked.


          (d)  Purchase from Lessee. Paragraphs (b) and (c) of this Section
               --------------------
     shall not apply in the event that the Lessor acquires the Aircraft directly from the Lessee.

5.   Warranty of Lessor
     ------------------

          (a) Lessor represents and warrants (which representations and warranties shall survive the execution and performance hereof);

          (i) that this Lease has been duly executed and delivered by Lessor and constitutes a legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with its terms;

          (ii) that the party executing this Lease on behalf of the Lessor has the authority to execute same and bind Lessor;

          (iii) that this Lease has been duly authorized by all necessary action;

          (iv) that Trustee is a corporation, and the Lessor is a nominee trust, each duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and Lessor has the requisite power and authority to enter into and perform its obligations under this Lease; and

          (v) that the execution and delivery by Lessor of this Lease, and the performance by the Lessor of its obligations under the Lease, will not contravene any law, governmental rule or regulation, judgment or order applicable to it, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.

          (b) Lessor warrants and agrees (i) that during the Term of this Lease it qualifies and will continue to qualify, and will cause the Trustee and any Transferee to qualify, as a "Citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and that it shall take, or cause to be taken, all necessary action on its part (except any such actions as are required to be taken solely by Lessee hereunder) to maintain the United States registration of the Aircraft in accordance with the Federal Aviation Act, and (ii) that during the Term of this Lease as long as no Event of Default has occurred and is continuing, Lessee's use of the Aircraft shall not be interrupted or impaired by Lessor or anyone claiming through or under Lessor.

          (c) The warranties set forth hereinabove are exclusive and in lieu of all other warranties of Lessor, whether written, oral or implied with respect to this Lease or the Aircraft, and Lessor shall not be deemed to have modified in any respect the obligations of Lessee under any of the Operative Agreements, which obligations are absolute and unconditional, come "hell or high water" except in the case of a breach of Section 5(b). LESSEE EXPRESSLY AGREES TO LEASE THE AIRCRAFT "AS IS". LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, LESSOR'S TITLE TO THE AIRCRAFT,

     THE DESIGN OR CONDITION OF THE AIRCRAFT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, ITS VALUE OR AIRWORTHINESS OR CONFORMITY OF THE AIRCRAFT TO THE PROVISIONS AND SPECIFICATION OF ANY PURCHASE AGREEMENT OR AGREEMENTS RELATING THERETO, NOR SHALL LESSOR BE LIABLE, REGARDLESS OF ANY ACTUAL OR ALLEGED NEGLIGENCE OF LESSOR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT.

6.   Representations, Warranties and Agreements of the Lessee
     --------------------------------------------------------

          (a)  Due Organization.  Lessee is a corporation duly organized and
               ----------------
     validly existing in good standing under the laws of the State of Washington, is and/or will be duly qualified to do business as a foreign corporation and in good standing in each other jurisdiction where the conduct of its business requires it to be so qualified, and has the corporate power and authority to carry on its business as presently conducted, to hold property under lease and to enter into and perform its obligations under this Lease and all other Operative Agreements to which Lessee is a party.

          (b)  Due Authorization; Enforceability; No Violation. This Lease and
               -----------------  --------------  ------------
     all other Operative Agreements to which Lessee is a party have been duly authorized by all necessary corporate action on the part of Lessee and do not require any approval of the stockholders of Lessee which has not been obtained, and have been or will be duly executed and delivered by Lessee and, assuming due authorization, execution and delivery by the other party thereto, are or will be legal, valid and binding obligations of Lessee enforceable in accordance with their terms. The execution and delivery by Lessee of the foregoing documents are not, and the performance by it of its obligations under each will not be, inconsistent with its charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to or binding on Lessee, do not and will not contravene any provisions of, or constitute a default or result in the creation of any Lien (other than as permitted by Section 9 hereof) under any indenture, mortgage, contract or other instrument to which Lessee is a party or by which it is bound, and do not and will not require any approval or consent of any trustee or holders of indebtedness or obligations of Lessee, except such as have been duly obtained.

          (c)  Government Approvals. No consent or approval of, giving of notice
               --------------------
     to, registration with, or taking of any other action in respect of or by, any Federal, state or local governmental authority or agency (including, without limitation, the FAA) or other person is required with respect to the execution, delivery and performance by Lessee of this Lease or the other Operative Agreements or the consummation of any of the transactions by Lessee contemplated hereby or thereby, or if any such approval, notice, registration or action is required, it has been, or will be, duly given or obtained prior to closing.

          (d)  Location of Chief Executive Office. The chief executive office or
               ----------------------------------
     principal place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of Lessee is located at the address set forth in Exhibit B to the Lease, and Lessee agrees to give Lessor prior written notice of any relocation of the chief executive office or principal place of business.

          (e)  Lessee's Selection.  Lessee has selected the Aircraft and
               ------------------
     manufacturer thereof and all maintenance facilities required thereby or hereby.

          (f)  Litigation. There are no suits or legal proceedings (including
               ----------
     any administrative proceeding) pending or, to Lessee's knowledge, threatened before any court or administrative agency against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations hereunder, except as disclosed on an exhibit to the opinion of Lessee's counsel required pursuant hereto.

          (g)  Financial Statements, Financial Conditions, Disclosures.  The
               --------- ----------  --------- ----------  -----------
     unaudited financial statements of Lessee in respect of the three month period ended on June 30, 1989, as delivered to Lessor have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Lessee as of such date, and as of such date Lessee had no significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such financial statements. There has been no material adverse change in the financial position of Lessee from that set forth in the financial statements referred to in this Section 6(g). The financial statements referred to in this Section 6(g) together with all other documents furnished by or on behalf of Lessee to Lessor in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading.

7.   Net Lease; Lessor's Default; Limitation or Lessee's Remedies.
     -------------------------------------------------------------

     This Lease is a net lease, and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent hereunder, and the rights of Lessor in and to such Rent, shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever, other than for a breach of Section 5(b). Except as otherwise expressly provided herein and except with respect to a breach by Lessor of
Section 5(b), this Lease shall not terminate, nor shall the obligations of Lessee be affected, by reason of any defect in or damage to, or any loss or destruction of, the Aircraft or any part thereof from whatsoever cause, or the interference with the use thereof by Lessor or any Person, or the invalidity or unenforceability or lack of due authorization of this Lease or lack of right, power or authority of Lessor to enter into this Lease, or for any other cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding, it being the express intention of Lessor and Lessee that all Rent payable by Lessee hereunder shall be, and continue to be, payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. If Lessor shall breach any representation, warranty or covenant contained herein, Lessee shall have no remedy against Lessor on account thereof unless Lessee has given Lessor notice thereof and such breach has not been cured within thirty (30) days thereafter. Section

8.   Return of Aircraft
     ------------------

          (a)  Condition Upon Return. Upon the expiration or termination of this
               ---------------------
     Lease, the Lessee, at its own expense, will return the Aircraft to the Lessor at any reasonable location chosen by the Lessor in the continental United States, which is within 1,500 miles of Portland, OR, and in the condition in which the Aircraft is required to be maintained pursuant to
     Section 11 hereof, but with all logos or other identifying marks of the Lessee removed in a workmanlike manner. If the Lessee desires to obtain for its own use the U.S. "N" registration number that is on the Airframe, prior to return, the Lessee, at its expense, shall make application to the FAA for a new "N" number designated by Lessor, and shall have such new number painted on the aircraft in such a location and to such specifications as the Lessor shall direct. The Aircraft, upon redelivery pursuant hereto, (i) shall be duly certified by the FAA as an airworthy aircraft, (ii) shall be free and clear of all Liens, other than Lessor's Liens, and (iii) all Engines shall have on average (i.e., the total number of hours divided by the total number of engines) available operating hours until (y) the next scheduled "hot section" inspection, and (z) next scheduled CAMP Inspection, both of not less than 50% of the total operating hours respectively available between such hot section inspection or CAMP Inspection.

          (b) Lessee shall have the right to return to Lessor engines or parts thereof different from the Engines leased to Lessee hereunder subject to the following conditions. Any substituted engine or part thereof shall be of the same manufacture and the same or improved utility, performance and efficiency, shall be suitable for use on the Airframe and shall have a value and utility at least equal to the Engine or part thereof leased hereunder and shall otherwise comply with the return conditions set forth in (a) above. Upon return Lessee shall transfer good and marketable title to such substitute engine or part thereof, free and clear of all encumbrances, evidenced by a warranty bill of sale and supported by an opinion of counsel as to the absence of recorded liens in form and substance satisfactory to Lessor. Upon receipt of such bill of sale and opinion of counsel, and compliance with all other conditions set forth herein, Lessor shall transfer to Lessee title to the Engine or part thereof for which substitution is being made as is, where is and with all faults, without warranty and without recourse as to condition, but shall provide Lessee with a bill of sale which provides a warranty of ownership and freedom from Lessor's Liens.

          (c) In the event that such Engines do not meet the conditions set forth in paragraph (a) (iii) hereinabove, Lessee shall pay Lessor an amount equal to the sum of (i) the product of: the current estimated cost of the next scheduled hot section inspection (including in such estimated cost, all required replacement of life limited parts) multiplied by the fraction wherein the numerator shall be the remainder (0 if negative) of (x) the actual number of hours of operations since the previous hot section inspection for both Engines, added together, minus (y) the total operating hours allowable between hot section inspections, and the denominator shall be the total operating hours allowable between hot section inspections, plus (ii) the product of: the current estimated cost of the next scheduled CAMP inspection (including in such estimated cost, all required replacement of life limited parts) multiplied by the fraction wherein the numerator shall be the remainder (0 if negative) of (x) the actual number of hours of operations since the previous CAMP inspection for both Engines, added together minus (y) the total operating hours allowable between CAMP inspections, and the denominator shall be the total operating hours allowable between CAMP inspections. All prorated inspection charges, if any, shall be payable as Supplemental Rent and shall be due upon presentation to Lessee of an invoice setting forth in reasonable detail, the calculation of such amounts due including the names of all sources used for the required cost estimates. Unless both Lessor and Lessee agree to alternative source(s), the manufacturer of the Engines shall be used as the source for all cost estimates.

          (d)  Fuel, Manuals. Upon the return of the Airframe in accordance with
               ----  -------
     this Section 8(d), (i) Lessee shall cause each fuel tank to contain the same quantity of fuel as was contained in such tanks when such Airframe was delivered to Lessee on the Delivery Date (which shall be presumed to be 50 percent (50%) of full capacity unless otherwise specified on the Delivery
     Date) or, in the case of differences in such quantity, an appropriate adjustment will be made by payment, at the then current market price of fuel by Lessee to Lessor, or Lessor to Lessee, as appropriate, and (ii) Lessee shall deliver to Lessor all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of the FAA.

          (e)  Propellers. The provisions of paragraphs (a)(iii) (but with
               ----------
     respect to scheduled overhauls rather than hot-section or CAMP inspections), (b) and (c) of this Section 8 shall be deemed to apply to the Propellers with similar effect as provided therein to Engines.

          (f)  Delivery Receipt.  Upon the return of the Aircraft to Lessor in
               ----------------
     accordance with the provisions of this Lease, the parties shall execute a delivery receipt whereby Lessor acknowledges its acceptance of the Aircraft and that the aircraft meets the conditions specified in the Lease for return. Following such redelivery, Lessee shall have no further obligation to Lessor in respect of the condition of the Aircraft.

9.   Liens
     -----

     Lessee will not directly or indirectly create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance, lease, security interest or claim ("Lien" or "Liens") on or with respect to the Airframe, the Engines or any Part thereof, Lessor's title thereto or any interest of Lessor therein (and Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien), except (a) the respective rights of Lessor and Lessee as herein provided, (b) the rights of others under agreements or arrangements to the extent expressly provided by the terms of Sections 11 and 16 hereof, (c) Lessor's Liens, (d) Liens for taxes either not yet due or being contested by Lessee (or any Permitted Sublessee) in good faith (and for the payment of which adequate reserves in accordance with generally accepted accounting principles have been provided), with due diligence and by appropriate proceedings so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Airframe or any Engine or interest therein, (e) material supplier's mechanic's, worker's, repairer's, employee's or other like Liens arising in the ordinary course of business for amounts and payment of which is either not yet delinquent or is being contested in good faith (and for, the payment of which adequate reserves in accordance with generally accepted accounting principles have been provided) so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Airframe or any Engine or interest therein, and (f) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review shall be progressing and there shall have been secured a stay of execution pending such appeal or proceeding for review.

10.  Taxes
     -----

     Lessee agrees to pay and to indemnify Lessor for, and hold Lessor harmless from and against, all license and registration fees, income franchise, receipts, sales, use, excise, personal property, ad valorem, value added, leasing, leasing use, stamp, landing, airport use or other taxes, levies, imports, duties, charges, or withholdings of any nature, together with any penalties, fines or interest thereon ("Impositions"), arising out of the transactions contemplated by this Lease and imposed against Lessor, Lessee or the Aircraft, the Airframe, the Engines or any Part thereof by any Federal, state, local or foreign government or other taxing authority upon or with respect to the Aircraft, the Airframe, the Engines, or any Part thereof or upon the sale, purchase, ownership, delivery, leasing, possession, use, operation, return, transfer or other disposition thereof or upon or with respect to this Lease, unless, and only to the extent that, Lessee shall have given to Lessor written notice of any such Imposition, which notice shall state that such Imposition is being contested by Lessee in good faith with due diligence and by appropriate proceedings and independent counsel selected by Lessee and reasonably acceptable to Lessor shall not have determined in his opinion that the nonpayment of any such tax or the contest of any such payment in such proceedings involves a danger of sale, forfeiture or loss of the Airframe or any Engine or interest therein. If a claim is made against Lessee or Lessor for any imposition, the party receiving notice of such claim shall promptly notify the other, but the failure of either party to so notify the other shall not relieve Lessee of its obligation under this Section to indemnify Lessor, unless such failure prevents or impairs contest of such claim. Notwithstanding anything to the contrary contained herein, Lessee shall have no liability for (i) Impositions on, based on, or measured by or with respect to net income or receipts, gross income, capital, net worth, franchise, or conduct of business of Lessor (other than any taxes in the nature of sales, use, value added, or similar taxes), (ii) Impositions imposed in connection with any voluntary or involuntary sale, assignment, transfer or other disposition by Lessor except to the extent such transfer is taken in connection with or by reason of any Event of Default that has occurred and is continuing or any exercise of the remedies as provided under Section 19 of this Lease, (iii) Impositions to the extent incurred or imposed in respect of any period after (A) the expiration or earlier termination of this Lease with respect to the Aircraft and (B) delivery of possession of the Aircraft to Lessor pursuant to the terms of the Lease upon such expiration or termination or upon commencement of Lessor requested work pursuant to Section 8(e) of this Lease following expiration or termination, (iv) Impositions which result from Lessor's engaging in transactions other than those permitted or contemplated by this Lease, (v) Impositions which have been included in Cost or Capitalized Cost, and (vi) Impositions dealt with in Section 17 hereof.

11.  Registration, Maintenance and Operation; Compliance and Use; Replacement
     ------------------------------------------------------------------------
     Parts; Additions; Aircraft Marking
     ----------------------------------

     (a)  Registration, Maintenance and Operation.  Lessee, directly or through
          ----------------------------------------
     any Permitted Sublessee, at its own cost and expense, shall (i) cause the Aircraft to be duly registered under the Federal Aviation Act at all times from and after the Delivery Date in the name of Lessor except as otherwise required by the FAA, (ii) maintain, inspect, service, repair, overhaul and test the Airframe and each Engine in the same manner and with the same care used by Lessee (or Permitted Sublessee if applicable) with respect to similar aircraft and engines owned by Lessee (or Permitted Sublessee if applicable) and utilized in similar circumstances, and in accordance with
     (w) all maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (x) Lessee's (or any Permitted Sublessee's) FAA approved maintenance program, (y) all "airworthiness alerts" and Airworthiness Directives issued by the FAA or similar regulatory agency having jurisdictional authority, and (z) incorporate all "mandatory" or "alert service" bulletins published by the Airframe or Engine or component manufacturer; (iii) maintain all records, logs and other materials required by the FAA to be maintained in respect of the avionics, Airframe and each Engine or by the manufacturer thereof for enforcement of any warranties; (iv) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft; and (v) operate the Aircraft exclusively within the United States of America and Canada. All maintenance procedures required by this
     Section 11(a) shall be undertaken and completed only by properly trained, licensed, and certified maintenance sources and maintenance personnel, so as to keep the Airframe and each Engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Federal Aviation Act.

          (b)  Compliance and Use.  Lessee agrees that the Aircraft will be
               -------------------
     maintained, used and operated in compliance with any and all statutes, laws, ordinances, regulations and mandatory standards or directives issued by any governmental agency applicable to the maintenance, use or operation thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. Lessee will, and will cause any Permitted Sublessee to, operate the Aircraft solely in the conduct of its business and not operate or permit the Aircraft to be operated (i) at any time or In any geographic area when insurance required by the provision of Section 14 hereof shall not be in effect, or (ii) in a manner wherein the predominance of use during any consecutive twelve month period would be for purposes other than transportation for Lessee, or any Permitted Sublessee, or in a manner, for any time period, such that Lessor (or a third party not permitted by the terms of this Lease) shall be deemed to have "operational control" of the Aircraft. Throughout the Term of this Lease, the possession, use and maintenance of the Aircraft shall be at the sole risk and expense of Lessee and the Aircraft shall be based at the Principal Location set forth in Exhibit B. In no event will the Aircraft be principally based outside the United States. At all times the Aircraft will be operated only by duly-qualified, currently-certified pilots or pilots possessing the minimum total pilot hours required for certification by the FAA and shall not be used for the transport of contraband.

          (c)  Replacement Parts.  Lessee, directly or through any Permitted
               ------------------
     Sublessee, at no cost or expense to Lessor, will promptly replace all parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever (such substituted Parts, when intended to be permanent replacement Parts are hereinafter called "Replacement Parts"). In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may, directly, or through any Permitted Sublessee, at no cost and expense to Lessor, remove serviceable Parts, provided that such serviceable Parts shall be replaced as promptly as practicable. All Replacement Parts shall be free and clear of all Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of the Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for Replacement Parts specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (i) title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder, (ii) title to such Replacement Part shall thereupon vest in Lessor, and (iii) such Replacement Part shall become subject to this Lease and be deemed part of the Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine. Lessee or Permitted Sublessee may use temporary replacement parts provided that such parts are replaced with, or become, Replacement Parts, as soon as practicable.

          (d)  Additions, Discretionary Modification.  Lessee (or any Permitted
               --------------------------------------
     Sublessee), at is own expense, may from time to time make such alterations and modification in and additions (any part so added is herein referred to as an "Addition") to the Airframe, or any Engine as Lessee (or any Permitted Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe, or such Engine; provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine or diminishes the value or utility of the Airframe or such Engine below the value or utility thereof immediately prior to such alteration, modification, or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease. Lessee agrees to notify Lessor in writing thirty (30) days prior to making any change in the configuration (other than changes in configuration mandated by the FAA) of the Aircraft from that in effect at the time the Aircraft is accepted by Lessee hereunder, and in the event of such change or modification of configuration, upon the request of Lessor to restore the Aircraft to the configuration in effect on the Delivery Date, or at Lessor's option to pay Lessor an amount equal to the reasonable cost of such restoration. All Additions incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those Parts which Lessee has leased from others and which may be removed by Lessee pursuant to the next sentence) shall, without further act, become the property of, and title thereto shall vest in, Lessor. Notwithstanding the foregoing sentence, Lessee (or any Permitted Sublessee) may, at any time during the Term, so long as no Default or Event of Default shall have occurred and be continuing, remove or suffer to be removed any Addition provided that such Addition (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of this Section 11 and (iii) can be removed from the Airframe or such Engine without impairing the airworthiness or diminishing the value and utility of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Addition shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed and shall become the property of Lessee (or, if applicable, any Permitted Sublessee). Any addition not so removed prior to return of the Aircraft shall remain the property of Lessor.

          (e)  Aircraft Marking.  Lessee agrees, at its own cost and expense, to
               -----------------
     (i) cause the Airframe and the Engines to be kept numbered with the identification or serial numbers specified in Schedule 1 to this Lease;
     (ii) prominently display on the Aircraft that N number, and only that N number, specified in Schedule 1; and (iii) at Lessor's request, affix and maintain in the Airframe adjacent to the airworthiness certificate and on each Engine a name plate naming Lessor as owner and identifying the rights under this Lease of Lessor. Lessee will replace promptly any such name plate which may be removed, defaced or destroyed. Lessee may cause the Aircraft to be painted in the livery and with the logo of the Lessee. The reference to Lessee in this paragraph shall also refer to any Permitted Sublessee.

12.  Inspection
     ----------

     Lessor shall have the right, but not the duty, to inspect the Aircraft at any reasonable time wherever located. In the event Lessor desires to inspect the Aircraft, Lessee shall make the Aircraft and Lessee's records pertaining the Aircraft available to Lessor for inspection, at a time which does not interfere with the operation of the Aircraft by Lessee (or Permitted Sublessee) and is acceptable to all parties.

13.  Loss or Destruction; Requisition of Use
     ---------------------------------------

          (a)  Event of Loss with Respect to the Aircraft. Upon the occurrence
               -------------------------------------------
     of an Event or Loss with respect to the Airframe, or any Engine (whether or not then installed on such Airframe), Lessee shall notify Lessor thereof within fifteen (15) days of the date thereof. On the Basic Rent Date next following the date of an Event of Loss with respect to the Airframe or the Airframe and any Engines (or, if such Event of Loss occurs less than thirty
     (30) days prior to the next Basic Rent Date within thirty (30) days after such Event of Loss), Lessee shall pay to Lessor an amount ("Event of Loss Payment") equal to the Casualty Value of the Aircraft determined as of the date set forth in the Casualty Value schedule which is the date, or which immediately precedes the date, as the case may be, of the Event of Loss, together with any Rent then due, prorated to the date of payment, plus interest, if any, on such sum as provided in Section 3(c)(iii) from the date due to the date of payment. Upon making such Casualty Value payment in respect thereto and paying all Rent due and owing with respect thereto, Lessee's obligation to pay further Basic Rent for the Aircraft for the period commencing subsequent to such Event of Loss shall cease, but Lessee's obligation to pay Supplemental Rent, if any, for the Aircraft shall remain unchanged. Following Payment of the Event of Loss payment in accordance with the provisions of this Section 13(a), Lessor shall transfer title to the Airframe and the Engines (whether or not then installed on the Airframe) to Lessee unless title thereto is required to be conveyed to an insurance carrier in order to settle an insurance claim relating to the Event of Loss giving rise to such payment. Such transfer shall furthermore be made in accordance with the provisions of Section 22(h). Following such transfer, Lessee shall have the right to receive any and all amounts payable by all Persons in respect of the Aircraft and the Engines and shall be entitled to recover possession of the Aircraft unless possession thereof is required to be delivered to an insurance carrier in order to settle an insurance claim relating to the Event of Loss. Lessor shall also return to Lessee unearned Basic Rent (that portion of Basic Rent paid by Lessee for the period following the date the Casualty Value is received by Lessor to the next Basic Rent Date, if any).

     With respect to a Requisition of Use of the Airframe or the Airframe and the Engines then installed thereon, Lessor agrees that after Lessor has received the Event of Loss Payment, Lessee shall receive and retain all amounts paid by any governmental authority up to the Event of Loss Payment paid by Lessee to Lessor hereunder, and any excess shall be paid over and retained by Lessor; and Lessor shall transfer title to any Engine not installed on the Airframe to Lessee Immediately upon receipt of the Event of Loss Payment. Such transfer shall furthermore be made in accordance with the provisions of Section 22(h). Lessor shall be under no duty to Lessee to pursue any claim against any governmental authority, but Lessee may at is own cost and expense pursue the same.

          (b)  Event of Loss with Respect to an Engine.  Notwithstanding
               ----------------------------------------
     anything in (a) above to the contrary, upon the occurrence of an Event of Loss with respect to an Engine whether or not said Engine is then installed on the Airframe under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee directly, or by any Permitted Sublessee, shall give Lessor and Lender, if any, prompt written notice thereof and shall, within thirty (30) days after the occurrence of such Event of Loss, duly convey to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a similar engine of the same make and model number as that suffering the Event of Loss, free and clear of all Liens and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such conveyance, Lessee, at its own expense, will furnish Lessor with such documents to evidence such conveyance as Lessor shall reasonably request, including, without limitation, a bill of sale and opinion of counsel. Upon full compliance by Lessee with the terms of this
     Section 13(b), Lessor will transfer to Lessee title to the Engine with respect to which such Event of Loss occurred. such transfer shall furthermore be made in accordance with the provisions of Section 22(h). For all purposes hereof, each such replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the Aircraft. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 13(b) shall result in any reduction in or delay in payment of Basic Rent.

          (c)  Risk of Loss; No Release of Obligations.  Lessee shall bear the
               ----------------------------------------
     risk of loss and shall not be released from its obligations hereunder in the event of any damage to the Airframe, the Engines or any Part thereof or any Event of Loss relating thereto.

          (d)  Application of Proceeds in an Event of Loss.  Provided no Event
               --------------------------------------------
     of Default shall exist, it is agreed that all insurance payments received at the result of the occurrence of an Event of Loss with respect to the Airframe and any installed Engine will be applied in reduction of the Lessee 5 obligation to pay the Event of Loss Payment, if not already paid by the Lessee and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Lessee; and any amount payable to Lessee shall not be paid to Lessee if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be held by the Lessor as security for the obligations of Lessee under this Lease and such amount shall be paid to Lessee at such time as there no longer exists any Event of Default.

14.  Insurance
     ---------

          (a)  Required Insurance.  Lessee will at all times keep the Aircraft
               -------------------
     fully insured against such perils and risks as are customarily insured against by owners or operators of similar equipment engaged in the same or similar business, similarly situated with Lessee (or if applicable, Permitted Sublessee). Without limiting the generality of the foregoing, Lessee agrees at its own expense to effect the following insurance throughout the term hereof:

          (i) "All Risk" Aviation Hull insurance including comprehensive ground and flight coverage, which shall be at least equal to the Casualty Value of the Aircraft;

          (ii) Aviation Allied Perils insurance covering hull and public liability and insuring against strikes, riots, civil commotions or labor disturbances, any malicious act or act of sabotage, hi-jacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the Lessor or Lessee when the Aircraft is operated in the United States or Canada. In the event the Aircraft is operated at any time for any reason outside of the United States or Canada, Lessee shall provide and maintain full Aviation War and Allied Perils insurance covering hull and public liability insuring against the following perils: war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, strikes, riots, civil commotions or labor disturbances, any act of one or more Persons (whether or not agents of a sovereign power) for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, any malicious act or act of sabotage, confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil military or de facto), other than the United States of America, or public or local authority, hi-jacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the Lessor or Lessee;

          (iii) "All Risk" insurance with respect to any Engine(s) and/or Parts furnished hereunder or in relation to the Aircraft, while such items are removed from the Aircraft; and

          (iv) Aircraft Liability insurance including bodily injury, property damage, passenger liability and contractual liability insurance (but excluding manufacturer's products and completed operations exposures), which shall protect and indemnify Lessee against any claims arising in connection with any loss, damage or injury arising out of any occurrence, cause or operations anywhere in the world and/or operations incidental thereto in the amount of at least $100,000,000 combined single limit per occurrence.

          (b)  Special Requirements as to Insurers, Form and Content.  All such
               ------------------------------------------------------
     insurance taken out of or effected pursuant to the provisions hereof shall be subject to the following:

          (i) Lessee will place all insurance with insurers or aviation underwriting groups which are substantially similar in reputation and financial responsibility and condition to insurers or aviation underwriting groups used by a majority of United States Group II and III Airlines as defined by the Department of Transportation in 14 CFR 241 or other insurers or aviation underwriting groups reasonably satisfactory to Lessor; and all insurance policies shall provide that they are payable in U.S. dollars and shall provide for a deductible amount not in excess of $200,000;

          (ii) each policy shall provide that it will not lapse (other than by expiration of the policy), terminate, be cancelled or materially modified without thirty (30) days prior written notice to Lessor (except in the case of Allied Perils or War Risk coverage the period shall be 7 days or such shorter period from the date of notice as is customary in the aviation insurance market), and that there shall be no recourse against Lessor for payment of premiums, commissions or other consents;

          (iii) all insurance shall insure the interests of Lessor regardless of any breach or violation by any party or entity (other than Lessor) of any warranties, declarations or conditions contained in such policies;

          (iv) all insurance shall provide that all provisions, except the limit of liability, shall operate as if there were a separate policy covering each insured;

          (v) all insurance shall name Lessee and Lessor as additional insureds and loss payees as their respective interests may appear;

          (vi) all insurance shall be primary and without the right of contribution of other insurance which may be available to or by Lessor;

          (vii) all insurance shall contain a waiver of subrogation in favor of Lessor providing that insurers will not seek to recover claim payment from Lessor via subrogation;

          (viii) insurers shall waive any right to set off, recoup, counterclaim, or otherwise deduct whether by attachment or otherwise, any payment due or to become due on any required insurance; and

          (ix) each policy shall be endorsed with a U.S.A. "Service of Suit" clause if insurance is placed with insurers domiciled outside of the United States.

          (c)  Evidence of Insurance.  Lessee shall deliver to Lessor, through
               ----------------------
     an insurer authorized representative, prior to the commencement of this Lease, and prior to any policy expiration date, written evidence of such insurance satisfactory to Lessor.

          (d)  Prosecution of Claims.  If an Event of Default exists or if the
               ----------------------
     Event of Loss Payment Was not been made when due, Lessor is hereby authorized, but not required in its own name and/or Lessee's name to demand, collect, receipt for, and prosecute all necessary actions in the courts to recover any and all insurance moneys which may become due and payable under any insurance. An insured claim payment not exceeding $200,000 shall be payable to Lessee for the repair, salvage or other charges involved in such claim provided, however, that if there exists an Event of Default any insured claim payment shall be payable to Lessor. Any insured claim payment exceeding $200,000 whether or not an Event of Default may exist shall be payable to Lessor.

15.  Indemnification
     ---------------

     Lessee assumes liability for and hereby agrees to indemnify, protect, save and keep harmless Lessor from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging Lessor's negligence and claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever excluding, however, impositions and claims involving taxes under Sections 10 and 17 ("Claim(s)") which may be imposed on, incurred by or asserted against Lessor, whether or not Lessor shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of this Lease or any documents contemplated hereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration, sale, return, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable and any claim for patent, trademark or copyright infringement); provided, however, that Lessee shall not be required to indemnify Lessor for (a) any Claim in respect of the Aircraft arising after possession of the Aircraft has been re-delivered to Lessor in accordance with Section 8 hereof, or (b) any Claim resulting from acts which would constitute the willful misconduct or active negligence of Lessor or (c) any Claim by Lessee against Lessor for breach of this Lease. If any Claim is made against Lessee or Lessor, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder, unless such failure detrimentally affects Lessee's ability to defend such claim. LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF THE AIRCRAFT OR ANY PART THEREOF FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN, THE USE, MAINTENANCE OR ANY SERVICING OR ADJUSTMENTS THERETO, OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY OF THE FOREGOING, OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF, OR ANY LOSS OF BUSINESS, ALL OF WHICH SHALL BE THE RISK AND RESPONSIBILITY OF LESSEE.

    The liability of Lessee to make indemnification payments pursuant to the
Section 15 shall, notwithstanding any expiration or termination of this Lease, continue to exist until such indemnity payments are made by Lessee in full.

16.  Sublease; Possession
     --------------------

     Lessee shall not sublease, or otherwise in any manner deliver, relinquish or transfer possession of the Airframe or any Engine leased hereunder to any Person without Lessor's prior written consent (which consent shall not be unreasonably withheld or delayed), provided, however, so long as Lessee shall comply or cause the compliance with the provisions of Section 14 hereof, Lessee or any Permitted Sublessee may, without the prior written consent of Lessor unless otherwise specifically provided;

          (a) (i) subject the Airframe or any Engine to the United States Civil Reserve Air Fleet Program or contracts with the United States Government, or (ii) enter into a wet lease under which Lessee or a Permitted Sublessee has effective control of the Aircraft in the ordinary course of Lessee's or such Permitted Sublessee's business which shall not be considered a transfer of possession hereunder;

          (b) deliver possession of the Aircraft, the Airframe, any Engine or any Part thereof to the manufacturer thereof for testing or other similar purposes or to any organization for services, repair, maintenance or overhaul work on the Aircraft, the Airframe or such Engine or any Part thereof or for alterations or modifications in or additions to the Aircraft, the Airframe or such Engine, to the extent required or permitted by the terms of this Lease;

          (c) install an Engine on an Airframe owned by or leased to Lessee or a Permitted Sublessee or purchased by Lessee or such Permitted Sublessee subject to a lease, conditional sale or other security agreement, provided
                                                                       --------
     that such Airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such Airframe and such Liens as are permitted by Section 9 and within a reasonable time after a request by Lessor, Lessee will notify the requesting entity of the location of the Engine;

          (d) transfer possession of the Airframe and/or any Engine or Engines to the United States of America or any instrumentality or agency thereof in accordance with applicable laws, rules, regulations or orders, provided that such transfer of possession does not continue beyond the Expiration Date;

          (e) so long as no Default or Event of Default shall have occurred and be continuing, sublease the Airframe and/or any Engine or Engines to any Permitted Sublessee listed on Exhibit G hereto;

provided that (i) the rights of any transferee who received possession by reason
--------
of a transfer permitted by this Section (other than the transfer of an Engine which is deemed an Event of Loss), and any sublease permitted by this Section 16, shall be subject and subordinate to all the terms of this Lease, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such sublease or transfer had not occurred, (ii) any such sublease shall include provisions for the use, maintenance and insurance of the Aircraft at least as favorable to the sublessor as those contained in this Lease benefiting Lessor, and (iii) any such instrument of transfer or sublease shall contain provisions pursuant to which the Airframe or an Engine shall not be operated, used or located, or suffered to be operated, used or located (x) outside the United States or Canada or principally located outside the United States unless such Airframe or Engine is operated or used by the government of the United States and such government assumes liability for any damages, loss, destruction or failure to return possession of such Airframe or Engine at the end of the term of such contract or for injury to persons or damage to property of others arising out of such use,
(y) at any time in any country with which the United States Government does not maintain at such time diplomatic relations or (z) at any time in any area excluded from coverage by any insurance required by the terms of Section 14 hereof.

     In the event Lessor shall have received from the lessor or secured party of any Airframe leased to the Lessee or a Permitted Sublessee or purchased by the Lessee or a Permitted Sublessee subject to a conditional sale or other security agreement, a written agreement which provides that the lessor or secured party under such agreement shall not acquire or claim any right, title or interest in any Engine, and the lease or conditional sale or other security agreement covering such Airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of such secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as the result of such engine being installed on the Airframe at any time while such engine is owned by such lessor or is subject to such conditional sale or other security agreement or security interest in favor of such secured party, any right, title, or interest in such engine. The existence of a clause substantially similar to this clause in such lease, conditional sale or other security agreement whereby the Lessor or secured party, as the case may be, is substituted for Lessor shall suffice as the required written agreement.

17.  Tax Treatment; Special Tax Indemnification
     ------------------------------------------

          (a) This Lease has been entered into on the assumption that the Lessor will have the following tax consequences (herein referred to as "Assumed Tax Consequences"):

          (i) for tax purposes, the transaction contemplated by this Lease will be treated as a true lease, the Lessor will be treated as the owner and lessor of the Aircraft, and Lessee will be treated as lessee of the Aircraft;

          (ii) in the hands of Lessor, the Aircraft will constitute "recovery property" which is "7-year property" within the meaning of Section 168 of the Code;

          (iii)  Lessor will be entitled to depreciation deductions under
          Section 168 of the Code, with respect to at least 100% of Equipment Cost, salvage value will be zero for such purposes, the full amount of such depreciation deductions ("Depreciation Deductions") will be allowed to Lessor beginning in the year placed in service by Lessor, and there will be no recapture of such Depreciation Deductions by Lessor;

          (iv) the amounts of interest payable on any financing relating to the Aircraft ("Interest Deductions") shall be deductible under Section 163 of the Code on an accrual basis;

          (v) maintenance of the Aircraft, equipment changes and replacement of Parts in the Aircraft by Lessee will not result in any tax consequences to Lessor;

          (vi) Lessor's combined Federal, state and local tax rate for items of ordinary income is 34%;

          (vii) Lessee's payments of Rent with respect to the Aircraft will constitute rental income to Lessor, for tax purposes, in the amounts and for the respective periods determined on the assumption that such amounts will be includable in Lessor's income, for tax purposes, as they accrue under the Lease and that such amounts will be the only income to be realized by the Lessor for tax purposes, from or with respect to the Aircraft under this Lease, except for Supplemental Rent and indemnity payments made to Lessor pursuant to this Section, all of which shall be includable in Lessor's income for tax purposes only if and when they are actually paid to Lessor; and

          (viii) Lessor may amortize ratably the transaction expenses which it incurs in connection with entering into this Lease ("Amortization Deductions") over a period not longer than the Term.

          (b) If by reason of Lessee's acts or omissions Lessor shall not be entitled to claim or shall lose all or any portion of Depreciation Deductions, Amortization Deductions or Interest Deductions, as set forth in the Assumed Tax Consequences, or (i) any Depreciation Deductions are recaptured pursuant to Section 1245 of the Code or any similar provision, or (ii) the Internal Revenue Service, any state taxing authority or any court shall conclude that the tax consequences of this Lease differ in any respect from the Assumed Tax Consequences (each of the foregoing events being referred to hereinafter as a "Loss"), then, unless excused by the
                                         ----
     provisions of Section 17(c) hereof, Lessee will pay to Lessor, on an After Tax Basis, an amount sufficient to maintain the Lessor's Net Economic Return, after taking into account additions to tax payable by Lessor with respect to such Loss, and any tax liabilities Incurred by Lessor in respect of the receipt of such amount, plus, on an After-Tax Basis, any interest and penalties payable to the Internal Revenue Service and state taxing authorities with regard to such Loss. Except as otherwise provided in
     Section 17(e), all amounts payable to Lessor hereunder shall be paid promptly and in any event within 30 days after receipt by Lessee of a written demand therefore, accompanied by a written statement describing in reasonable detail the Loss in question at the computation of the amount so payable.

          (c)  Notwithstanding anything to the contrary set forth in this
     Section 17, any Loss which would otherwise be indemnified by Lessee under such Section 17 shall not be subject to indemnification to the extent that such Loss is a direct result of the occurrence of any of the following events:

          (i) a voluntary or involuntary transfer or other disposition by Lessor of the Aircraft, other than any such transfer following an Event of Default;

          (ii) failure of Lessor to claim all or any portion of the Depreciation Deductions, the Amortization Deductions, the Interest Deductions, or any other Federal income tax benefits described in the Assumed Tax Consequences unless (a) the claim of any such benefit would be inconsistent with any prior audit adjustment by the Internal Revenue service pursuant to the context provisions of this Section 17;
          (b) Lessor shall have furnished Lessee, at Lessee's sole cost and expense, with an opinion of Lessor's tax counsel to the effect that a basis, as set forth in ABA Formal Opinion 85-352, does not exist for such claim or (c) such failure to claim is caused by a failure of Lessee to take action or provide information to Lessor required or permitted hereunder;

          (iii) failure of Lessor to have sufficient gross income to benefit to the fullest extent from the Depreciation Deductions or the Interest Deductions;

          (iv) breach of any of Lessor 5 representations, warranties or covenants contained in this Lease, or willful misconduct or gross negligence of Lessor;

          (v) an event which causes Lessee or its insurer to pay the Casualty Value if such Casualty Value is paid in full;

          (vi) the failure of Lessor to take timely action in contesting a claim made by any taxing authority with respect to the disallowance of any Tax benefits in such failure shall preclude the right of Lessor to contest such claim and if such failure was not caused by Lessee's failure to request action by Lessor after timely receipt of notice from Lessor or to otherwise comply with the obligations under the contest provisions of this Section;

          (vii) the failure of the Lease to constitute a "true lease" for Federal income tax purposes other than by reason of any act of commission or omission, any misrepresentations, breach of any agreement, covenant or warranty by Lessee contained herein or in any related document, any modification, improvement, alteration, repair, maintenance or addition of or to the Aircraft or any part thereof, or any disposition of the Aircraft or any part thereof, or any damage to, destruction of, theft, requisition or taking of the Aircraft or any part thereof;

          (viii) any change, amendment, modification, addition or deletion in, to, or from the Code, any administrative regulation or ruling pertaining thereto, or any judicial or administrative interpretation of any of the foregoing that is enacted or promulgated after the date of Delivery other than: (y) any change in the Code enacted prior to the Delivery Date; or (z) any Treasury Regulation published as a temporary or final regulation prior to the Delivery Date;

          (ix) the application of Section 467 of the Code, unless solely by virtue of a payment by Lessee of an amount of Rent due under the Lease before the due date thereof;

          (x)  the status for Federal Income Tax purposes of Lessor;

          (xi)  the application of any minimum tax or alternative minimum tax;
          or

          (xii) the application of the "mid-quarter convention" within the meaning of Section 168(d)(4)(C).

          (d) If a claim shall be made at any time by the Internal Revenue Service or state taxing authority which, if successful, would require Lessee to make an indemnity payment to Lessor under Section 17(b) above,

     Lessor hereby agrees to take such action in connection with contesting such claim, including any appeal to review any adverse determination by a court (other than an appeal to the United States Supreme Court), as Lessee shall reasonably request in writing from time to time; provided, however, that:
                                                      --------  -------

          (i) within 30 days after notice by Lessor to Lessee of such claim, Lessee shall request that such claim be contested;

          (ii) Lessor, at is sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the Internal Revenue Service or state taxing authority with respect to such claim and either pay the tax claimed and or contest such claim in the forum selected by Lessor (in the manner provided in Section 17(f));

          (iii) prior to the Lessor taking any such action in contesting such claim, Lessee shall have furnished to Lessor, at Lessee's expense, an opinion of independent tax counsel satisfactory to Lessor to the effect that Lessor is more likely than not to prevail in contesting such claim;

          (iv) Lessee shall have indemnified Lessor in a manner satisfactory to Lessor for any liability or loss which Lessor may incur as a result of contesting such claim and shall have agreed to pay to Lessor within 30 days after written demand from time to time an amount which, on an After-Tax Basis, shall be equal to all costs and expenses which Lessor may incur from time to time in connection with contesting such claim, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, and the amount of any interest or penalty which may ultimately be payable as a result of contesting such claims;

          (v) Lessor shall be obligated to contest a claim beyond the level of administrative proceedings only if the amount of the indemnity arising from such claim should exceed $25,000 Dollars; and

          (vi) if Lessor is to pay the tax claimed and then seek a refund, Lessee will provide Lessor with sufficient funds, interest free and on an After-Tax Basis, to pay the tax, penalties interest and additions to tax.

          (e) If any such claim referred to in Section 17(d) shall be made by the Internal Revenue Service, and Lessee shall have reasonably requested Lessor to contest such claim as provided in Section 17(d) and shall have duly complied with all of the terms of this Section 17, Lessee's liability for indemnification under this Section 17 shall be deferred until a "determination" of such liability, as defined in Section 1313(a) of the Code. At such time Lessee shall become obligated for the payment of any indemnification hereunder resulting from the outcome of such contest, and Lessor shall become obligated to refund to Lessee any amount received as a refund by Lessor fairly attributable to advances by Lessee hereunder, together with any interest received by Lessor on such refund fairly attributable to such advances. Such obligation of Lessor and Lessee will first be set off against each other and any difference owing by either party shall be paid within 30 days after such final determination.

          (f) Lessor agrees promptly to notify Lessee in writing of any claim by the Internal Revenue Service referred to in Section 17(d) and agrees not to make payment of the tax claimed or to consent to the assessment of any deficiency relating to such claim for at least 30 days after the giving of such notice and agrees to give to Lessee any relevant information relating to such claim which may be peculiarly within the knowledge of Lessor and otherwise to cooperate with Lessee in good faith in order to contest any such claim, provided, that Lessor in its sole discretion after good faith
                 --------
     consultation with Lessee may determine the forum of the contest and whether to pay the tax claimed and seek a refund thereof or not to pay the tax.

          (g) Lessee represents, warrants and covenants that neither it nor any Person controlled by it, in control of it, or under common control with it, directly or indirectly, nor any Permitted Sublessee will at anytime take any action or file any return or other document inconsistent with the Assumed Tax Consequences and that each of such Persons will file such returns, take such actions and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent hereof.

Lessee's obligations under this Section shall continue in full force and effect, notwithstanding the expiration or earlier termination of the Term of this Lease.

18.  Events of Default
     -----------------

     The term Event of Default, wherever used herein, shall mean any of the following events under this Lease (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and each such event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied.

          (a) Lessee shall fail to make any payment of Rent (other than Supplemental Rent consisting solely of indemnity payments under Section 17 thereof) within five (5) business days after notice from Lessor to Lessee the same shall be due; or

          (b) Lessee shall fail to make any payment of Supplemental Rent consisting solely of indemnity payments under Section 17 hereof within the later of (i) the 15th day after such payment of Supplemental Rent shall have become due and (ii) the fifth day after giving of notice by Lessor to Lessee that such nonpayment of Supplemental Rent constitutes an Event of Default; or

          (c) Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section 14, provided that in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to Lessor for 30 days (seven days, or such shorter period as may from time to time be customarily obtainable in the industry, in the case of war risk and allied perils coverage) after receipt of notice by Lessor of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default hereunder until the earlier of (i) the date such failure shall have continued unremedied for a period of 20 days (five days in the case of required war risk and allied perils coverage) after receipt by Lessor of the notice of cancellation, change or
     (ii) such insurance not being in effect as to the Lessor or Lessee; or

          (d) Lessee shall fail to perform or observe any covenant, condition or agreement (other than that referred to in (a) or (b) above or breach of any covenant, condition or agreement contained in Section 17 hereof) required to be performed or observed by it under this Lease or any Operative Agreement, document or certificate delivered by Lessee in connection herewith, and such failure shall continue for thirty (30) days after written notice thereof from the Lessor to Lessee, provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said 30 day period, there shall exist no event of Default for such future time as may reasonably be required to effect such cure, so long as Lessee is proceeding with due diligence to cure such failure; or

          (e) Any representation or warranty made by Lessee in this Lease or any Operative Agreement, document or certificate delivered by Lessee in connection herewith or pursuant hereto (other than those made in Section
     17) shall prove to have been incorrect in any material respect when any such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time) and shall remain material; or

          (f) Lessee shall cease to be an "air carrier" within the meaning of the Federal Aviation Act; or

          (g) Lessee shall or shall attempt to (except as expressly permitted by the provisions of this Lease) remove, sell, transfer, encumber, part with possession of, assign or sublet the Airframe, the Engines or any part thereof, use the Aircraft for an illegal purpose, or knowingly permit the same to occur; or

          (h) Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, the Aircraft or a substantial portion of its property, or shall consent to any such relief or to the appointment of or taking possession of the Aircraft by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of Lessee the Aircraft or a substantial portion of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or

          (i) Lessee shall fail to make any payment when due of any indebtedness for borrowed money or basic rent under any lease of aircraft, provided that the obligation in respect of which such failure to pay has occurred (when aggregated with other obligations having a payment default) shall be in an outstanding amount in excess of $20,000,000 (or in the case of a lease, the present value of the outstanding basic rent payments thereunder, when aggregated with other obligations having a payment default, shall exceed $20,000,000) and such failure to pay shall have resulted in the acceleration of such outstanding amount.

19.  Remedies
     --------

          (a) Upon the occurrence of any Event of Default and so long as the Event of Default shall be continuing, Lessor may, at its option, declare this Lease to be in default by written notice to such effect given to Lessee, and at any time thereafter, Lessor may exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect:

          (i) proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

          (ii) by notice in writing terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided; and whether or not this Lease is terminated, if so requested by Lessor, Lessee shall at its expense promptly return the Aircraft to the possession of Lessor at such place as Lessor shall designate and in the condition required as if the Aircraft were being returned at the expiration of the Term pursuant to and in accordance with the terms hereof, or Lessor, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of and remove the same together with any Engines and Parts by summary proceeding or otherwise. If upon Lessees return or Lessor's repossession of the Aircraft it is not in the condition required if it were being returned at the expiration of the Term, Lessor may perform all maintenance, repair, overhead and other work to accomplish the same and shall be entitled upon demand to reimbursement from Lessee, for all expenses incurred in so doing, together with interest thereon at the Late Payment Rate from the date of incurrence until paid. Notwithstanding anything herein to the contrary, but subject to reimbursement as provided below, Lessee shall, without further demand, forthwith pay to Lessor an amount equal to any unpaid Rent due and payable for all periods up to and including the Basic Rent Date following the date on which Lessor has declared this Lease to be in default, plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Casualty Value of the Aircraft, computed as of the Basic Rent Date immediately preceding the date on which Lessor has declared this Lease to be in default, together with interest on such amounts at the Late Payment Rate from the date of demand until paid. Following the return of the Aircraft to Lessor pursuant to this subparagraph, Lessor shall proceed to sell the Aircraft by public or private sale in such commercially reasonable manner as it shall deem appropriate; provided that Lessor, if it so elects, may purchase the Aircraft at such sale for a price not less than the highest bona fide bid given by a person unrelated to the Lessee or Lessor. The Proceeds of such sale other than a sale to Lessor as provided above shall be applied by Lessor (x) first, to pay all costs, charges and expenses, including Liens, other than Lessor's Liens, governmental fines and assessments prior in right to that of Lessor in the Aircraft and all reasonable legal fees and other disbursements incurred by Lessor as a result of the Event of Default and the exercise of its remedies with respect thereto, including, without limitation, costs of putting the Aircraft in return condition and costs of sale, together with interest on all such amounts at the Late payment Rate from the date expended by Lessor until paid, (y) second, to pay Lessor the unpaid Rent due and payable as provided above and the Casualty Value amount payable as liquidated damages, to the extent not previously paid, together with interest as provided above, and (z) third, to reimburse Lessee for the Casualty Value to the extent previously paid by Lessee as liquidated damages. Any surplus remaining thereafter shall be retained by Lessor. To the extent that all Rent then due and payable as provided above with respect to the Aircraft and the Casualty Value amount payable as liquidated damages in respect of the Aircraft have not been previously paid, Lessee shall forthwith pay to Lessor the amount by which (1) the sum of (aa) all Rent then due and payable as provided above with respect to the Aircraft, (bb) the Casualty Value amount payable as liquidated damages or portion thereof not theretofore paid, (cc) the amount payable under clause (x) of the preceding sentence, and (dd) interest at the Late Payment Rate on the items described in (aa), (bb) and (cc) as provided above, computed as provided above exceeds (2) the sale price of the Aircraft. Instead of selling the Aircraft, Lessor may lease the Aircraft to another user pursuant to an arm s-length transaction and in such case, in lieu of paying Lessor the Casualty Value, Lessee shall reimburse Lessor for (i) the

          Rent lost during such time as Lessor was actively trying to lease the Aircraft or otherwise proceeding in a commercially reasonable manner in the exercise of its remedies hereunder, together with interest thereon at the Late Payment Rate from the date the Rent was due until paid, (ii) such reasonable legal fees and other disbursements incurred by Lessor as a result of the Event of Default and the exercise of its remedies with respect thereto and all costs and expenses of Lessor related to putting the Aircraft in the condition required for return hereunder and the costs, including legal fees, associated with finding a Lessee and negotiating a new lease, together with interest thereon at the Late Payment Rate from the date of expenditure until paid, and
          (iii) provided that the rental rate contained in the new lease is a Fair Rental Rate and is less than the Rent specified in this Lease, the difference between the Rent and the rent under the new lease. Such rental shortfall shall be payable on the Basic Rent payment dates remaining during the Term, or in a lump sum reduced to present value at a discount rate of 11% per annum, at Lessor's election. Notwithstanding anything herein to the contrary, Lessor shall not be required to sell or lease the Aircraft if, in its reasonable judgment, doing so would not be commercially reasonable.

          (b) Lessee shall be liable for all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason for the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto.

          (c) Lessee hereby waives, to the extent now or hereafter permitted by applicable law, for itself and for its successors and assigns, any and all rights Lessee or Lessees successors or assigns may have under any bankruptcy, insolvency or similar laws, rules or regulations with respect to the continued possession or use of the Aircraft, or payment of Rent therefor, or with respect to this Lease. Rejection of this Lease by any bankruptcy trustee or debtor-in-possession shall entitle Lessor to the immediate return of the Aircraft.

     In addition to the foregoing, Lessee hereby unconditionally waives its rights to retain the Aircraft after the filing of a petition under Chapter 7 or of the U.S. Federal Bankruptcy Law.

          (d) No remedy referred to herein is intended to be exclusive, but each shall be cumulated and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

20.  Notices
     -------

     All communications and notices provided for herein shall be in writing and shall become effective when received, if deposited in the United States mail, with proper postage for certified mail, return receipt requested, prepaid, or if sent by receipted courier service, telex or facsimile machine addressed to Lessor or Lessee, at their respective addresses set forth in Exhibit B hereof or such other addresses as either party may hereafter designate by written notice to the other.

21.  Assignment
     ----------

          (a) This Lease, the Aircraft and Lessor's interest in each thereof is freely assignable and alienable by Lessor, provided the provisions of this Section are met. The agreements, covenants, obligations and liabilities contained herein, including but not limited to all obligations to pay Rent, Supplemental Rent and other amounts payable hereunder and indemnify Lessor, are made for the benefit of Lessor, any assignee, and their respective successors and assigns, and all rights and remedies hereunder including, without limitation, for enforcement or to grant waivers, consents and approvals, or take other action, shall be exercisable by them, notwithstanding the possibility that any such person was not originally a party to this Lease or may, at the time such enforcement is sought, no longer be a party to this Lease. Lessee shall comply with all reasonable requests of Lessor, its successors and assigns respecting the assignment and Lessee's acknowledgement of the assignee as Lessor; provided, however,
                                                             --------  -------
     that no assignment of Lessors interest in this Lease or the Aircraft shall alter the terms of this Lease in so far as the benefits to Lessee hereunder are concerned. Upon any such assignment, and subject to the first sentence of this Section 21(a), Lessee agrees to look solely to the assignee with respect to all matters in connection with this Agreement and Lessor shall be released from any further obligations hereunder.

          (b) With respect to any assignment by Lessor,

          (i) any expenses Lessee shall reasonably incur to carry out an assignment or transfer by Lessor hereunder shall be paid by Lessor;

          (ii) the Transferee shall have the requisite power and authority to enter into and carry out the transactions contemplated hereby and shall be, and shall have furnished reasonable evidence to the effect that it is, a citizen of the United States within the meaning of
          Section 101(16) of the Federal Aviation Act of 1958, as amended, or any successor provision;

          (iii) the Transferee shall enter into an agreement or agreements whereby the Transferee confirms that it shall be deemed a party to this Lease and agrees to be bound by all of the terms of, and to undertake all of the obligations of, the Lessor contained in this Lease;

          (iv) such transfer shall not violate any provision of the Securities Act of 1933 or the Federal Aviation Act as amended, or any other applicable law, as amended, or create relationship which would be in violation thereof; and

          (v) the Transferee shall be a single entity.

In any case, Lessor shall continue to be liable for all obligations hereunder accruing prior to such transfer notwithstanding such transfer and that any Transferee of such obligations shall have the required power and authority to enter into and carry out the transaction contemplated hereby. Upon any transfer permitted by this paragraph, the Transferee shall be deemed "Lessor" for all purposes hereof, and each reference herein to the Lessor shall thereafter be deemed to be a reference to the Transferee for all purposes, provided, however,
                                                             --------  -------
that no Transferee shall be liable for the obligation of Lessor unless expressly assured in writing.

If the Lessor proposes to transfer its interest under the Lease, it shall give written notice to the Lessee specifying the name and address of the proposed transferee and certifying that such transfer and transferee comply with the requirements of this Section. Provided that Lessee obtains a covenant of quiet enjoyment from Lessor or any lender, notwithstanding anything to the contrary herein contained, this paragraph (i) shall not be deemed to preclude Lessor from encumbering its interest in the Aircraft to secure loans advanced to the Lessor; and (ii) shall be of no force or effect in connection with any transfer of the Aircraft upon exercise of any remedy by Lessor pursuant to Section 19 hereof following an Event of Default.

22.  Miscellaneous
     -------------

          (a) The terms of this Lease shall not be waived, altered, modified, amended, supplied or terminated in any manner whatsoever except by written instrument signed by Lessor and Lessee.

          (b) All agreements, indemnities, representations and warranties contained in this Lease or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Lease and the expiration or other termination of this Lease.

          (c) Any provision of this Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (d) This Lease and the Operative Agreements represent the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other understandings. This Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Aircraft, except as Lessee only.

          (e) This Lease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

          (f) The division of this Lease into sections, the provisions of a table of contents and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Lease.

          (g) Time is of the essence in the performance of the terms and conditions of this Lease.

          (h) Except as otherwise expressly provided herein, if Lessor is required to transfer title to the Aircraft, the Airframe, the Engine, or any Part thereof to Lessee, then such transfer shall be made "as is," where is," and without representation or warranty of any kind express or implied, except a warranty of title; provided that Lessor or any one claiming through Lessor who succeeds to Lessor's interest in this Lease shall warrant, only that the property transferred is free of Lessors Liens and assign to Lessee all warranties of title received by Lessor. The transferor shall to the extent customary execute a bill of sale with such warranty.

          (i) If legal or other proceeding is instituted with respect to any of the Operative Agreements, the party prevailing in such proceeding shall be paid all of its costs, expenses and fees by the other party, and if any judgment is secured, all such costs, expenses and fees shall be included in any such judgment, attorneys fees to be set by the court and not by the jury.

23.  Performance of Obligations of Lessee by Lessor
     ----------------------------------------------

     If an Event of Default should occur hereunder, Lessor may thereafter make the payment or perform or comply with the agreement, the nonpayment, nonperformance or noncompliance with which caused such Event of Default, and the amount of such payment and the amount of reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest at the Late Payment Rate, shall be payable by Lessee upon demand by Lessor, and such action by Lessor shall not be deemed a cure or waiver of any Default or event of Default hereunder.

24.  Additional Covenants of Lessee
     ------------------------------

          (a) Maintenance of Status. Lessee agrees to remain during the Term a
              ---------------------
     Certificated Air Carrier. To the extent provided thereby (or to the fullest extent it may lawfully so agree, whether or not provided thereby), Lessee hereby agrees that any right of Lessor to take possession of such Aircraft or Engines in compliance with the provisions of this Lease and in accordance with Section 1110 of Title 11 of the United States Code or any similar provision of any superseding statute, as amended from time to time, shall not be affected by the provisions of Sections 362 and 363 of said Title, or other analogous part of any superseding statute, as amended from time to time, and accordingly, it is the intention of the parties hereto that this Lease be afforded the benefits of said Section 1110.

          (b) Financial Information. Lessee agrees to furnish to Lessor during
              ---------------------
     the Term:

          (i) within 60 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee and Guarantor, consolidated balance sheets of Guarantor as of the end of such quarter and related statements of income, shareholders' equity and changes in financial condition of Guarantor for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, together with the unaudited statements of Lessee, setting forth in each case in comparative form the corresponding figures for the corresponding period in such other preceding fiscal year, prepared in accordance with generally accepted accounting principles and practices, provided
                                                                       --------
          that so long as such Person is subject to the reporting provisions of the Securities Exchange Act of 1934 a copy of Lessees or Guarantor's Form 10-Q will satisfy this requirement as to such entity;

          (ii) within 120 days after the end of each fiscal year of Lessee and Guarantor, a copy of the annual report for such year for Guarantor, consolidated balance sheets of Guarantor as of the end of such fiscal year and related statements of income, shareholders' equity and changes in financial condition of Guarantor for such fiscal year, together with the unaudited statements of Lessee, in comparative form with the preceding fiscal year, and in the case of Guarantor's consolidated statements, certified by independent certified public accountants as having been prepared in accordance with generally accepted accounting principles and practices consistently applied (except as noted therein), provided that so long as such Person is
                                     --------
          subject to the report provisions of the Securities Exchange Act of 1934 a copy of Lessee's or Guarantor's annual report on Form 10-K will satisfy this requirement as to such entity;


          (iii) accompanying the annual financial statements described in
          Section 24(b), an Officers' Certificate of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and has made, or caused to be made under his supervision, a review of the transactions and conditions of Lessee during the preceding fiscal year, and that such review has not disclosed the existence during such fiscal year, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constituted or constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto; and

          (iv) from time to time, such other information relating to its financial, operational or business affairs or conditions as Lessor may reasonably request.

25.  Counterparts
     ------------

     This Lease may be executed in any number of counterparts and by the different parties hereto on separate counterparts. The counterparts shall be numbered consecutively. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than "Original
No. 1".

     IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed by the respective officers thereunto duly authorized.

INVESTORS ASSET HOLDING CORP.,          HORIZON AIR INDUSTRIES, INC.
as Trustee of AFG/Horizon-II            as Lessee
Trust, as Lessor

By: [SIGNATURE NOT LEGIBLE]               By:  [SIGNATURE NOT LEGIBLE]
   ----------------------------            --------------------------
Title:  Vice President                  Title:  Vice President
      -------------------------               -----------------------
Date:  12/21/89                         Date:  12/21/89
     --------------------------              ------------------------

                                SCHEDULE NO. 1
                                 TO THE LEASE
                          IDENTIFICATION OF AIRCRAFT
                          --------------------------

   U.S. FAA          AIRCRAFT              ENGINE            PROPELLERS
   AIRCRAFT          MODEL AND           MODEL AND            MODEL AND
 REGISTRATION     MANUFACTURER'S           SERIAL              SERIAL
    NUMBER         SERIAL NUMBER           NUMBER              NUMBER
--------------  -------------------  ------------------   -----------------
    N27442      Fairchild Metro III  Garrett AiResearch      Dowty Rotol
                  Model SA227-AC      TPE-331-11U-611G    (C) R321/4-82-F/8
                      AC-750           P44673C (left)      DAC/DRG/2300/89
                                      P44675C (right)      DAC/DRG/2301/89

     The Aircraft includes standard accessories and optional equipment and such other items fitted or installed on the aircraft and set forth in Schedule A, attached hereto and by this reference made a part hereof.

                                   SCHEDULE A
                                       TO
                                 SCHEDULE NO. 1
                                 --------------


OPTIONS
-------

Two each UPS type cargo nets

Aft Passenger Seat Relocated and Installed in lieu of Wardrobe

Recessed Bulkhead, Exchange

Wardrobe as loose equipment

Outboard Armrests

Center cockpit windshield defogger

Additional cabin speakers

Remote cabin temperature sensor and indicator

Magnasticks

Chine note tires

Small clip approachplate holder

GPU plug in right wing root

Clear radar nose cap

Wraparound sunvisor bracket

Tel-tail lights (upper only)

115 Cu. Ft. Capacity oxygen bottle

Passenger seat back covers (19)

Dowty Rotol Propellers, including service Bulletin Kit. No. 227-30-004A

Engine Soft Line Conversion

  COLLINS PRO-LINE II AVIONICS PACKAGE
  ------------------------------------

  Collins VHF-21A main transceiver with single Gables control
  Collins VHF-21A standby transceiver with dual Gables control
  Collins VIR-32AGM automatic Omni #1 with 331A-3G indicator and Gables control Collins VIR-32AGM automatic Omni #2 with IND-31C indicator and Gables control Dual Baker M-1035 Audio/ISO amplifier system with push botton controls,
  automatic audio leveling.    (Includes Cabin P.A. and crew I/C)
  Collins ADF-60A with 614L-11 control head
  Collins Marker Beacon (included in VIR-30 #1) with dual marker lights
  Dual Collins glideslope (included in VIR-30 #1 & #2) RDS-81
  Bendix RDR-160 digital radar/monochromatic indicator
  Collins PN-101 slaved gyro-compass (pilot) with free slave switch
  Collins RMI-30 new Nav 1/ADF Selectable on single bar needle, NAV 2/ADF selectable or double bar needle
  Collins TDR-90 transponder with Gables control
  Collins DME-42 252 channel 250 NM digital display, Nav 1/Nav 2 switching and hold
  AIM 510 ECFL Electric Gyro Horizon (pilot and co-pilot)
  Dual lightweight boom mike headsets with push button switches on wheels
  Dual hand microphones
  Dual cockpit speakers
  Downed aircraft locater beacon
  Dual cockpit speakers
  Downed aircraft locater beacon
  IDC 28702-502 encoding altimeter
  IDC 22722-004 Altitude alerter
  Second Collins PN-1O1 (co-pilot) slaved gyro
  Second Collins TDR-90
  Second Collins RMI-30
  Datcon 873 hour meter
  Vacuum standby gyro (pilot)
  Second Gables control head (co-pilot)
  Independent P.A. system
  Second clock (co-pilot)
  Cabin pressurization controller moved to co-pilot's side

                                   EXHIBIT A

                                  DEFINITIONS
                                  -----------

(a) All references in the Lease to designated Sections and other subdivisions are to designated Sections and other subdivisions of the Lease, and the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Lease as a whole and not to any particular Section or other subdivision.

(b) Except as otherwise indicated, all the agreements or instruments defined herein or in the Lease shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

(c) The terms defined herein and in the Lease shall, for purposes of the Lease and all Exhibits thereto, have the meanings assigned to them and shall include the plural as well as the singular.

(d) The following terms shall have the following meanings for all purposes of the Lease:

Basic Rent Dates, Cost, Late Payment Rate, Term and Principal Location shall
----------------  ----  -----------------  ----     ------------------
have the meanings set forth on Exhibit B to the Lease.

Additions shall have the meaning set forth in Section 11 (d) of the Lease.
---------

After-Tax Basis shall mean that the amount to be paid pursuant to any provision
---------------
of this Lease is to be increased by the amount of all Taxes payable by reason of the receipt of such payment (assuming that such Taxes all are paid at the highest marginal rates and taking into account all tax savings realized by the recipient with respect to such payment), with the result that the net amount after payment of such Taxes and taking into account such savings is equal to the amount that is due pursuant to such provision.

Aircraft shall mean the Airframe with the Engines described in Schedule No. 1 to
--------
the Lease and any and all Parts so long as the same shall be incorporated or installed in or attached to such Aircraft and all Parts removed from the Aircraft so long as title thereto shall remain vested in Lessor in accordance with Section 11 of the Lease after removal from such Aircraft.

Airframe shall mean (i) the Aircraft described in Schedule No. 1 to the Lease
--------
and, unless the context requires otherwise, shall not include engines or Engines from time to time installed thereon and (ii) any and all Parts, including any replacement airframe or Part thereof, so long as the same shall be incorporated or installed in or attached to such Airframe and all parts removed from the Airframe so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 11 of the Lease after removal from such Airframe.

Amortization  Deductions shall have the meaning set forth in Section  17 of the
------------------------
Lease.

Assumed Tax Consequences shall have the meaning set forth in Section 17 of the
------------------------
Lease.

Approved Maintenance Program shall mean the maintenance program of Lessee or a
----------------------------
Permitted Sublessee (if applicable) for the maintenance of Metro III aircraft which has the approval of the FAA.

Basic Rent shall have the meaning set forth in Section 3 of the Lease.
----------

Business Day shall mean any day other than a Saturday, Sunday, or other day on
------------
which banks in Seattle, Washington or Boston, Massachusetts are authorized to close.

Capitalized Cost shall mean Cost plus, if and to the extent permitted for tax
----------------
purposes under Section 168 of the Code, printing expenses, fees of counsel, and certain other fees and expenses associated with the transaction and capitalized by Lessor.

Casualty Value shall have the meaning set forth in Exhibit C to the Lease.
--------------

Certificated Air Carrier shall mean any air carrier operating under a
------------------------
Certificate of Public Convenience and Necessity issued by the Department of Transportation, or pursuant to an exemption under Part 298 of the U.S. Department of Transportation's economic regulations or any similar authority.

Claims shall have the meaning set forth in Section 15 of the Lease.
------

Code shall have the meaning set forth in Section 17 of the Lease.
----

Default shall mean an event which, after the giving of notice or lapse of time
-------
or both, would mature into an Event of Default.

Delivery Date shall mean the date the Aircraft was delivered to, and accepted
-------------
by, Lessee from Lessor.

Depreciation Deductions shall have the meanings set forth in Section 17 of the
-----------------------
Lease.

Engine shall mean (i) each of the engines described and listed by manufacturer's
------
serial numbers in Schedule No. 1 to the Lease whether or not from time to time thereafter no longer installed on such Airframe, and (ii) any engine which may from time to time be substituted, pursuant to Section 13(b) of the Lease, for an Engine leased thereunder; together in each case with any and all Parts incorporated or installed in or attached thereto (excluding Propellers) and any and all parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 11 of the Lease after removal from such Engine; and Engines shall mean, as a date of determination, all
                      -------
Engines then leased under the Lease.

Event of Default shall have the meaning set forth in Section 18 of the Lease.
----------------

Event of Loss with respect to the Aircraft, the Airframe or any Engine shall
-------------
mean any of the following events with respect to such property; (i) loss of such property or the use thereof due to theft (when the property is not recovered in 60 days), disappearance (for a period in excess of 30 days), destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage of such property which results in an insurance settlement with respect to such property on the basis of a total loss;
(iii) any Requisition of Use; or (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any foreign governmental body having jurisdiction), the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve consecutive months. The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, or unfitness for use for the stated period. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is part of such Aircraft. An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

Event of Loss Payment shall have the meaning set forth in Section 13 of the
---------------------
Lease.

Expiration Date shall mean the last day of the Term.
---------------

FAA Counsel shall mean the firm of Crowe & Dunlevy in Oklahoma City, Oklahoma.
-----------

FAA shall mean the Federal Aviation Administration or any successor thereto.
---

Fair Market Value ("FMV") shall mean with respect to any property, the value of
-------------------------
the property as determined on the basis of, and shall be equal in amount to, the value which one would obtain in an arms-length transaction between an informed and willing buyer-user (other than a lessee currently in possession and a used equipment dealer) and an informed and willing seller under no compulsion to sell and, in such determination, costs of removal of property from its location or current use shall not be a deduction from such value. In the event the FMV is not agreed upon by Lessee and Lessor, it shall be determined by the average of three (3) independent appraisals by parties which shall include two parties individually, one selected by Lessee and one selected by Lessor and a third mutually selected by Lessee and Lessor. The expense of any such appraisal shall be shared equally by Lessor and Lessee.

Fair Rental Rate shall mean with respect to any property, the rental rate of the
----------------
property as determined on the basis of, and shall be in an amount equal to, the rental rate which one would obtain in an arms length transaction between an informed and willing lessor (under no compulsion to lease) and lessee for a lease term not to exceed five (5) years. If not agreed upon by Lessor and Lessee, it shall be determined by appraisal in the manner in which FMV is determined when not so agreed upon.

Federal Aviation Act shall mean the Federal Aviation Act of 1958, as amended.
--------------------

Guarantor shall mean Alaska Air Group, Inc. a Delaware corporation, its
---------
successors and assigns.

Impositions shall have the meaning set forth in Section 10 of the Lease.
-----------

Index shall mean the rate of interest publicly announced, from time to time, by
-----
Citibank, N.A., New York, New York, as the base rate of interest charged by such bank to its most creditworthy commercial borrowers, notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates of interest less than the announced base rate.

Interest Deductions shall have the meaning set forth in Section 17 of the Lease.
-------------------

Lease Supplement shall mean a supplement to the Lease entered into by Lessor and
----------------
Lessee with respect to this Lease.

Lessor's Liens shall mean Liens created or granted by Lessor or resulting from
--------------
(w) claims against or affecting Lessor, (x) acts of Lessor not related to the transactions contemplated by the Lease or not permitted under the Lease, (y) taxes imposed against Lessor which are not indemnified against by Lessee under the Lease, or (z) claims against Lessor arising out of the voluntary transfer by Lessor of its interest in the Aircraft or the Lease, other than a transfer pursuant to Section 19 of the Lease.

Lessor Payment Amount shall have the meaning set forth in Section 17 of the
---------------------
Lease.

Liens shall have the meaning set forth in Section 9 of the Lease.
-----

Loss shall have the meaning set forth respectively in Section 17 of the Lease.
----

Maintenance Manual shall mean the manual issued by the manufacturer for the
------------------
maintenance of the Aircraft, as updated from time to time.

Manufacturer shall mean the Fairchild Aircraft Corporation.
------------

Net Economic Return shall mean the after-tax economic yields and after-tax
-------------------
annual aggregate cash flows expected by Lessor with respect to its lease of the Aircraft under this Lease, utilizing the same assumptions and methods of calculation which Lessor used in evaluating the transactions contemplated by this Lease.

Operative Agreements shall mean the Lease, the Aircraft Purchase Agreement or
--------------------
Purchase Agreement Assignment, as appropriate, the guaranty executed by Guarantor and all other agreements or instruments now or hereafter executed by Lessee or Guarantor in connection with the Lease.

Parts shall mean all appliances, parts, instruments, appurtenances accessories,
-----
furnishings and other equipment of whatever nature (other than complete Engines or engines and other than temporary replacement parts), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 11 of the Lease after removal from such Airframe or Engine.

Permitted Sublessee shall mean any Person to whom the Aircraft has been
-------------------
subleased in accordance with the provisions of Section 16 of the Lease.

Person shall mean any individual, partnership, corporation, trust,
------
unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

Propeller shall mean (i) each of the propellers described and listed by
---------
manufacturer's serial numbers in Schedule No. 1 to the Lease whether or not from time to time thereafter no longer installed on an Engine, but (once removed) only so long as title remains vested in Lessor in accordance with the terms of the Lease and (ii) any propeller which may be from time to time substituted by following the procedure provided for substitution of engines in Section 13(b) of the Lease for a Propeller leased thereunder.

Rent shall have the meaning set forth in Section 3 of the Lease.
----

Replacement Parts shall have the meaning set forth in Section 11 of the Lease.
-----------------

Requisition of Use shall mean the condemnation, confiscation or seizure of, or
------------------
requisition of title to such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing or the requisition of use of such property which use extends beyond the Expiration Date.

Supplemental Rent shall have the meaning set forth in Section 3(c) of the Lease.
-----------------

Tax Benefits shall mean the Depreciation Deductions, the Interest Deductions and
------------
the Amortization Deductions.

Transferee shall mean any Person to whom Lessor has transferred its interest in
----------
the Aircraft and/or this Lease in accordance with the provisions of Section 21.

                                   EXHIBIT B

                                FINANCIAL TERMS

Delivery Date:           December 28, 1989

Cost:                    $2,767,500

Basic Rent:              $2,061,000, payable $34,350 on the Delivery Date and
                         $34,350/month on each Basic Rent Date thereafter

Term: The period commencing on the Delivery Date and ending on December 27, 1994.

Basic Rent Dates:        The Delivery Date and the same date of each month
                         thereafter until the end of the Term

First Basic Rent Date:   Delivery Date

Late Payment Rate:       The Index plus 2% floating, but in no event at a
                         rate greater than that permitted by applicable law.

Principal Location:      Portland International Airport Portland, Oregon

Lessor's Address:        c/o American Finance Group
                         Exchange Place
                         Boston, MA 02109
                         Fax No. (617) 523-1410

Lessee's Address:        19521 Pacific Highway South
                         Seattle, Washington  98188
                         Attn:  Chief Operations Officer
                         Fax No. (206)241-6757

Guarantor's Address:     19300 Pacific Highway South
                         Seattle, Washington  98188
                         Attn:  Chief Financial Officer
                         Fax No. (206)433-3379



Lessee's Chief Executive 19521 Pacific Highway South
Office or Place of       Seattle, Washington  98188
Business (Section 6(e)
of the Lease):

INVESTORS ASSET HOLDING CORP.,     HORIZON AIR INDUSTRIES, INC.
    as Trustee, as Lessor            as Lessee

By: [SIGNATURE NOT LEGIBLE]        By: [SIGNATURE NOT LEGIBLE]
    ------------------------           -----------------------
Title:  Vice President             Title:  Vice President
      ----------------------             ---------------------

                          HORIZON AIR INDUSTRIES, INC.
                                   EXHIBIT C
                                CASUALTY TABLES



                    (Stated as Percentage of Equipment Cost)

  AFTER           CASUALTY       AFTER           CASUALTY
PAYMENT NO.        VALUE       PAYMENT NO.        VALUE
-----------       --------     -----------       --------
      1             111.86              31         105.78
      2             111.72              32         105.50
      3             111.57              33         105.22
      4             111.42              34         104.93
      5             111.27              35         104.63
      6             111.12              36         104.33
      7             110.95              37         104.02
      8             110.79              38         103.71
      9             110.62              39         103.38
      10            110.45              40         103.06
      11            110.27              41         102.72
      12            110.09              42         102.38
      13            109.91              43         102.03
      14            109.72              44         101.68
      15            109.53              45         101.32
      16            109.33              46         100.95
      17            109.13              47         100.57
      18            108.92              48         100.19
      19            108.71              49          99.79
      20            108.49              50          99.40
      21            108.27              51          98.99
      22            108.05              52          98.57
      23            107.82              53          98.15
      24            107.58              54          97.72
      25            107.34              55          97.28
      26            107.09              56          96.84
      27            106.84              57          96.38
      28            106.59              58          95.92
      29            106.32              59          95.45
      30            106.06              60          95.00

                                   EXHIBIT D

                                   [DATE]

Dear Sirs:

     I am General Counsel of HORIZON AIR INDUSTRIES, INC., a Washington corporation (the "Lessee"), and as such I am delivering this opinion in connection with the transactions contemplated by the Aircraft Lease dated December 20, 1989 (the "Lease"). Capitalized terms used herein without definition are used as defined in the Lease.

     In so acting, I have examined the Lease and the Operative Agreements and have examined and relied upon the representations and warranties as to factual matters contained therein and upon the originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. I am of the following opinion.

     1. Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Washington; is duly licensed or qualified and is in good standing as a foreign corporation wherever necessary to carry on its present business and operations and to own or lease its Properties and to enter into and perform its obligations under the Lease and the Operative Agreements to which it is a party (collectively the "Lessee's Documents"); is an "air carrier" and a citizen of the United States within the meaning of the Federal Aviation Act, certificated under Section 401 of the Federal Aviation Act; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in King County, Washington; holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction necessary to authorized Lessee to engage in air transport and to carry on scheduled passenger service as presently conducted; and has the corporate power and authority to conduct its business as it is presently being conducted, to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee's Documents.

     2. The execution, delivery and performance by Lessee of the Lessee 5 Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval which has not been obtained, or the approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained, and will not contravene any law, judgment, government rule, regulation or order binding on Lessee or the Articles of Incorporation or Bylaws of Lessee or, to the best of my knowledge, after due inquiry, contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted in the Lease), upon the property of Lessee under, any material indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its properties may be bound or affected.

Page two
December ___, 1989

     3. Neither the execution and delivery by Lessee of the Lessee's Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are in full force and effect, (B) the registration of the Aircraft with the FAA and the filings referred to in Section 2 of the Lease, and (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date.

     4. The Lessee's Documents are duly authorized, executed by persons authorized by all necessary corporate action, and delivered; and, assuming due execution and delivery by the other parties thereto, each constitutes legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof.

     5. No filing of recording or any document (including any financing statement), other than those which have been made, is necessary to establish and perfect Lessors interest in the Aircraft against Lessee and any third parties in any applicable jurisdiction in the United States (assuming that at the time of any such filing pursuant to the Act or other unrecorded documents relating to the Aircraft have been filed but have not been shown on indices of filed but unrecorded documents made available to special FCC counsel).

     The opinion set forth in Paragraph 4 is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and by general equitable principles, and in the case of the Lease, is limited by applicable laws affecting the remedies provided therein, which laws, however, do not in my opinion make the remedies provided in the Lease inadequate for the practical realization of the rights and benefits intended to be provided.

     I am admitted to practice law in the State of Washington and in rendering the foregoing opinions have not passed upon, or purported to pass upon, the laws of any jurisdiction other than the State of Washington and the federal laws of the United States.


                                      Very truly yours,

                                      ________________________________

                                   EXHIBIT E

                                     [DATE]

Dear Sirs:

     I am ____________ (of) (to) Alaska Air Group, Inc., a Delaware corporation (the "Guarantor"), and as such I am delivering this opinion in connection with the transactions contemplated by the Guaranty dated December 20, 1989 (the "Guaranty"). Capitalized terms used herein without definition are used as defined in the Guaranty.

     In so acting, I have examined the Guaranty and the Lease which is the subject of the Guaranty and have examined and relied upon the representations and warranties as to factual matters contained therein and upon the originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. I am of the following opinion.

     1. Guarantor is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly licensed or qualified and is in good standing as a foreign corporation wherever necessary to carry on its present business and operations and to own or lease its properties and to enter into and perform its obligations under the Guaranty and has the corporate power and authority to conduct its business as it is presently being conducted and to enter into and perform its obligations under Guaranty.

     2. The execution, delivery and performance by Guarantor of the Guaranty have been duly authorized by all necessary corporate action on the part of Guarantor, do not require any stockholder approval which has not been obtained, or the approval or consent of any trustee or holders of any indebtedness or obligations of Guarantor except such as have been duly obtained, and will not contravene any law, judgment, government rule, regulation or order binding on Guarantor or the Articles of Incorporation or Bylaws of Guarantor or, to the best of my knowledge, after due inquiry, contravene the provisions of, or constitute a default under, or result in the creation of any lien upon the property of Guarantor under, any material indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it or its properties may be bound or affected.

     3. Neither the execution and delivery by Guarantor of the Guaranty nor the performance by Guarantor of its obligations thereunder require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign government authority or agency.

Page two
December ___ , 1989


     4. The Guaranty has been duly authorized, executed by person(s) authorized by all necessary corporate action, and delivered; and, assuming due execution and delivery by the other parties thereto, constitutes legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with the terms thereof.

     The opinion set forth in Paragraph 4 is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, general equitable principles and applicable laws affecting the remedies provided therein, which laws, however, do not in my opinion make the remedies provided in the guaranty inadequate for the practical realization of the rights and benefits intended to be provided.

     I am admitted to practice law in the State of Washington and in rendering the foregoing opinions have not passed upon, or purported to pass upon, the laws of any jurisdiction other than the State of Washington and the federal laws of the United States.


                                       Very truly yours,

                                       ______________________________

                                   EXHIBIT F
                                   GUARANTY

                                   GUARANTY

    To induce INVESTORS ASSET HOLDING CORP., as Trustee of AFG/Horizon-II Trust ("Lessor") to enter into an Aircraft Lease with Horizon Air Industries, Inc. ("Lessee"), dated as of December 20, 1989 (the "Lease"), Alaska Air Group, Inc. ("Guarantor"), for good and valuable consideration, does hereby guarantee to Lessor the due, regular and punctual payment of the total rental as provided in the Lease, whether it represents an original balance, a balance reduced by part payment, or a deficiency after sale of equipment or otherwise, and does hereby further guarantee that the Lessee will faithfully perform and fulfill all agreements and obligations provided in the Lease at the time and in the manner therein provided. Guarantor does hereby further guarantee to pay on demand all losses, costs, attorney's fees or expenses which may be suffered by Lessor by reason of Lessee's default under the Lease or default of Guarantor under this Guaranty. Guarantor agrees that nothing herein shall be deemed to render this Guaranty in any was conditional, and it is agreed that Lessor may, upon default of Lessee, or at any time thereafter, make demand upon and receive payment of any sum or performance or any covenant or agreement hereunder guaranteed by Guarantor, with or without notice or demand for payment or performance by Lessee, its successors or assigns, or any other person or entity. All aforementioned indebtedness and obligations of Guarantor are hereinafter collectively referred to as the "Indebtedness".

    Guarantor hereby waives: (a) notice of acceptance of this Guaranty and any default by the Lessee or any other person; (b) presentment, protest and demand, and notice of protest, demand and dishonor of the Lease, and the exercise of possessory, collection or other remedies under the Lease; (c) any defense based upon any legal disability of the Lessee or any discharge or limitation of the liability of the Lessee to the lessor, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause; and (d) all rights of subrogation, all rights to enforce any remedy that the Lessor may have against the Lessee, and all rights to participate in any security held by the Lessor for the Indebtedness, until such Indebtedness has been paid and performed in full.

    This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid under the Lease is rescinded or must otherwise be restored or returned by the recipient thereof upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Lessee, or upon or as a result of the appointment of a custodian, receiver, intervenor or conservator of, or trustee or similar officer for, the Lessee or any substantial part of the property of the Lessee, or otherwise, all as though such payments had not been made. If an event permitting the exercise of remedies under the Lease shall at such time be prevented by reason of the pendency against the Lessee of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default with all attendant consequences as provided in the Lease as if such declaration of default and acceleration and the consequences thereof had been accomplished in accordance with the terms of the Lease, and the Guarantor shall forthwith pay any amounts guaranteed hereunder upon such declaration of default and acceleration and consequences, without further notice or demand. No failure by Lessor to exercise its rights hereunder shall give rise to any estoppel against Lessor, or excuse Guarantor from performing hereunder. As used in this Guaranty, the word "person" shall include any individual corporation or partnership, and refers to Guarantor and to anyone absolutely, contingently, partly, or wholly liable for payment and/or performance of the Lessee 5 obligations being guaranteed hereunder.

    Except as expressly provided herein, Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of (a) the validity, regularity or enforceability of the Indebtedness, (b) the absence of any attempt to collect from the Lessee or any other Guarantor, (c) the waiver of consent by the Lessor with respect to any provisions of the Lease, (d) the validity or enforceability of this Guaranty against one or more of any other guarantors, or
(e) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Guarantor other than a breach of Section 5(b) of the Lease.

    Guarantor hereby waives any and all legal requirements that Lessor, its successors or assigns, shall institute any action or proceeding at law or in equity against Lessee, its successors or assigns, or anyone else, with respect to the Lease or with respect to any other security held by Lessor, as a condition precedent to bringing an action against the Guarantor upon this Guaranty. All remedies afforded to Lessor, its successors or assigns, by reason of this Guaranty are separate and cumulative remedies and no one of such remedies, whether exercised by Lessor, or its successors or assigns, or not, shall be deemed to be an exclusion of any one of the other remedies available to Lessor, its successors or assigns, and shall in no way limit or prejudice any other legal or equitable remedies which Lessor, its successors or assigns, may have in the aircraft which is the subject of the Lease (the "Aircraft").

    Guarantor authorizes the Lessor, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payment of Indebtedness; (b) accept partial payments on the Indebtedness; (c) take and hold security for the payment of this Guaranty or the Indebtedness and exchange, enforce, waive and release any such security; (d) apply such security and direct the order or manner of sale thereof as the Lessor in its discretion may determine; (e) exercise any of its remedies under the Lease; and (f) settle, release, compromise, collect or otherwise liquidate any Indebtedness and any security therefor in any manner, without affecting or impairing the obligations of Guarantor hereunder.

    Until the Indebtedness is paid in full and until each and all of the terms, covenants, and conditions of the Lease and this Guaranty are performed fully, the Guarantor shall not be released by any act or thing with might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forebearance or delay of Lessor, its successors or assigns, or its or their failure to proceed promptly or otherwise, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, things, agreements or waivers or any of them.

    No failure or delay by Lessor, its successors or assigns, in exercising any right, power or privilege hereunder or under the Lease shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

    Any notice, demand or request by Lessor, its successors or assigns, to the Guarantor shall be in writing and shall be deemed to have duly been given or made if either delivered personally to the Guarantor or if mailed by certified mail postage prepaid by Lessor to the Guarantor at its address set forth below its signature at the end of this Guaranty.

    This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding on the parties hereto and their respective permitted successors and assigns and shall inure to the benefit of the successors and assigns of the Lessor.

    Lessor and Guarantor agree that Guarantor shall pay to the Lessor the out-of-pocket costs and expenses reasonably incurred by Lessor, its successors and assigns, including but not limited to costs and attorneys fees reasonably incurred in any effort to enforce this Guaranty on account of a breach by Guarantor, whether or not any lawsuit is filed. Furthermore, if legal or other proceeding is instituted, the party prevailing in such proceeding shall be entitled to recover court costs and related fees from the losing party.

    This Guaranty and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the agreements of the Lessee under the Lease and the Guarantor hereunder, shall be duly performed. This Guaranty shall bind Guarantor's successors and assigns and the benefits thereof shall extend to and include Lessors successors and assigns. In the event of default hereunder Lessor may, at any time, inspect Guarantor's records or, at Lessor's option, Guarantor shall furnish a current independent audit report.

    Any provision of this Guaranty which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by Lessor (or its successors or assigns). This Guaranty embodies the entire agreement and understanding between the Guarantor and Lessor (or its successors or assigns), and supersedes all prior agreements and understandings relating to the subject matter hereof.

    Each signatory hereof warrants that he/she currently has authority to sign on behalf of the entity for which the signatory is signing in his/her representative capacity and by so signing, to bind such entity hereunder.

    Notwithstanding anything herein to the contrary, Guarantor shall have as defenses under this Guaranty to the performance of any of Lessee's obligations under the Lease all of the defenses which Lessee has under the Lease to the performance of such obligations. Guarantor acknowledges that to its knowledge, as of the date hereof, Lessee has no defense to the performance of its obligations under the Lease and it has no defenses to its obligations under this Guaranty.

    IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

                                  GUARANTOR:
                                  ----------

                                  ALASKA AIR GROUP, INC.


                                  By______________________________
                                    J.  Ray Vingo
                                    Vice President, Finance &
                                    Chief Financial Officer

                                  Address:
                                  19300 Pacific Highway South
                                  Seattle Washington 98188
                                  Attn:  Chief Financial Officer
                                  Fax No. (206) 433-3379

                                   EXHIBIT G

                              PERMITTED SUBLESSEES
                              --------------------

Any U.S. Certificated Air Carrier which is an affiliate of the Guarantor or is rated investment grade or better by either Moody's Investors Services or Standard and Poors.

                  AIRCRAFT LEASE EXTENSION AGREEMENT (N27442)


    This Aircraft Lease Extension Agreement (N27442) dated as of December 28, 1994 (the "Extension Agreement") is by and between Investors Asset Holding Corp, not individually but solely as Trustee of AFG/Horizon-II Trust, as Lessor, and Horizon Air Industries, Inc. as Lessee.

    WHEREAS, Lessor and Lessee have entered into that certain Aircraft Lease dated as of December 20, 1989 (the "Lease"), recorded by the FAA on January 16, 1990, as Conveyance No. E06617, amended by the Amendment to Lease dated as of October 30, 1990, recorded December 18, 1990, as Conveyance No. W13151. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Lease. In the event of a conflict between the terms of the Lease and the terms of this Agreement, the terms of this Agreement shall govern; and

    WHEREAS, the Lease shall expire by its terms on December 27, 1994; and

    WHEREAS, Lessee and Lessor wish to extend the Term of the Lease and amend certain other provisions of the Lease, including amount of Basic Rent payable during the extension of the Term;

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

    1.   Amendments to Lease.  The provisions of Exhibit B of the Lease are
         -------------------
hereby amended as follows:


    A. The language opposite "Basic Rent" is hereby amended in its entirety to read as follows: "$2,957,712.00, payable in the amount of $34,350 on the Delivery Date and $34,350 per month on each Basic Rent Date thereafter through and including the Basic Rent Date occurring on October 28, 1990, and Basic Rent of $34,038.00 per month on each Basic Rent Date commencing with the Basic Rent Date occurring on November 28, 1990 through and including the Basic Rent Date occurring on November 28, 1994, and Basic Rent of $24,000.00 per month on each Basic Rent Date commencing with the Basic Rent Date occurring on December 28, 1994 through and including the Basic Rent Date occurring on January 28, 1998".

    B. The language opposite "Term" is hereby amended in its entirety to read as follows: The period commencing on the Delivery Date and ending at 12:00 PM on February 27, 1998".

    2.   Representations, Warranties and Agreements of the Lessee.  Lessee
         --------------------------------------------------------
hereby represents to Lessor that, as of the date hereof:

    (a) The representations and warranties contained in Sections 6(a-f) of the Lease, as amended by this Extension Agreement, are true and correct as of the date hereof.

    (b) The representations contained in Section 6(g) of the Lease are true and correct with respect to the financial statements of Lessee dated September 30, 1994.

    (c) No Event of Default, or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default, has occurred and remains unremedied under the Lease.

    (d)  No Event of Loss has occurred under the Lease.

    3.   Warranty of Lessor.  Lessor hereby represents to Lessee that, as of the
         ------------------
date hereof, the representations and warranties contained in Sections 5(a-c) of the Lease, as amended by this Extension Agreement, are true and correct as of the date hereof.

    4.   Loss or Destruction; Requisition of Use
         ---------------------------------------

    The Casualty Value schedule attached hereto as Schedule C hereby supplements the Casualty Tables attached to the Lease as Exhibit C and shall relate to any Event of Loss occurring during the Extension Term.

    5.   Events of Default
         -----------------

    The following shall be added as Section 18(j) of the Lease: "Alaska Air Group, Inc. shall be in default of any of its obligations under that certain Guaranty dated as of December 20, 1989".

     6.  Counterpart Execution
         ---------------------

This Agreement may be executed in separate counterparts, which together shall form one and the same instrument.


             (The rest of this page is intentionally left blank.)
              ---------------------------------------------------

    7.  Full Force and Effect
        ---------------------

Except as expressly amended by this Extension Agreement, the Lease remains in full force and effect.

IN WITNESS WHEREOF Lessor and Lessee have executed this Extension Agreement as of the date first written above.

LESSEE                                         LESSOR
HORIZON AIR INDUSTRIES, INC.                   INVESTORS ASSET HOLDING CORP.,
                                               not individually, but solely as
                                               Trustee of Horizon/AFG-II Trust

By: /s/ Glenn S. Johnson                       By: /s/ Eileen Water
   ------------------------------                 ------------------------------
Name:  GLENN S. JOHNSON                        Name: Eileen Water
     ----------------------------                   ----------------------------

Title: VICE PRESIDENT/CONTROLLER & TREASURER   Title: Manager
      --------------------------------------         ---------------------------


     COUNTERPART NO. 2 OF THREE SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTEND, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

LLR40D-10                   AMERICAN FINANCE GROUP     5/23/94  16:11:45  PAGE 1

                    Schedule A - Rental Schedule Economics

LESSEE:            HORIZON AIR INDUSTRIES, INC.

LESSOR:            AMERICAN FINANCE GROUP

RENTAL SCHEDULE:                         N27442RN1

LEASE TERM (MONTHS):                               38

PRIMARY START DATE:                        12/28/1994

LEASE EXPIRATION DATE:                      2/27/1998

PAYMENT FREQUENCY:                            MONTHLY

ADVANCE/ARREARS:                              ADVANCE

LEASE RATE:                                .008672087

PER DIEM LEASE RATE:                       .000289070

PERIODIC RENT:                             $24,000.00

NUMBER OF PAYMENTS:                                38

TOTAL INTERIM RENT:                              $.00

PAYMENT COMMENCEMENT DATE:                 12/28/1994

TOTAL EQUIPMENT COST:                   $2,767,500.00

DOCUMENTATION FEE:                               -0-
                                     ----------------

________________________ LESSEE INITIALS

________________________ LESSOR INITIALS

LLR41D-10                   AMERICAN FINANCE GROUP     5/23/94  16:11:46  PAGE 1

                       Schedule B Equipment Description

LESSEE: HORIZON AIR INDUSTRIES, INC.         RENTAL SCHEDULE AND ACCEPTANCE
                                             CERTIFICATE NUMBER: N27442RN1

LESSOR: AMERICAN FINANCE GROUP

                                                                                                        Acceptance
Equipment Cost   Serial Number    Year Manufacturer               Model         Type                    Date
---------------------------------------------------------------------------------------------------------------------------
   2,767,500.00  AC-750                FAIRCHILD METRO III        SA227-AC       AIRCRAFT               12/28/1994
---------------
   2,767,500.00  Total for Location PORTLAND INTERNATIONAL AIRPORT   PORTLAND                OR 97200
---------------
---------------
   2,767,500.00 Total Equipment Cost

                            AMERICAN FINANCE GROUP
                         HORIZON AIR INDUSTRIES, INC.
        Schedule C - Casualty Value Table for Rental Schedule N27442RN1
                  (Stated as a Percentage of Equipment Cost)


   AFTER
  PRIMARY
   TERM                                            CASUALTY
PAYMENT NO.                                         VALUE
-----------                                        --------
Prior to 1                                               95.00
         1                                               94.83
         2                                               94.67
         3                                               94.50
         4                                               94.33
         5                                               94.15
         6                                               93.96
         7                                               93.77
         8                                               93.58
         9                                               93.38
        10                                               93.18
        11                                               92.97
        12                                               92.76
        13                                               92.54
        14                                               92.31
        15                                               92.08
        16                                               91.85
        17                                               91.61
        18                                               91.36
        19                                               91.10
        20                                               90.85
        21                                               90.58
        22                                               90.31
        23                                               90.03
        24                                               89.75
        25                                               89.46
        26                                               89.16
        27                                               88.86
        28                                               88.55
        29                                               88.24
        30                                               87.91
        31                                               87.58
        32                                               87.25
        33                                               86.90
        34                                               86.55
        35                                               86.19
        36                                               85.83
        37                                               85.45
        38                                               85.00

                                AIRCRAFT LEASE
                         DATED AS OF DECEMBER 20, 1989


                                    between


                        INVESTORS ASSET HOLDING CORP.,
                        Trustee of AFG/Horizon-I Trust,

                                  as Lessor,


                                      and


                         HORIZON AIR INDUSTRIES, INC.

                                  as Lessee,


                       Covering one Fairchild Metro III
                            Aircraft Model SA227-AC


                        U.S. Registration Number N27444

                               TABLE OF CONTENTS
Section                                                          Page
-------                                                          ----
  1.  Acceptance and Lease of Aircraft                            1
  2.  Conditions Precedent; Closing Covenants                     1
  3.  Term and Rent                                               2
  4.  Limited Appointment of Agent                                3
  5.  Warranty of Lessor                                          4
  6.  Representations, Warranties and
        Agreements of Lessee                                      5
  7.  Net Lease                                                   6
  8.  Return of Aircraft                                          7
  9.  Liens                                                       9
 10.  Taxes                                                       9
 11.  Registration, Maintenance and Operations;
        Compliance and Use; Replacement Parts;
        Additions; Aircraft Marking                              10
 12.  Inspection                                                 13
 13.  Loss or Destruction; Requisition of Use                    13
 14.  Insurance                                                  15
 15.  Indemnification                                            17
 16.  Sublease; Possession                                       18
 17.  Tax Treatment; Tax Indemnification                         20
 18.  Events of Default                                          24
 19.  Remedies                                                   26
 20.  Notices                                                    29
 21.  Assignment and Subletting                                  29
 22.  Miscellaneous                                              30
 23.  Performance of Obligations of Lessee by Lessor             31
 24.  Additional Covenants of Lessee                             31
 25.  Counterparts                                               33


Exhibits
--------

A     Definitions
B     Financial Terms
C     Casualty Value Schedule
D     Opinion of Lessee's Counsel
E     Opinion of Guarantor's Counsel
F     Guaranty of Alaska Air Group, Inc.
G     Permitted Sublessees

                                AIRCRAFT LEASE
                                --------------

     This AIRCRAFT LEASE dated as of December 20, 1989 ("Lease") is between INVESTORS ASSET HOLDING CORP., a Massachusetts corporation (the "Trustee"), not in its individual capacity but solely as trustee of AFG/Horizon-I Trust ("Lessor"), and HORIZON AIR INDUSTRIES, INC., a Washington corporation ("Lessee"). Certain capitalized terms as used in this Lease are defined in Exhibit A hereto, and such definitions are hereby incorporated herein and made a part hereof as though set forth herein in full.

1.   ACCEPTANCE AND LEASE OF AIRCRAFT
     --------------------------------

     Subject to the satisfaction of each condition set forth in Sections 2(a) and (b), Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the Aircraft pursuant to the terms and conditions of this Lease including all Lease Supplements and Exhibits added hereto. Lessee acknowledges that it has accepted the Aircraft as of the Delivery Date.

2.   Conditions Precedent; Closing Covenants
     ---------------------------------------

          (a) Lessor's obligation to be bound by the terms of this Lease are conditioned upon the receipt by Lessor of the following documents in a form satisfactory to it:

          (i)  the original of this Lease duly executed by Lessee;

          (ii) copies of resolutions of Lessee's board of directors or officers authorizing Lessee to enter into and perform this Lease and the transaction contemplated thereby, certified to be true and up to date by a duly authorized officer of Lessee;

          (iii) a certificate of a duly authorized officer of Lessee setting out the names and signatures of the persons authorized to sign this Lease and any document to be delivered by Lessee pursuant hereto;

          (iv) certificates of insurance evidencing coverage for Lessor's interest, all as required hereunder;

          (v) evidence that FAA counsel has received in escrow an executed duplicate of this Lease, in proper form for filing with the FAA, and pursuant to instructions from Lessor and Lessee has filed such document with the Federal Aviation Registry in accordance with Title 14, Part 49 of the Code of Federal Regulations;

          (vi)  a favorable opinion of FAA counsel to Lessor;

          (vii) an opinion of counsel of Lessee substantially in the form of Exhibit D and an opinion of counsel to Guarantor substantially in the form of Exhibit E;

          (viii) the Guaranty of Guarantor substantially in the form of Exhibit F; and

          (ix) such other, documents certificates and opinions as Lessor may reasonably require.

          (b) Lessee covenants that, upon purchase of the Aircraft by Lessor, Lessee shall release from escrow the documents held therein by FAA counsel on behalf of Lessee. Lessee further represents and warrants that on such release date no legal or practical impediment will exist which would prevent FAA counsel from filing the Lease and that each of the foregoing shall have been duly executed and in a form appropriate for filing so that the same may then be duly filed and accepted for filing by the Federal Aviation Administration.

          (c) Filing of the Lease for recordation with the FAA shall constitute Lessor's and Lessee's acknowledgment that they are bound by the terms of this Lease, notwithstanding anything to the contrary in this Lease.

3.   Term and Rent
     -------------

          (a) This Lease shall commence on the Delivery Date and shall end on the Expiration Date unless this Lease shall have been terminated in accordance with the terms hereof.

          (b) Lessee shall pay to Lessor, as basic rent (herein referred to as "Basic Rent"), in advance, on the Delivery Date, and on each Basic Rent Date thereafter, an amount equal to the monthly Basic Rent specified in Exhibit B.

          (c) In addition, Lessee shall pay to Lessor the following amounts (herein referred to as "Supplemental Rent" and, together with all Basic Rent, as "Rent"):

          (i) on demand, any amount payable hereunder (other than Basic Rent or Casualty value) which Lessee assumed the obligation to pay, or agrees to pay, under this Lease;

          (ii) on the date provided herein, any amount payable hereunder as Casualty Value; and

          (iii) on demand, to the extent permitted by applicable law, interest (computed on the basis of a 365/366-day year for actual days elapsed) at the Late Payment Rate on any payment of Rent which is overdue.

          The expiration or other termination of Lessee's obligation to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.

          (d) All payments of Rent hereunder shall be made to Lessor in immediately available funds on the date payable hereunder or if such day is not a Business Day, on the first Business Day thereafter, at its address set forth in Exhibit B or at such other address or to such other Person as Lessor may direct by notice in writing to Lessee.

4.   Limited Appointment of Agent
     ----------------------------

          (a)  Enforcement of Warranties; Claims.  Lessor hereby appoints and
               ----------- -- ----------  ------
     constitutes Lessee its agent and attorney-in-fact during the term of this Lease, so long as no Event of Default has occurred and is continuing, to assert from time to time, in the name of Lessor, but for the benefit of Lessee and at Lessee's expense, whatever claims and rights (including warranties pertaining to the Aircraft) which Lessor may have against any manufacturer or vendor of the Airframe, Engines, or other components or Parts of the Aircraft or Engines. In the event Lessee is not able to enforce in the name of Lessor any such performance by legal proceedings, Lessor shall participate with Lessee and provide the assistance requested by Lessee, at Lessee's expense, in asserting claims and rights as specified in this Section 4(a).

          (b)  Acceptance of Aircraft.  Solely for purposes of accepting
               ----------------------
     delivery of the Aircraft from the Manufacturer, Lessor hereby appoints Lessee as authorized representative of Lessor. Until such authority shall have been terminated pursuant to paragraph (c) of this Section, such authorized representative shall be authorized to take possession of the Aircraft upon the delivery thereof to Lessee by the Manufacturer, to accept on behalf of Lessor all Purchase Documents, if any, delivered at such time with respect to the Aircraft, either to accept delivery of the Aircraft on behalf of Lessor if it is found to be in good order or to refuse delivery of the Aircraft if it is found not to be in good order, and to take such other action on behalf of Lessor, including execution of a delivery receipt and such other documents as shall be required to accept delivery of the Aircraft.

          (c)  Termination of Appointment of Authorized Agent.  The authority of
               ----------------------------------------------
     the authorized representative granted pursuant to paragraph (b) of this Section shall terminate upon the earlier of (i) acceptance of the Aircraft by Lessee on its own behalf and on behalf of Lessor or (ii) notice to Lessee by Lessor revoking the same. If requested by the Manufacturer, Lessor will provide to the Manufacturer at the delivery, written assurances that such authority has not been revoked.

          (d)  Purchase from Lessee.  Paragraphs (b) and (c) of this Section
               --------------------
     shall not apply in the event that the Lessor acquires the Aircraft directly from the Lessee.

5.  Warranty of Lessor
    ------------------

          (a) Lessor represents and warrants (which representations and warranties shall survive the execution and performance hereof);

          (i) that this Lease has been duly executed and delivered by Lessor and constitutes a legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with its terms;

          (ii) that the party executing this Lease on behalf of the Lessor has the authority to execute same and bind Lessor;

          (iii) that this Lease has been duly authorized by all necessary action;

          (iv) that Trustee is a corporation, and the Lessor is a nominee trust, each duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and Lessor has the requisite power and authority to enter into and perform its obligations under this Lease; and

          (v) that the execution and delivery by Lessor of this Lease, and the performance by the Lessor of its obligations under the Lease, will not contravene any law, governmental rule or regulation, judgment or order applicable to it, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.

          (b) Lessor warrants and agrees (i) that during the Term of this Lease it qualifies and will continue to qualify, and will cause the Trustee and any Transferee to qualify, as a "Citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and that it shall take, or cause to be taken, all necessary action on its part (except any such actions as are required to be taken solely by Lessee hereunder) to maintain the United States registration of the Aircraft in accordance with the Federal Aviation Act, and (ii) that during the Term of this Lease as long as no Event of Default has occurred and is continuing, Lessee's use of the Aircraft shall not be interrupted or impaired by Lessor or anyone claiming through or under Lessor.

          (c) The warranties set forth hereinabove are exclusive and in lieu of all other warranties of Lessor, whether written, oral or implied with respect to this Lease or the Aircraft, and Lessor shall not be deemed to have modified in any respect the obligations of Lessee under any of the Operative Agreements, which obligations are absolute and unconditional, come "hell or high water" except in the case of a breach of Section 5(b). LESSEE EXPRESSLY AGREES TO LEASE THE AIRCRAFT "AS IS". LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, LESSOR'S TITLE TO THE AIRCRAFT,

     THE DESIGN OR CONDITION OF THE AIRCRAFT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, ITS VALUE OR AIRWORTHINESS OR CONFORMITY OF THE AIRCRAFT TO THE PROVISIONS AND SPECIFICATION OF ANY PURCHASE AGREEMENT OR AGREEMENTS RELATING THERETO, NOR SHALL LESSOR BE LIABLE, REGARDLESS OF ANY ACTUAL OR ALLEGED NEGLIGENCE OF LESSOR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT.

6.   Representations, Warranties and Agreements of the Lessee
     --------------------------------------------------------

          (a)  Due Organization.  Lessee is a corporation duly organized and
               --- ------------
     validly existing in good standing under the laws of the State of Washington, is and/or will be duly qualified to do business as a foreign corporation and in good standing in each other jurisdiction where the conduct of its business requires it to be so qualified, and has the corporate power and authority to carry on its business as presently conducted, to hold property under lease and to enter into and perform its obligations under this Lease and all other Operative Agreements to which Lessee is a party.

          (b)  Due Authorization; Enforceability; No Violation.  This Lease and
               --- -------------  --------------  ------------
     all other Operative Agreements to which Lessee is a party have been duly authorized by all necessary corporate action on the part of Lessee and do not require any approval of the stockholders of Lessee which has not been obtained, and have been or will be duly executed and delivered by Lessee and, assuming due authorization, execution and delivery by the other party thereto, are or will be legal, valid and binding obligations of Lessee enforceable in accordance with their terms. The execution and delivery by Lessee of the foregoing documents are not, and the performance by it of its obligations under each will not be, inconsistent with its charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to or binding on Lessee, do not and will not contravene any provisions of, or constitute a default or result in the creation of any Lien (other than as permitted by Section 9 hereof) under any indenture, mortgage, contract or other instrument to which Lessee is a party or by which it is bound, and do not and will not require any approval or consent of any trustee or holders of indebtedness or obligations of Lessee, except such as have been duly obtained.

          (c)  Government Approvals.  No consent or approval of, giving of
               ---------- ---------
     notice to, registration with, or taking of any other action in respect of or by, any Federal, state or local governmental authority or agency (including, without limitation, the FAA) or other person is required with respect to the execution, delivery and performance by Lessee of this Lease or the other Operative Agreements or the consummation of any of the transactions by Lessee contemplated hereby or thereby, or if any such approval, notice, registration or action is required, it has been, or will be, duly given or obtained prior to closing.

          (d)  Location of Chief Executive Office.  The chief executive office
               -------- -- ----- --------- ------
     or principal place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of Lessee is located at the address set forth in Exhibit B to the Lease, and Lessee agrees to give Lessor prior written notice of any relocation of the chief executive office or principal place of business.

          (e)  Lessee's Selection.  Lessee has selected the Aircraft and
               -------- ---------
     manufacturer thereof and all maintenance facilities required thereby or hereby.

          (f)  Litigation.  There are no suits or legal proceedings (including
               ----------
     any administrative proceeding) pending or, to Lessee's knowledge, threatened before any court or administrative agency against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations hereunder, except as disclosed on an exhibit to the opinion of Lessee's counsel required pursuant hereto.

          (g)  Financial Statements, Financial Conditions, Disclosures.  The
               --------- ----------  --------- ----------  -----------
     unaudited financial statements of Lessee in respect of the three month period ended on June 30, 1989, as delivered to Lessor have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Lessee as of such date, and as of such date Lessee had no significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such financial statements. There has been no material adverse change in the financial position of Lessee from that set forth in the financial statements referred to in this Section 6(g). The financial statements referred to in this Section 6(g) together with all other documents furnished by or on behalf of Lessee to Lessor in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading.

7.   Net Lease; Lessor's Default; Limitation or Lessee's Remedies.
     -------------------------------------------------------------

     This Lease is a net lease, and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent hereunder, and the rights of Lessor in and to such Rent, shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever, other than for a breach of Section 5(b). Except as otherwise expressly provided herein and except with respect to a breach by Lessor of
Section 5(b), this Lease shall not terminate, nor shall the obligations of Lessee be affected, by reason of any defect in or damage to, or any loss or destruction of, the Aircraft or any part thereof from whatsoever cause, or the interference with the use thereof by Lessor or any Person, or the invalidity or unenforceability or lack of due authorization of this Lease or lack of right, power or authority of Lessor to enter into this Lease, or for any other cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding, it being the express intention of Lessor and Lessee that all Rent payable by Lessee hereunder shall be, and continue to be, payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. If Lessor shall breach any representation, warranty or covenant contained herein, Lessee shall have no remedy against Lessor on account thereof unless Lessee has given Lessor notice thereof and such breach has not been cured within thirty (30) days thereafter.

8.   Return of Aircraft
     ------------------

          (a)  Condition Upon Return.  Upon the expiration or termination of
               ---------------------
     this Lease, the Lessee, at its own expense, will return the Aircraft to the Lessor at any reasonable location chosen by the Lessor in the continental United States, which is within 1,500 miles of Portland, OR, and in the condition in which the Aircraft is required to be maintained pursuant to
     Section 11 hereof, but with all logos or other identifying marks of the Lessee removed in a workmanlike manner. If the Lessee desires to obtain for its own use the U.S. "N" registration number that is on the Airframe, prior to return, the Lessee, at its expense, shall make application to the FAA for a new "N" number designated by Lessor, and shall have such new number painted on the aircraft in such a location and to such specifications as the Lessor shall direct. The Aircraft, upon redelivery pursuant hereto, (i) shall be duly certified by the FAA as an airworthy aircraft, (ii) shall be free and clear of all Liens, other than Lessor's Liens, and (iii) all Engines shall have on average (i.e., the total number of hours divided by the total number of engines) available operating hours until (y) the next scheduled "hot section" inspection, and (z) next scheduled CAMP Inspection, both of not less than 50% of the total operating hours respectively available between such hot section inspection or CAMP Inspection.

          (b) Lessee shall have the right to return to Lessor engines or parts thereof different from the Engines leased to Lessee hereunder subject to the following conditions. Any substituted engine or part thereof shall be of the same manufacture and the same or improved utility, performance and efficiency, shall be suitable for use on the Airframe and shall have a value and utility at least equal to the Engine or part thereof leased hereunder and shall otherwise comply with the return conditions set forth in (a) above. Upon return Lessee shall transfer good and marketable title to such substitute engine or part thereof, free and clear of all encumbrances, evidenced by a warranty bill of sale and supported by an opinion of counsel as to the absence of recorded liens in form and substance satisfactory to Lessor. Upon receipt of such bill of sale and opinion of counsel, and compliance with all other conditions set forth herein, Lessor shall transfer to Lessee title to the Engine or part thereof for which substitution is being made as is, where is and with all faults, without warranty and without recourse as to condition, but shall provide Lessee with a bill of sale which provides a warranty of ownership and freedom from Lessor's Liens.

          (c) In the event that such Engines do not meet the conditions set forth in paragraph (a) (iii) hereinabove, Lessee shall pay Lessor an amount equal to the sum of (i) the product of: the current estimated cost of the next scheduled hot section inspection (including in such estimated cost, all required replacement of life limited parts) multiplied by the fraction wherein the numerator shall be the remainder (0 if negative) of (x) the actual number of hours of operations since the previous hot section inspection for both Engines, added together, minus (y) the total operating hours allowable between hot section inspections, and the denominator shall be the total operating hours allowable between hot section inspections, plus (ii) the product of: the current estimated cost of the next scheduled CAMP inspection (including in such estimated cost, all required replacement of life limited parts) multiplied by the fraction wherein the numerator shall be the remainder (0 if negative) of (x) the actual number of hours of operations since the previous CAMP inspection for both Engines, added together minus (y) the total operating hours allowable between CAMP inspections, and the denominator shall be the total operating hours allowable between CAMP inspections. All prorated inspection charges, if any, shall be payable as Supplemental Rent and shall be due upon presentation to Lessee of an invoice setting forth in reasonable detail, the calculation of such amounts due including the names of all sources used for the required cost estimates. Unless both Lessor and Lessee agree to alternative source(s), the manufacturer of the Engines shall be used as the source for all cost estimates.

          (d)  Fuel, Manuals.  Upon the return of the Airframe in accordance
               ----  -------
     with this Section 8(d), (i) Lessee shall cause each fuel tank to contain the same quantity of fuel as was contained in such tanks when such Airframe was delivered to Lessee on the Delivery Date (which shall be presumed to be 50 percent (50%) of full capacity unless otherwise specified on the Delivery Date) or, in the case of differences in such quantity, an appropriate adjustment will be made by payment, at the then current market price of fuel by Lessee to Lessor, or Lessor to Lessee, as appropriate, and
     (ii) Lessee shall deliver to Lessor all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of the FAA.

          (e)  Propellers.  The provisions of paragraphs (a)(iii) (but with
               ----------
     respect to scheduled overhauls rather than hot-section or CAMP inspections), (b) and (c) of this Section 8 shall be deemed to apply to the Propellers with similar effect as provided therein to Engines.

          (f)  Delivery Receipt.  Upon the return of the Aircraft to Lessor in
               -------- -------
     accordance with the provisions of this Lease, the parties shall execute a delivery receipt whereby Lessor acknowledges its acceptance of the Aircraft and that the aircraft meets the conditions specified in the Lease for return. Following such redelivery, Lessee shall have no further obligation to Lessor in respect of the condition of the Aircraft.

9.   Liens
     -----

     Lessee will not directly or indirectly create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance, lease, security interest or claim ("Lien" or "Liens") on or with respect to the Airframe, the Engines or any Part thereof, Lessor's title thereto or any interest of Lessor therein (and Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien), except (a) the respective rights of Lessor and Lessee as herein provided, (b) the rights of others under agreements or arrangements to the extent expressly provided by the terms of Sections 11 and 16 hereof, (c) Lessor's Liens, (d) Liens for taxes either not yet due or being contested by Lessee (or any Permitted Sublessee) in good faith (and for the payment of which adequate reserves in accordance with generally accepted accounting principles have been provided), with due diligence and by appropriate proceedings so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Airframe or any Engine or interest therein, (e) material supplier's mechanic's, worker's, repairer's, employee's or other like Liens arising in the ordinary course of business for amounts and payment of which is either not yet delinquent or is being contested in good faith (and for, the payment of which adequate reserves in accordance with generally accepted accounting principles have been provided) so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Airframe or any Engine or interest therein, and (f) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review shall be progressing and there shall have been secured a stay of execution pending such appeal or proceeding for review.

10.  Taxes
     -----

     Lessee agrees to pay and to indemnify Lessor for, and hold Lessor harmless from and against, all license and registration fees, income franchise, receipts, sales, use, excise, personal property, ad valorem, value added, leasing, leasing use, stamp, landing, airport use or other taxes, levies, imports, duties, charges, or withholdings of any nature, together with any penalties, fines or interest thereon ("Impositions"), arising out of the transactions contemplated by this Lease and imposed against Lessor, Lessee or the Aircraft, the Airframe, the Engines or any Part thereof by any Federal, state, local or foreign government or other taxing authority upon or with respect to the Aircraft, the Airframe, the Engines, or any Part thereof or upon the sale, purchase, ownership, delivery, leasing, possession, use, operation, return, transfer or other disposition thereof or upon or with respect to this Lease, unless, and only to the extent that, Lessee shall have given to Lessor written notice of any such Imposition, which notice shall state that such Imposition is being contested by Lessee in good faith with due diligence and by appropriate proceedings and independent counsel selected by Lessee and reasonably acceptable to Lessor shall not have determined in his opinion that the nonpayment of any such tax or the contest of any such payment in such proceedings involves a danger of sale, forfeiture or loss of the Airframe or any Engine or interest therein. If a claim is made against Lessee or Lessor for any imposition, the party receiving notice of such claim shall promptly notify the other, but the failure of either party to so notify the other shall not relieve Lessee of its obligation under this Section to indemnify Lessor, unless such failure prevents or impairs contest of such claim. Notwithstanding anything to the contrary contained herein, Lessee shall have no liability for (i) Impositions on, based on, or measured by or with respect to net income or receipts, gross income, capital, net worth, franchise, or conduct of business of Lessor (other than any taxes in the nature of sales, use, value added, or similar taxes), (ii) Impositions imposed in connection with any voluntary or involuntary sale, assignment, transfer or other disposition by Lessor except to the extent such transfer is taken in connection with or by reason of any Event of Default that has occurred and is continuing or any exercise of the remedies as provided under Section 19 of this Lease, (iii) Impositions to the extent incurred or imposed in respect of any period after (A) the expiration or earlier termination of this Lease with respect to the Aircraft and (B) delivery of possession of the Aircraft to Lessor pursuant to the terms of the Lease upon such expiration or termination or upon commencement of Lessor requested work pursuant to Section 8(e) of this Lease following expiration or termination, (iv) Impositions which result from Lessor's engaging in transactions other than those permitted or contemplated by this Lease, (v) Impositions which have been included in Cost or Capitalized Cost, and (vi) Impositions dealt with in Section 17 hereof.

11.  Registration, Maintenance and Operation; Compliance and Use; Replacement
     ------------------------------------------------------------------------
     Parts; Additions; Aircraft Marking
     ----------------------------------

     (a)  Registration, Maintenance and Operation. Lessee, directly or through
          ---------------------------------------
     any Permitted Sublessee, at its own cost and expense, shall (i) cause the Aircraft to be duly registered under the Federal Aviation Act at all times from and after the Delivery Date in the name of Lessor except as otherwise required by the FAA, (ii) maintain, inspect, service, repair, overhaul and test the Airframe and each Engine in the same manner and with the same care used by Lessee (or Permitted Sublessee if applicable) with respect to similar aircraft and engines owned by Lessee (or Permitted Sublessee if applicable) and utilized in similar circumstances, and in accordance with
     (w) all maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (x) Lessee's (or any Permitted Sublessee's) FAA approved maintenance program, (y) all "airworthiness alerts" and Airworthiness Directives issued by the FAA or similar regulatory agency having jurisdictional authority, and (z) incorporate all "mandatory" or "alert service" bulletins published by the Airframe or Engine or component manufacturer; (iii) maintain all records, logs and other materials required by the FAA to be maintained in respect of the avionics, Airframe and each Engine or by the manufacturer thereof for enforcement of any warranties; (iv) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft; and (v) operate the Aircraft exclusively within the United States of America and Canada. All maintenance procedures required by this
     Section 11(a) shall be undertaken and completed only by properly trained, licensed, and certified maintenance sources and maintenance personnel, so as to keep the Airframe and each Engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Federal Aviation Act.

          (b)  Compliance and Use.  Lessee agrees that the Aircraft will be
               ---------- --- ---
     maintained, used and operated in compliance with any and all statutes, laws, ordinances, regulations and mandatory standards or directives issued by any governmental agency applicable to the maintenance, use or operation thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. Lessee will, and will cause any Permitted Sublessee to, operate the Aircraft solely in the conduct of its business and not operate or permit the Aircraft to be operated (i) at any time or in any geographic area when insurance required by the provision of Section 14 hereof shall not be in effect, or (ii) in a manner wherein the predominance of use during any consecutive twelve month period would be for purposes other than transportation for Lessee, or any Permitted Sublessee, or in a manner, for any time period, such that Lessor (or a third party not permitted by the terms of this Lease) shall be deemed to have "operational control" of the Aircraft. Throughout the Term of this Lease, the possession, use and maintenance of the Aircraft shall be at the sole risk and expense of Lessee and the Aircraft shall be based at the Principal Location set forth in Exhibit B. In no event will the Aircraft be principally based outside the United States. At all times the Aircraft will be operated only by duly-qualified, currently-certified pilots or pilots possessing the minimum total pilot hours required for certification by the FAA and shall not be used for the transport of contraband.

          (c)  Replacement Parts.  Lessee, directly or through any Permitted
               ----------- -----
     Sublessee, at no cost or expense to Lessor, will promptly replace all parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever (such substituted Parts, when intended to be permanent replacement Parts are hereinafter called "Replacement Parts"). In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may, directly, or through any Permitted Sublessee, at no cost and expense to Lessor, remove serviceable Parts, provided that such serviceable Parts shall be replaced as promptly as practicable. All Replacement Parts shall be free and clear of all Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of the Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for Replacement Parts specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (i) title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder, (ii) title to such Replacement Part shall thereupon vest in Lessor, and (iii) such Replacement Part shall become subject to this Lease and be deemed part of the Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine. Lessee or Permitted Sublessee may use temporary replacement parts provided that such parts are replaced with, or become, Replacement Parts, as soon as practicable.

          (d)  Additions, Discretionary Modification.  Lessee (or any Permitted
               ---------  ------------- ------------
     Sublessee), at is own expense, may from time to time make such alterations and modification in and additions (any part so added is herein referred to as an "Addition") to the Airframe, or any Engine as Lessee (or any Permitted Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe, or such Engine; provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine or diminishes the value or utility of the Airframe or such Engine below the value or utility thereof immediately prior to such alteration, modification, or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease. Lessee agrees to notify Lessor in writing thirty (30) days prior to making any change in the configuration (other than changes in configuration mandated by the FAA) of the Aircraft from that in effect at the time the Aircraft is accepted by Lessee hereunder, and in the event of such change or modification of configuration, upon the request of Lessor to restore the Aircraft to the configuration in effect on the Delivery Date, or at Lessor's option to pay Lessor an amount equal to the reasonable cost of such restoration. All Additions incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those Parts which Lessee has leased from others and which may be removed by Lessee pursuant to the next sentence) shall, without further act, become the property of, and title thereto shall vest in, Lessor. Notwithstanding the foregoing sentence, Lessee (or any Permitted Sublessee) may, at any time during the Term, so long as no Default or Event of Default shall have occurred and be continuing, remove or suffer to be removed any Addition provided that such Addition (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of this Section 11 and (iii) can be removed from the Airframe or such Engine without impairing the airworthiness or diminishing the value and utility of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Addition shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed and shall become the property of Lessee (or, if applicable, any Permitted Sublessee). Any addition not so removed prior to return of the Aircraft shall remain the property of Lessor.

          (e)  Aircraft Marking.  Lessee agrees, at its own cost and expense, to
               -------- -------
     (i) cause the Airframe and the Engines to be kept numbered with the identification or serial numbers specified in Schedule 1 to this Lease;
     (ii) prominently display on the Aircraft that N number, and only that N number, specified in Schedule 1; and (iii) at Lessor's request, affix and maintain in the Airframe adjacent to the airworthiness certificate and on each Engine a name plate naming Lessor as owner and identifying the rights under this Lease of Lessor. Lessee will replace promptly any such name plate which may be removed, defaced or destroyed. Lessee may cause the Aircraft to be painted in the livery and with the logo of the Lessee. The reference to Lessee in this paragraph shall also refer to any Permitted Sublessee.

12.  Inspection
     ----------

     Lessor shall have the right, but not the duty, to inspect the Aircraft at any reasonable time wherever located. In the event Lessor desires to inspect the Aircraft, Lessee shall make the Aircraft and Lessee's records pertaining the Aircraft available to Lessor for inspection, at a time which does not interfere with the operation of the Aircraft by Lessee (or Permitted Sublessee) and is acceptable to all parties.

13.  Loss or Destruction; Requisition of Use
     ---------------------------------------

          (a)  Event of Loss with Respect to the Aircraft.  Upon the occurrence
               ----- -- ---- ---- ------- -- --- --------
     of an Event or Loss with respect to the Airframe, or any Engine (whether or not then installed on such Airframe), Lessee shall notify Lessor thereof within fifteen (15) days of the date thereof. On the Basic Rent Date next following the date of an Event of Loss with respect to the Airframe or the Airframe and any Engines (or, if such Event of Loss occurs less than thirty
     (30) days prior to the next Basic Rent Date within thirty (30) days after such Event of Loss), Lessee shall pay to Lessor an amount ("Event of Loss Payment") equal to the Casualty Value of the Aircraft determined as of the date set forth in the Casualty Value schedule which is the date, or which immediately precedes the date, as the case may be, of the Event of Loss, together with any Rent then due, prorated to the date of payment, plus interest, if any, on such sum as provided in Section 3(c)(iii) from the date due to the date of payment. Upon making such Casualty Value payment in respect thereto and paying all Rent due and owing with respect thereto, Lessee's obligation to pay further Basic Rent for the Aircraft for the period commencing subsequent to such Event of Loss shall cease, but Lessee's obligation to pay Supplemental Rent, if any, for the Aircraft shall remain unchanged. Following Payment of the Event of Loss payment in accordance with the provisions of this Section 13(a), Lessor shall transfer title to the Airframe and the Engines (whether or not then installed on the Airframe) to Lessee unless title thereto is required to be conveyed to an insurance carrier in order to settle an insurance claim relating to the Event of Loss giving rise to such payment. Such transfer shall furthermore be made in accordance with the provisions of Section 22(h). Following such transfer, Lessee shall have the right to receive any and all amounts payable by all Persons in respect of the Aircraft and the Engines and shall be entitled to recover possession of the Aircraft unless possession thereof is required to be delivered to an insurance carrier in order to settle an insurance claim relating to the Event of Loss. Lessor shall also return to Lessee unearned Basic Rent (that portion of Basic Rent paid by Lessee for the period following the date the Casualty Value is received by Lessor to the next Basic Rent Date, if any).

          With respect to a Requisition of Use of the Airframe or the Airframe and the Engines then installed thereon, Lessor agrees that after Lessor has received the Event of Loss Payment, Lessee shall receive and retain all amounts paid by any governmental authority up to the Event of Loss Payment paid by Lessee to Lessor hereunder, and any excess shall be paid over and retained by Lessor; and Lessor shall transfer title to any Engine not installed on the Airframe to Lessee immediately upon receipt of the Event of Loss Payment. Such transfer shall furthermore be made in accordance with the provisions of Section 22(h). Lessor shall be under no duty to Lessee to pursue any claim against any governmental authority, but Lessee may at is own cost and expense pursue the same.

          (b)  Event of Loss with Respect to an Engine. Notwithstanding anything
               ----- -- ---- ---- ------- -- -- ------
     in (a) above to the contrary, upon the occurrence of an Event of Loss with respect to an Engine whether or not said Engine is then installed on the Airframe under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee directly, or by any Permitted Sublessee, shall give Lessor and Lender, if any, prompt written notice thereof and shall, within thirty (30) days after the occurrence of such Event of Loss, duly convey to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a similar engine of the same make and model number as that suffering the Event of Loss, free and clear of all Liens and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such conveyance, Lessee, at its own expense, will furnish Lessor with such documents to evidence such conveyance as Lessor shall reasonably request, including, without limitation, a bill of sale and opinion of counsel. Upon full compliance by Lessee with the terms of this
     Section 13(b), Lessor will transfer to Lessee title to the Engine with respect to which such Event of Loss occurred. such transfer shall furthermore be made in accordance with the provisions of Section 22(h). For all purposes hereof, each such replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the Aircraft. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 13(b) shall result in any reduction in or delay in payment of Basic Rent.

          (c)  Risk of Loss; No Release of Obligations. Lessee shall bear the
               ---- -- ----  -- ------- -- -----------
     risk of loss and shall not be released from its obligations hereunder in the event of any damage to the Airframe, the Engines or any Part thereof or any Event of Loss relating thereto.

          (d)  Application of Proceeds in an Event of Loss. Provided no Event of
               ----------- -- -------- -- -- ----- -- ----
     Default shall exist, it is agreed that all insurance payments received at the result of the occurrence of an Event of Loss with respect to the Airframe and any installed Engine will be applied in reduction of the Lessee's obligation to pay the Event of Loss Payment, if not already paid by the Lessee and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Lessee; and any amount payable to Lessee shall not be paid to Lessee if at the time of such payment an Event of Default shall have occured and be continuing, but shall be held by the Lessor as security for the obligations of Lessee under this Lease and such amount shall be paid to Lessee at such time as there no longer exists any Event of Default.

14.  Insurance
     ---------

          (a)  Required Insurance.  Lessee will at all times keep the Aircraft
               -------- ---------
     fully insured against such perils and risks as are customarily insured against by owners or operators of similar equipment engaged in the same or similar business, similarly situated with Lessee (or if applicable, Permitted Sublessee). Without limiting the generality of the foregoing, Lessee agrees at its own expense to effect the following insurance throughout the term hereof:

          (i) "All Risk" Aviation Hull insurance including comprehensive ground and flight coverage, which shall be at least equal to the Casualty Value of the Aircraft;

          (ii) Aviation Allied Perils insurance covering hull and public liability and insuring against strikes, riots, civil commotions or labor disturbances, any malicious act or act of sabotage, hi-jacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the Lessor or Lessee when the Aircraft is operated in the United States or Canada. In the event the Aircraft is operated at any time for any reason outside of the United States or Canada, Lessee shall provide and maintain full Aviation War and Allied Perils insurance covering hull and public liability insuring against the following perils: war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, strikes, riots, civil commotions or labor disturbances, any act of one or more Persons (whether or not agents of a sovereign power) for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, any malicious act or act of sabotage, confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil military or de facto), other than the United States of America, or public or local authority, hi-jacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the Lessor or Lessee;

          (iii) "All Risk" insurance with respect to any Engine(s) and/or Parts furnished hereunder or in relation to the Aircraft, while such items are removed from the Aircraft; and

          (iv) Aircraft Liability insurance including bodily injury, property damage, passenger liability and contractual liability insurance (but excluding manufacturer's products and completed operations exposures), which shall protect and indemnify Lessee against any claims arising in connection with any loss, damage or injury arising out of any occurrence, cause or operations anywhere in the world and/or operations incidental thereto in the amount of at least $100,000,000 combined single limit per occurrence.

          (b)  Special Requirements as to Insurers, Form and Content. All such
               ------- ------------ -- -- --------  ---- --- -------
     insurance taken out of or effected pursuant to the provisions hereof shall be subject to the following:

          (i) Lessee will place all insurance with insurers or aviation underwriting groups which are substantially similar in reputation and financial responsibility and condition to insurers or aviation underwriting groups used by a majority of United States Group II and III Airlines as defined by the Department of Transportation in 14 CFR 241 or other insurers or aviation underwriting groups reasonably satisfactory to Lessor; and all insurance policies shall provide that they are payable in U.S. dollars and shall provide for a deductible amount not in excess of $200,000;

          (ii) each policy shall provide that it will not lapse (other than by expiration of the policy), terminate, be cancelled or materially modified without thirty (30) days prior written notice to Lessor (except in the case of Allied Perils or War Risk coverage the period shall be 7 days or such shorter period from the date of notice as is customary in the aviation insurance market), and that there shall be no recourse against Lessor for payment of premiums, commissions or other consents;

          (iii) all insurance shall insure the interests of Lessor regardless of any breach or violation by any party or entity (other than Lessor) of any warranties, declarations or conditions contained in such policies;

          (iv) all insurance shall provide that all provisions, except the limit of liability, shall operate as if there were a separate policy covering each insured;

          (v) all insurance shall name Lessee and Lessor as additional insureds and loss payees as their respective interests may appear;

          (vi) all insurance shall be primary and without the right of contribution of other insurance which may be available to or by Lessor;

          (vii) all insurance shall contain a waiver of subrogation in favor of Lessor providing that insurers will not seek to recover claim payment from Lessor via subrogation;

          (viii) insurers shall waive any right to set off, recoup, counterclaim, or otherwise deduct whether by attachment or otherwise, any payment due or to become due on any required insurance; and

          (ix) each policy shall be endorsed with a U.S.A. "Service of Suit" clause if insurance is placed with insurers domiciled outside of the United States.

          (c)  Evidence of Insurance. Lessee shall deliver to Lessor, through an
               -------- -- ---------
     insurer authorized representative, prior to the commencement of this Lease, and prior to any policy expiration date, written evidence of such insurance satisfactory to Lessor.

          (d)  Prosecution of Claims.  If an Event of Default exists or if the
               ----------- -- ------
     Event of Loss Payment has not been made when due, Lessor is hereby authorized, but not required in its own name and/or Lessee's name to demand, collect, receipt for, and prosecute all necessary actions in the courts to recover any and all insurance moneys which may become due and payable under any insurance. An insured claim payment not exceeding $200,000 shall be payable to Lessee for the repair, salvage or other charges involved in such claim provided, however, that if there exists an Event of Default any insured claim payment shall be payable to Lessor. Any insured claim payment exceeding $200,000 whether or not an Event of Default may exist shall be payable to Lessor.

15.  Indemnification
     ---------------

     Lessee assumes liability for and hereby agrees to indemnify, protect, save and keep harmless Lessor from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging Lessor's negligence and claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever excluding, however, impositions and claims involving taxes under Sections 10 and 17 ("Claim(s)") which may be imposed on, incurred by or asserted against Lessor, whether or not Lessor shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of this Lease or any documents contemplated hereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration, sale, return, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable and any claim for patent, trademark or copyright infringement); provided, however, that Lessee shall not be required to indemnify Lessor for (a) any Claim in respect of the Aircraft arising after possession of the Aircraft has been re-delivered to Lessor in accordance with Section 8 hereof, or (b) any Claim resulting from acts which would constitute the willful misconduct or active negligence of Lessor or (c) any Claim by Lessee against Lessor for breach of this Lease. If any Claim is made against Lessee or Lessor, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder, unless such failure detrimentally affects Lessee's ability to defend such claim. LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF THE AIRCRAFT OR ANY PART THEREOF FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN, THE USE, MAINTENANCE OR ANY SERVICING OR ADJUSTMENTS THERETO, OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY OF THE FOREGOING, OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF, OR ANY LOSS OF BUSINESS, ALL OF WHICH SHALL BE THE RISK AND RESPONSIBILITY OF LESSEE.

     The liability of Lessee to make indemnification payments pursuant to the
Section 15 shall, notwithstanding any expiration or termination of this Lease, continue to exist until such indemnity payments are made by Lessee in full.

16.  Sublease; Possession
     --------------------

     Lessee shall not sublease, or otherwise in any manner deliver, relinquish or transfer possession of the Airframe or any Engine leased hereunder to any Person without Lessor's prior written consent (which consent shall not be unreasonably withheld or delayed), provided, however, so long as Lessee shall comply or cause the compliance with the provisions of section 14 hereof, Lessee or any Permitted Sublessee may, without the prior written consent of Lessor unless otherwise specifically provided;

          (a) (i) subject the Airframe or any Engine to the United States Civil Reserve Air Fleet Program or contracts with the United States Government, or (ii) enter into a wet lease under which Lessee or a Permitted Sublessee has effective control of the Aircraft in the ordinary course of Lessee's or such Permitted Sublessee's business which shall not be considered a transfer of possession hereunder;

          (b) deliver possession of the Aircraft, the Airframe, any Engine or any Part thereof to the manufacturer thereof for testing or other similar purposes or to any organization for services, repair, maintenance or overhaul work on the Aircraft, the Airframe or such Engine or any Part thereof or for alterations or modifications in or additions to the Aircraft, the Airframe or such Engine, to the extent required or permitted by the terms of this Lease;

          (c) install an Engine on an Airframe owned by or leased to Lessee or a Permitted Sublessee or purchased by Lessee or such Permitted Sublessee subject to a lease, conditional sale or other security agreement, provided
                                                                       --------
     that such Airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such Airframe and such Liens as are permitted by Section 9 and within a reasonable time after a request by Lessor, Lessee will notify the requesting entity of the location of the Engine;

          (d) transfer possession of the Airframe and/or any Engine or Engines to the United States of America or any instrumentality or agency thereof in accordance with applicable laws, rules, regulations or orders, provided that such transfer of possession does not continue beyond the Expiration Date;

          (e) so long as no Default or Event of Default shall have occurred and be continuing, sublease the Airframe and/or any Engine or Engines to any Permitted Sublessee listed on Exhibit G hereto;

provided that (i) the rights of any transferee who received possession by reason
--------
of a transfer permitted by this Section (other than the transfer of an Engine which is deemed an Event of Loss), and any sublease permitted by this Section 16, shall be subject and subordinate to all the terms of this Lease, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such sublease or transfer had not occurred, (ii) any such sublease shall include provisions for the use, maintenance and insurance of the Aircraft at least as favorable to the sublessor as those contained in this Lease benefiting Lessor, and (iii) any such instrument of transfer or sublease shall contain provisions pursuant to which the Airframe or an Engine shall not be operated, used or located, or suffered to be operated, used or located (x) outside the United States or Canada or principally located outside the United States unless such Airframe or Engine is operated or used by the government of the United States and such government assumes liability for any damages, loss, destruction or failure to return possession of such Airframe or Engine at the end of the term of such contract or for injury to persons or damage to property of others arising out of such use,
(y) at any time in any country with which the United States Government does not maintain at such time diplomatic relations or (z) at any time in any area excluded from coverage by any insurance required by the terms of Section 14 hereof.

     In the event Lessor shall have received from the lessor or secured party of any Airframe leased to the Lessee or a Permitted Sublessee or purchased by the Lessee or a Permitted Sublessee subject to a conditional sale or other security agreement, a written agreement which provides that the lessor or secured party under such agreement shall not acquire or claim any right, title or interest in any Engine, and the lease or conditional sale or other security agreement covering such Airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of such secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as the result of such engine being installed on the Airframe at any time while such engine is owned by such lessor or is subject to such conditional sale or other security agreement or security interest in favor of such secured party, any right, title, or interest in such engine. The existence of a clause substantially similar to this clause in such lease, conditional sale or other security agreement whereby the Lessor or secured party, as the case may be, is substituted for Lessor shall suffice as the required written agreement.

17.  Tax Treatment; Special Tax Indemnification
     ------------------------------------------

          (a) This Lease has been entered into on the assumption that the Lessor will have the following tax consequences (herein referred to as "Assumed Tax Consequences"):

          (i) for tax purposes, the transaction contemplated by this Lease will be treated as a true lease, the Lessor will be treated as the owner and lessor of the Aircraft, and Lessee will be treated as lessee of the Aircraft;

          (ii) in the hands of Lessor, the Aircraft will constitute "recovery property" which is "7-year property" within the meaning of Section 168 of the Code;

          (iii)  Lessor will be entitled to depreciation deductions under
          Section 168 of the Code, with respect to at least 100% of Equipment Cost, salvage value will be zero for such purposes, the full amount of such depreciation deductions ("Depreciation Deductions") will be allowed to Lessor beginning in the year placed in service by Lessor, and there will be no recapture of such Depreciation Deductions by Lessor;

          (iv) the amounts of interest payable on any financing relating to the Aircraft ("Interest Deductions") shall be deductible under Section 163 of the Code on an accrual basis;

          (v) maintenance of the Aircraft, equipment changes and replacement of Parts in the Aircraft by Lessee will not result in any tax consequences to Lessor;

          (vi) Lessor's combined Federal, state and local tax rate for items of ordinary income is 34%;

          (vii) Lessee's payments of Rent with respect to the Aircraft will constitute rental income to Lessor, for tax purposes, in the amounts and for the respective periods determined on the assumption that such amounts will be includable in Lessor's income, for tax purposes, as they accrue under the Lease and that such amounts will be the only income to be realized by the Lessor for tax purposes, from or with respect to the Aircraft under this Lease, except for Supplemental Rent and indemnity payments made to Lessor pursuant to this Section, all of which shall be includable in Lessor's income for tax purposes only if and when they are actually paid to Lessor; and

          (viii) Lessor may amortize ratably the transaction expenses which it incurs in connection with entering into this Lease ("Amortization Deductions") over a period not longer than the Term.

     (b) If by reason of Lessee's acts or omissions Lessor shall not be entitled to claim or shall lose all or any portion of Depreciation Deductions, Amortization Deductions or Interest Deductions, as set forth in the Assumed Tax Consequences, or (i) any Depreciation Deductions are recaptured pursuant to
Section 1245 of the Code or any similar provision, or (ii) the Internal Revenue Service, any state taxing authority or any court shall conclude that the tax consequences of this Lease differ in any respect from the Assumed Tax Consequences (each of the foregoing events being referred to hereinafter as a "Loss"), then, unless excused by the provisions of Section 17(c) hereof, Lessee will pay to Lessor, on an After Tax Basis, an amount sufficient to maintain the Lessor's Net Economic Return, after taking into account additions to tax payable by Lessor with respect to such Loss, and any tax liabilities incurred by Lessor in respect of the receipt of such amount, plus, on an After-Tax Basis, any interest and penalties payable to the Internal Revenue Service and state taxing authorities with regard to such Loss. Except as otherwise provided in Section 17(e), all amounts payable to Lessor hereunder shall be paid promptly and in any event within 30 days after receipt by Lessee of a written demand therefore, accompanied by a written statement describing in reasonable detail the Loss in question at the computation of the amount so payable.

     (c) Notwithstanding anything to the contrary set forth in this Section 17, any Loss which would otherwise be indemnified by Lessee under such Section 17 shall not be subject to indemnification to the extent that such Loss is a direct result of the occurrence of any of the following events:

     (i) a voluntary or involuntary transfer or other disposition by Lessor of the Aircraft, other than any such transfer following an Event of Default;

     (ii) failure of Lessor to claim all or any portion of the Depreciation Deductions, the Amortization Deductions, the Interest Deductions, or any other Federal income tax benefits described in the Assumed Tax Consequences unless (a) the claim of any such benefit would be inconsistent with any prior audit adjustment by the Internal Revenue service pursuant to the context provisions of this Section 17; (b) Lessor shall have furnished Lessee, at Lessee's sole cost and expense, with an opinion of Lessor's tax counsel to the effect that a basis, as set forth in ABA Formal Opinion 85-352, does not exist for such claim or (c) such failure to claim is caused by a failure of Lessee to take action or provide information to Lessor required or permitted hereunder;

     (iii) failure of Lessor to have sufficient gross income to benefit to the fullest extent from the Depreciation Deductions or the Interest Deductions;

     (iv) breach of any of Lessor's representations, warranties or covenants contained in this Lease, or willful misconduct or gross negligence of Lessor;

     (v) an event which causes Lessee or its insurer to pay the Casualty Value if such Casualty Value is paid in full;

     (vi) the failure of Lessor to take timely action in contesting a claim made by any taxing authority with respect to the disallowance of any Tax benefits in such failure shall preclude the right of Lessor to contest such claim and if such failure was not caused by Lessee's failure to request action by Lessor after timely receipt of notice from Lessor or to otherwise comply with the obligations under the contest provisions of this Section;

     (vii) the failure of the Lease to constitute a "true lease" for Federal income tax purposes other than by reason of any act of commission or omission, any misrepresentations, breach of any agreement, covenant or warranty by Lessee contained herein or in any related document, any modification, improvement, alteration, repair, maintenance or addition of or to the Aircraft or any part thereof, or any disposition of the Aircraft or any part thereof, or any damage to, destruction of, theft, requisition or taking of the Aircraft or any part thereof;

     (viii) any change, amendment, modification, addition or deletion in, to, or from the Code, any administrative regulation or ruling pertaining thereto, or any judicial or administrative interpretation of any of the foregoing that is enacted or promulgated after the date of Delivery other than: (y) any change in the Code enacted prior to the Delivery Date; or (z) any Treasury Regulation published as a temporary or final regulation prior to the Delivery Date;

     (ix) the application of Section 467 of the Code, unless solely by virtue of a payment by Lessee of an amount of Rent due under the Lease before the due date thereof;

     (x)  the status for Federal Income Tax purposes of Lessor;

     (xi)  the application of any minimum tax or alternative minimum tax; or

     (xii) the application of the "mid-quarter convention" within the meaning of Section 168(d)(4)(C).

     (d) If a claim shall be made at any time by the Internal Revenue Service or state taxing authority which, if successful, would require Lessee to make an indemnity payment to Lessor under Section 17(b) above,

Lessor hereby agrees to take such action in connection with contesting such claim, including any appeal to review any adverse determination by a court (other than an appeal to the United States Supreme Court), as Lessee shall reasonably request in writing from time to time; provided, however, that:
                                                 --------  -------

     (i) within 30 days after notice by Lessor to Lessee of such claim, Lessee shall request that such claim be contested;

     (ii) Lessor, at is sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the Internal Revenue Service or state taxing authority with respect to such claim and either pay the tax claimed and or contest such claim in the forum selected by Lessor (in the manner provided in Section 17(f));

     (iii) prior to the Lessor taking any such action in contesting such claim, Lessee shall have furnished to Lessor, at Lessee's expense, an opinion of independent tax counsel satisfactory to Lessor to the effect that Lessor is more likely than not to prevail in contesting such claim;

     (iv) Lessee shall have indemnified Lessor in a manner satisfactory to Lessor for any liability or loss which Lessor may incur as a result of contesting such claim and shall have agreed to pay to Lessor within 30 days after written demand from time to time an amount which, on an After-Tax Basis, shall be equal to all costs and expenses which Lessor may incur from time to time in connection with contesting such claim, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, and the amount of any interest or penalty which may ultimately be payable as a result of contesting such claims;

     (v) Lessor shall be obligated to contest a claim beyond the level of administrative proceedings only if the amount of the indemnity arising from such claim should exceed $25,000 Dollars; and

     (vi) if Lessor is to pay the tax claimed and then seek a refund, Lessee will provide Lessor with sufficient funds, interest free and on an After-Tax Basis, to pay the tax, penalties interest and additions to tax.

     (e) If any such claim referred to in Section 17(d) shall be made by the Internal Revenue Service, and Lessee shall have reasonably requested Lessor to contest such claim as provided in Section 17(d) and shall have duly complied with all of the terms of this Section 17, Lessee's liability for indemnification under this Section 17 shall be deferred until a "determination" of such liability, as defined in Section 1313(a) of the Code. At such time Lessee shall become obligated for the payment of any indemnification hereunder resulting from the outcome of such contest, and Lessor shall become obligated to refund to Lessee any amount received as a refund by Lessor fairly attributable to advances by Lessee hereunder, together with any interest received by Lessor on such refund fairly attributable to such advances. Such obligation of Lessor and Lessee will first be set off against each other and any difference owing by either party shall be paid within 30 days after such final determination.

          (f) Lessor agrees promptly to notify Lessee in writing of any claim by the Internal Revenue Service referred to in Section 17(d) and agrees not to make payment of the tax claimed or to consent to the assessment of any deficiency relating to such claim for at least 30 days after the giving of such notice and agrees to give to Lessee any relevant information relating to such claim which may be peculiarly within the knowledge of Lessor and otherwise to cooperate with Lessee in good faith in order to contest any such claim, provided, that Lessor in its sole discretion after good faith
                 --------
     consultation with Lessee may determine the forum of the contest and whether to pay the tax claimed and seek a refund thereof or not to pay the tax.

          (g) Lessee represents, warrants and covenants that neither it nor any Person controlled by it, in control of it, or under common control with it, directly or indirectly, nor any Permitted Sublessee will at anytime take any action or file any return or other document inconsistent with the Assumed Tax Consequences and that each of such Persons will file such returns, take such actions and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent hereof.

Lessee's obligations under this Section shall continue in full force and effect, notwithstanding the expiration or earlier termination of the Term of this Lease.

18.  Events of Default
     -----------------

     The term Event of Default, wherever used herein, shall mean any of the following events under this Lease (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and each such event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied.

          (a) Lessee shall fail to make any payment of Rent (other than Supplemental Rent consisting solely of indemnity payments under Section 17 thereof) within five (5) business days after notice from Lessor to Lessee the same shall be due; or

          (b) Lessee shall fail to make any payment of Supplemental Rent consisting solely of indemnity payments under Section 17 hereof within the later of (i) the 15th day after such payment of Supplemental Rent shall have become due and (ii) the fifth day after giving of notice by Lessor to Lessee that such nonpayment of Supplemental Rent constitutes an Event of Default; or

     (c) Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section 14, provided that in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to Lessor for 30 days (seven days, or such shorter period as may from time to time be customarily obtainable in the industry, in the case of war risk and allied perils coverage) after receipt of notice by Lessor of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default hereunder until the earlier of (i) the date such failure shall have continued unremedied for a period of 20 days (five days in the case of required war risk and allied perils coverage) after receipt by Lessor of the notice of cancellation, change or (ii) such insurance not being in effect as to the Lessor or Lessee; or

     (d) Lessee shall fail to perform or observe any covenant, condition or agreement (other than that referred to in (a) or (b) above or breach of any covenant, condition or agreement contained in Section 17 hereof) required to be performed or observed by it under this Lease or any Operative Agreement, document or certificate delivered by Lessee in connection herewith, and such failure shall continue for thirty (30) days after written notice thereof from the Lessor to Lessee, provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said 30 day period, there shall exist no event of Default for such future time as may reasonably be required to effect such cure, so long as Lessee is proceeding with due diligence to cure such failure; or

     (e) Any representation or warranty made by Lessee in this Lease or any Operative Agreement, document or certificate delivered by Lessee in connection herewith or pursuant hereto (other than those made in Section 17) shall prove to have been incorrect in any material respect when any such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time) and shall remain material; or

     (f) Lessee shall cease to be an "air carrier" within the meaning of the Federal Aviation Act; or

     (g) Lessee shall or shall attempt to (except as expressly permitted by the provisions of this Lease) remove, sell, transfer, encumber, part with possession of, assign or sublet the Airframe, the Engines or any part thereof, use the Aircraft for an illegal purpose, or knowingly permit the same to occur; or

     (h) Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, the Aircraft or a

                                      -26

substantial portion of its property, or shall consent to any such relief or to the appointment of or taking possession of the Aircraft by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of Lessee the Aircraft or a substantial portion of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or

          (i) Lessee shall fail to make any payment when due of any indebtedness for borrowed money or basic rent under any lease of aircraft, provided that the obligation in respect of which such failure to pay has occurred (when aggregated with other obligations having a payment default) shall be in an outstanding amount in excess of $20,000,000 (or in the case of a lease, the present value of the outstanding basic rent payments thereunder, when aggregated with other obligations having a payment default, shall exceed $20,000,000) and such failure to pay shall have resulted in the acceleration of such outstanding amount.

19.  Remedies
     --------

          (a) Upon the occurrence of any Event of Default and so long as the Event of Default shall be continuing, Lessor may, at its option, declare this Lease to be in default by written notice to such effect given to Lessee, and at any time thereafter, Lessor may exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect:

          (i) proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

          (ii) by notice in writing terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided; and whether or not this Lease is terminated, if so requested by Lessor, Lessee shall at its expense promptly return the Aircraft to the possession of Lessor at such place as Lessor shall designate and in the condition required as if the Aircraft were being returned at the expiration of the Term pursuant to and in accordance with the terms hereof, or Lessor, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of and remove the same together with any Engines and Parts by summary proceeding or otherwise. If upon Lessee's return or Lessor's repossession of the Aircraft it is not in the condition required if it were being returned at the expiration of the Term, Lessor may perform all maintenance, repair, overhead and other work to accomplish the same and shall be entitled upon demand to reimbursement from Lessee, for all expenses incurred in so doing, together with interest thereon at the Late Payment Rate from the date of incurrence until paid. Notwithstanding anything herein to the contrary, but subject to reimbursement as provided below, Lessee shall, without further demand, forthwith pay to Lessor an amount equal to any unpaid Rent due and payable for all periods up to and including the Basic Rent Date following the date on which Lessor has declared this Lease to be in default, plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Casualty Value of the Aircraft, computed as of the Basic Rent Date immediately preceding the date on which Lessor has declared this Lease to be in default, together with interest on such amounts at the Late Payment Rate from the date of demand until paid. Following the return of the Aircraft to Lessor pursuant to this subparagraph, Lessor shall proceed to sell the Aircraft by public or private sale in such commercially reasonable manner as it shall deem appropriate; provided that Lessor, if it so elects, may purchase the Aircraft at such sale for a price not less than the highest bona fide bid given by a person unrelated to the Lessee or Lessor. The Proceeds of such sale other than a sale to Lessor as provided above shall be applied by Lessor (x) first, to pay all costs, charges and expenses, including Liens, other than Lessor's Liens, governmental fines and assessments prior in right to that of Lessor in the Aircraft and all reasonable legal fees and other disbursements incurred by Lessor as a result of the Event of Default and the exercise of its remedies with respect thereto, including, without limitation, costs of putting the Aircraft in return condition and costs of sale, together with interest on all such amounts at the Late payment Rate from the date expended by Lessor until paid, (y) second, to pay Lessor the unpaid Rent due and payable as provided above and the Casualty Value amount payable as liquidated damages, to the extent not previously paid, together with interest as provided above, and (z) third, to reimburse Lessee for the Casualty Value to the extent previously paid by Lessee as liquidated damages. Any surplus remaining thereafter shall be retained by Lessor. To the extent that all Rent then due and payable as provided above with respect to the Aircraft and the Casualty Value amount payable as liquidated damages in respect of the Aircraft have not been previously paid, Lessee shall forthwith pay to Lessor the amount by which (1) the sum of (aa) all Rent then due and payable as provided above with respect to the Aircraft, (bb) the Casualty Value amount payable as liquidated damages or portion thereof not theretofore paid, (cc) the amount payable under clause (x) of the preceding sentence, and (dd) interest at the Late Payment Rate on the items described in (aa), (bb) and (cc) as provided above, computed as provided above exceeds (2) the sale price of the Aircraft. Instead of selling the Aircraft, Lessor may lease the Aircraft to another user pursuant to an arm's-length transaction and in such case, in lieu of paying Lessor the Casualty Value, Lessee shall reimburse Lessor for (i) the

          Rent lost during such time as Lessor was actively trying to lease the Aircraft or otherwise proceeding in a commercially reasonable manner in the exercise of its remedies hereunder, together with interest thereon at the Late Payment Rate from the date the Rent was due until paid, (ii) such reasonable legal fees and other disbursements incurred by Lessor as a result of the Event of Default and the exercise of its remedies with respect thereto and all costs and expenses of Lessor related to putting the Aircraft in the condition required for return hereunder and the costs, including legal fees, associated with finding a Lessee and negotiating a new lease, together with interest thereon at the Late Payment Rate from the date of expenditure until paid, and
          (iii) provided that the rental rate contained in the new lease is a Fair Rental Rate and is less than the Rent specified in this Lease, the difference between the Rent and the rent under the new lease. Such rental shortfall shall be payable on the Basic Rent payment dates remaining during the Term, or in a lump sum reduced to present value at a discount rate of 11% per annum, at Lessor's election. Notwithstanding anything herein to the contrary, Lessor shall not be required to sell or lease the Aircraft if, in its reasonable judgment, doing so would not be commercially reasonable.

     (b) Lessee shall be liable for all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason for the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto.

     (c) Lessee hereby waives, to the extent now or hereafter permitted by applicable law, for itself and for its successors and assigns, any and all rights Lessee or Lessee's successors or assigns may have under any bankruptcy, insolvency or similar laws, rules or regulations with respect to the continued possession or use of the Aircraft, or payment of Rent therefor, or with respect to this Lease. Rejection of this Lease by any bankruptcy trustee or debtor-in-possession shall entitle Lessor to the immediate return of the Aircraft.

In addition to the foregoing, Lessee hereby unconditionally waives its rights to retain the Aircraft after the filing of a petition under chapter 7 or of the U.S. Federal Bankruptcy Law.

     (d) No remedy referred to herein is intended to be exclusive, but each shall be cumulated and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

20.  Notices
     -------

     All communications and notices provided for herein shall be in writing and shall become effective when received, if deposited in the United States mail, with proper postage for certified mail, return receipt requested, prepaid, or if sent by receipted courier service, telex or facsimile machine addressed to Lessor or Lessee, at their respective addresses set forth in Exhibit B hereof or such other addresses as either party may hereafter designate by written notice to the other.

21.  Assignment
     ----------

          (a) This Lease, the Aircraft and Lessor's interest in each thereof is freely assignable and alienable by Lessor, provided the provisions of this Section are met. The agreements, covenants, obligations and liabilities contained herein, including but not limited to all obligations to pay Rent, Supplemental Rent and other amounts payable hereunder and indemnify Lessor, are made for the benefit of Lessor, any assignee, and their respective successors and assigns, and all rights and remedies hereunder including, without limitation, for enforcement or to grant waivers, consents and approvals, or take other action, shall be exercisable by them, notwithstanding the possibility that any such person was not originally a party to this Lease or may, at the time such enforcement is sought, no longer be a party to this Lease. Lessee shall comply with all reasonable requests of Lessor, its successors and assigns respecting the assignment and Lessee's acknowledgement of the assignee as Lessor; provided, however, that
                                                        --------  -------
    no assignment of Lessor's interest in this Lease or the Aircraft shall alter the terms of this Lease in so far as the benefits to Lessee hereunder are concerned. Upon any such assignment, and subject to the first sentence of this Section 21(a), Lessee agrees to look solely to the assignee with respect to all matters in connection with this Agreement and Lessor shall be released from any further obligations hereunder.

          (b)  With respect to any assignment by Lessor,

          (i) any expenses Lessee shall reasonably incur to carry out an assignment or transfer by Lessor hereunder shall be paid by Lessor;

          (ii) the Transferee shall have the requisite power and authority to enter into and carry out the transactions contemplated hereby and shall be, and shall have furnished reasonable evidence to the effect that it is, a citizen of the United States within the meaning of
          Section 101(16) of the Federal Aviation Act of 1958, as amended, or any successor provision;

          (iii) the Transferee shall enter into an agreement or agreements whereby the Transferee confirms that it shall be deemed a party to this Lease and agrees to be bound by all of the terms of, and to undertake all of the obligations of, the Lessor contained in this Lease;

          (iv) such transfer shall not violate any provision of the Securities Act of 1933 or the Federal Aviation Act as amended, or any other applicable law, as amended, or create relationship which would be in violation thereof; and

          (v)  the Transferee shall be a single entity.

In any case, Lessor shall continue to be liable for all obligations hereunder accruing prior to such transfer notwithstanding such transfer and that any Transferee of such obligations shall have the required power and authority to enter into and carry out the transaction contemplated hereby. Upon any transfer permitted by this paragraph, the Transferee shall be deemed "Lessor" for all purposes hereof, and each reference herein to the Lessor shall thereafter be deemed to be a reference to the Transferee for all purposes, provided, however,
                                                             --------
that no Transferee shall be liable for the obligation of Lessor unless expressly assured in writing.

If the Lessor proposes to transfer its interest under the Lease, it shall give written notice to the Lessee specifying the name and address of the proposed transferee and certifying that such transfer and transferee comply with the requirements of this Section. Provided that Lessee obtains a covenant of quiet enjoyment from Lessor or any lender, notwithstanding anything to the contrary herein contained, this paragraph (i) shall not be deemed to preclude Lessor from encumbering its interest in the Aircraft to secure loans advanced to the Lessor; and (ii) shall be of no force or effect in connection with any transfer of the Aircraft upon exercise of any remedy by Lessor pursuant to Section 19 hereof following an Event of Default.

22.  Miscellaneous
     -------------

          (a) The terms of this Lease shall not be waived, altered, modified, amended, supplied or terminated in any manner whatsoever except by written instrument signed by Lessor and Lessee.

          (b) All agreements, indemnities, representations and warranties contained in this Lease or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Lease and the expiration or other termination of this Lease.

          (c) Any provision of this Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (d) This Lease and the Operative Agreements represent the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other understandings. This Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Aircraft, except as Lessee only.

          (e) This Lease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

          (f) The division of this Lease into sections, the provisions of a table of contents and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Lease.

          (g) Time is of the essence in the performance of the terms and conditions of this Lease.

          (h) Except as otherwise expressly provided herein, if Lessor is required to transfer title to the Aircraft, the Airframe, the Engine, or any Part thereof to Lessee, then such transfer shall be made "as is,"
     where is," and without representation or warranty of any kind express or implied, except a warranty of title; provided that Lessor or any one
                                          --------
     claiming through Lessor who succeeds to Lessor's interest in this Lease shall warrant, only that the property transferred is free of Lessor's Liens and assign to Lessee all warranties of title received by Lessor. The transferor shall to the extent customary execute a bill of sale with such warranty.

          (i) If legal or other proceeding is instituted with respect to any of the Operative Agreements, the party prevailing in such proceeding shall be paid all of its costs, expenses and fees by the other party, and if any judgment is secured, all such costs, expenses and fees shall be included in any such judgment, attorneys' fees to be set by the court and not by the jury.

23.  Performance of Obligations of Lessee by Lessor
     ----------------------------------------------

     If an Event of Default should occur hereunder, Lessor may thereafter make the payment or perform or comply with the agreement, the nonpayment, nonperformance or noncompliance with which caused such Event of Default, and the amount of such payment and the amount of reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest at the Late Payment Rate, shall be payable by Lessee upon demand by Lessor, and such action by Lessor shall not be deemed a cure or waiver of any Default or event of Default hereunder.

24.  Additional Covenants of Lessee
     ------------------------------

          (a)  Maintenance of Status.  Lessee agrees to remain during the Term a
               ----------- -- ------
     Certificated Air Carrier. To the extent provided thereby (or to the fullest extent it may lawfully so agree, whether or not provided thereby), Lessee hereby agrees that any right of Lessor to take possession of such Aircraft or Engines in compliance with the provisions of this Lease and in accordance with Section 1110 of Title 11 of the United States Code or any similar provision of any superseding statute, as amended from time to time, shall not be affected by the provisions of Sections 362 and 363 of said Title, or other analogous part of any superseding statute, as amended from time to time, and accordingly, it is the intention of the parties hereto that this Lease be afforded the benefits of said Section 1110.

          (b)  Financial Information.  Lessee agrees to furnish to Lessor during
               --------- -----------
     the Term:

          (i) within 60 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee and Guarantor, consolidated balance sheets of Guarantor as of the end of such quarter and related statements of income, shareholders' equity and changes in financial condition of Guarantor for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, together with the unaudited statements of Lessee, setting forth in each case in comparative form the corresponding figures for the corresponding period in such other preceding fiscal year, prepared in accordance with generally accepted accounting principles and practices, provided
                                                                       --------
          that so long as such Person is subject to the reporting provisions of the Securities Exchange Act of 1934 a copy of Lessee's or Guarantor's Form 10-Q will satisfy this requirement as to such entity;

          (ii) within 120 days after the end of each fiscal year of Lessee and Guarantor, a copy of the annual report for such year for Guarantor, consolidated balance sheets of Guarantor as of the end of such fiscal year and related statements of income, shareholders' equity and changes in financial condition of Guarantor for such fiscal year, together with the unaudited statements of Lessee, in comparative form with the preceding fiscal year, and in the case of Guarantor's consolidated statements, certified by independent certified public accountants as having been prepared in accordance with generally accepted accounting principles and practices consistently applied (except as noted therein), provided that so long as such Person is
                                     --------
          subject to the report provisions of the Securities Exchange Act of 1934 a copy of Lessee's or Guarantor's annual report on Form 10-K will satisfy this requirement as to such entity;

          (iii)  accompanying the annual financial statements described in
          Section 24(b), an Officers' Certificate of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and has made, or caused to be made under his supervision, a review of the transactions and conditions of Lessee during the preceding fiscal year, and that such review has not disclosed the existence during such fiscal year, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constituted or constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto; and

          (iv) from time to time, such other information relating to its financial, operational or business affairs or conditions as Lessor may reasonably request.

25.  Counterparts
     ------------

     This Lease may be executed in any number of counterparts and by the different parties hereto on separate counterparts. The counterparts shall be numbered consecutively. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than "Original No. 1".

     IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed by the respective officers thereunto duly authorized.

INVESTORS ASSET HOLDING CORP.,               HORIZON AIR INDUSTRIES, INC.
as Trustee of AFG/Horizon-I                    as Lessee
Trust, as Lessor


By: [SIGNATURE NOT LEGIBLE]                    By: [SIGNATURE NOT LEGIBLE]
   -------------------------                      -------------------------
Title: Vice President                          Title: Vice President
      ----------------------                         ------------------------
Date:  12/21/89                                Date: 12/26/89
      ----------------------                         ------------------------

                                SCHEDULE NO. l
                                 TO THE LEASE

                          IDENTIFICATION OF AIRCRAFT
                          --------------------------

  U.S. FAA          AIRCRAFT             ENGINE               PROPELLERS
  AIRCRAFT          MODEL AND           MODEL AND             MODEL AND
REGISTRATION     MANUFACTURER'S          SERIAL                 SERIAL
   NUMBER         SERIAL NUMBER          NUMBER                 NUMBER
------------     --------------         ---------             ----------

   N27444     Fairchild Metro III   Garrett AiReserach        Dowty Rotol
                 Model SA227-AC      TPE-331-11U-611G      (C) R321/4-82-F/8
                    AC-752            P44682C (left)     DAC/DRG/4779/89 (left)
                                      P44688C (right)    DAC/DRG/2304/89 (right)

     The Aircraft includes standard accessories and optional equipment and such other items fitted or installed on the aircraft and set forth in Schedule A, attached hereto and by this reference made a part hereof.

                                  SCHEDULE A
                                      TO
                                SCHEDULE NO. l
                                --------------


OPTIONS
-------

Two each UPS type cargo nets

Aft Passenger Seat Relocated and Installed in lieu of Wardrobe

Recessed Bulkhead, Exchange

Wardrobe as loose equipment

Outboard Armrests

Center cockpit windshield defogger

Additional cabin speakers

Remote cabin temperature sensor and indicator

Magnasticks

Chine note tires

Small clip approachplate holder

GPU plug in right wing root

Clear radar nose cap

Wraparound sunvisor bracket

Tel-tail lights (upper only)

115 Cu. Ft. Capacity oxygen bottle

Passenger seat back covers (19)

Dowty Rotol Propellers, including service Bulletin Kit. No. 227-30-004A

Engine Soft Line Conversion

COLLINS PRO-LINE II AVIONICS PACKAGE
------------------------------------

Collins VHF-21A main transceiver with single Gables control
Collins VHF-21A standby transceiver with dual Gables control
Collins VIR-32AGM automatic Omni #1 with 331A-3G indicator and Gables control Collins VIR-32AGM automatic Omni #2 with IND-31C indicator and Gables control Dual Baker M-1035 Audio/ISO amplifier system with push button controls, automatic audio leveling.  (Includes Cabin P.A. and crew I/C)
Collins ADF-60A with 614L-11 control head
Collins Marker Beacon (included in VIR-30 #1) with dual marker lights
Dual Collins glideslope (included in VIR-30 #1 & #2) RDS-81
Bendix RDR-160 digital radar/monochromatic indicator
Collins PN-1O1 slaved gyro-compass (pilot) with free slave switch
Collins RMI-30 new Nav 1/ADF Selectable on single bar needle, NAV 2/ADF selectable or double bar needle
Collins TDR-90 transponder with Gables control
Collins DME-42 252 channel 250 NM digital display, Nav 1/Nav 2 switching and hold
AIM 510 ECFL Electric Gyro Horizon (pilot and co-pilot)
Dual lightweight boom mike headsets with push button switches on wheels
Dual hand microphones
Dual cockpit speakers
Downed aircraft locater beacon
Dual cockpit speakers
Downed aircraft locater beacon
IDC 28702-502 encoding altimeter
IDC 22722-004 Altitude alerter
Second Collins PN-1O1 (co-pilot) slaved gyro
Second Collins TDR-90
Second Collins RMI-30
Datcon 873 hour meter
Vacuum standby gyro (pilot)
Second Gables control head (co-pilot)
Independent P.A. system
Second clock (co-pilot)
Cabin pressurization controller moved to co-pilot's side

                                   EXHIBIT A

                                  DEFINITIONS
                                  -----------

(a) All references in the Lease to designated Sections and other subdivisions are to designated Sections and other subdivisions of the Lease, and the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Lease as a whole and not to any particular Section or other subdivision.

(b) Except as otherwise indicated, all the agreements or instruments defined herein or in the Lease shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

(c) The terms defined herein and in the Lease shall, for purposes of the Lease and all Exhibits thereto, have the meanings assigned to them and shall include the plural as well as the singular.

(d) The following terms shall have the following meanings for all purposes of the Lease:

Basic Rent Dates, Cost, Late Payment Rate, Term and Principal Location shall
----------------  ----  -----------------  ----     ------------------
have the meanings set forth on Exhibit B to the Lease.

Additions shall have the meaning set forth in Section 11 (d) of the Lease.
---------

After-Tax Basis shall mean that the amount to be paid pursuant to any provision
---------------
of this Lease is to be increased by the amount of all Taxes payable by reason of the receipt of such payment (assuming that such Taxes all are paid at the highest marginal rates and taking into account all tax savings realized by the recipient with respect to such payment), with the result that the net amount after payment of such Taxes and taking into account such savings is equal to the amount that is due pursuant to such provision.

Aircraft shall mean the Airframe with the Engines described in Schedule No. l to
--------
the Lease and any and all Parts so long as the same shall be incorporated or installed in or attached to such Aircraft and all Parts removed from the Aircraft so long as title thereto shall remain vested in Lessor in accordance with Section 11 of the Lease after removal from such Aircraft.

Airframe shall mean (i) the Aircraft described in Schedule No. l to the Lease
--------
and, unless the context requires otherwise, shall not include engines or Engines from time to time installed thereon and (ii) any and all Parts, including any replacement airframe or Part thereof, so long as the same shall be incorporated or installed in or attached to such Airframe and all parts removed from the Airframe so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 11 of the Lease after removal from such Airframe.

Amortization Deductions shall have the meaning set forth in Section 17 of the
------------ ----------
Lease.

Assumed Tax Consequences shall have the meaning set forth in Section 17 of the
------------------------
Lease.

Approved Maintenance Program shall mean the maintenance program of Lessee or a
----------------------------
Permitted Sublessee (if applicable) for the maintenance of Metro III aircraft which has the approval of the FAA.

Basic Rent shall have the meaning set forth in Section 3 of the Lease.
----------

Business Day shall mean any day other than a Saturday, Sunday, or other day on
------------
which banks in Seattle, Washington or Boston, Massachusetts are authorized to close.

Capitalized Cost shall mean Cost plus, if and to the extent permitted for tax
----------------
purposes under Section 168 of the Code, printing expenses, fees of counsel, and certain other fees and expenses associated with the transaction and capitalized by Lessor.

Casualty Value shall have the meaning set forth in Exhibit C to the Lease.
--------------

Certificated Air Carrier shall mean any air carrier operating under a
------------------------
Certificate of Public Convenience and Necessity issued by the Department of Transportation, or pursuant to an exemption under Part 298 of the U.S. Department of Transportation's economic regulations or any similar authority.

Claims shall have the meaning set forth in Section 15 of the Lease.
------

Code shall have the meaning set forth in Section 17 of the Lease.
----

Default shall mean an event which, after the giving of notice or lapse of time
-------
or both, would mature into an Event of Default.

Delivery Date shall mean the date the Aircraft was delivered to, and accepted
-------------
by, Lessee from Lessor.

Depreciation Deductions shall have the meanings set forth in Section 17 of the
-----------------------
Lease.

Engine shall mean (i) each of the engines described and listed by manufacturer's
------
serial numbers in Schedule No. l to the Lease whether or not from time to time thereafter no longer installed on such Airframe, and (ii) any engine which may from time to time be substituted, pursuant to Section 13(b) of the Lease, for an Engine leased thereunder; together in each case with any and all Parts incorporated or installed in or attached thereto (excluding Propellers) and any and all parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 11 of the Lease after removal from such Engine; and Engines shall mean, as a date of determination, all
                      -------
Engines then leased under the Lease.

Event of Default shall have the meaning set forth in Section 18 of the Lease.
----------------

Event of Loss with respect to the Aircraft, the Airframe or any engine shall
-------------
mean any of the following events with respect to such property; (i) loss of such property or the use thereof due to theft (when the property is not recovered in 60 days), disappearance (for a period in excess of 30 days), destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage of such property which results in an insurance settlement with respect to such property on the basis of a total loss;
(iii) any Requisition of Use; or (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any foreign governmental body having jurisdiction), the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve consecutive months. The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, or unfitness for use for the stated period. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is part of such Aircraft. An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

Event of Loss Payment shall have the meaning set forth in Section 13 of the
---------------------
Lease.

Expiration Date shall mean the last day of the Term.
---------------

FAA Counsel shall mean the firm of Crowe & Dunlevy in Oklahoma City, Oklahoma.
-----------

FAA shall mean the Federal Aviation Administration or any successor thereto.
---

Fair Market Value ("FMV") shall mean with respect to any property, the value of
-------------------------
the property as determined on the basis of, and shall be equal in amount to, the value which one would obtain in an arm's-length transaction between an informed and willing buyer-user (other than a lessee currently in possession and a used equipment dealer) and an informed and willing seller under no compulsion to sell and, in such determination, costs of removal of property from its location or current use shall not be a deduction from such value. In the event the FMV is not agreed upon by Lessee and Lessor, it shall be determined by the average of three (3) independent appraisals by parties which shall include two parties individually, one selected by Lessee and one selected by Lessor and a third mutually selected by Lessee and Lessor. The expense of any such appraisal shall be shared equally by Lessor and Lessee.

Fair Rental Rate shall mean with respect to any property, the rental rate of the
----------------
property as determined on the basis of, and shall be in an amount equal to, the rental rate which one would obtain in an arms length transaction between an informed and willing lessor (under no compulsion to lease) and lessee for a lease term not to exceed five (5) years. If not agreed upon by Lessor and Lessee, it shall be determined by appraisal in the manner in which FMV is determined when not so agreed upon.

Federal Aviation Act shall mean the Federal Aviation Act of 1958, as amended.
--------------------

Guarantor shall mean Alaska Air Group, Inc. a Delaware corporation, its
---------
successors and assigns.

Impositions shall have the meaning set forth in Section 10 of the Lease.
-----------

Index shall mean the rate of interest publicly announced, from time to time, by
-----
Citibank, N.A., New York, New York, as the base rate of interest charged by such bank to its most creditworthy commercial borrowers, notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates of interest less than the announced base rate.

Interest Deductions shall have the meaning set forth in Section 17 of the Lease.
-------------------

Lease Supplement shall mean a supplement to the Lease entered into by Lessor and
----------------
Lessee with respect to this Lease.

Lessor's Liens shall mean Liens created or granted by Lessor or resulting from
--------------
(w) claims against or affecting Lessor, (x) acts of Lessor not related to the transactions contemplated by the Lease or not permitted under the Lease, (y) taxes imposed against Lessor which are not indemnified against by Lessee under the Lease, or (z) claims against Lessor arising out of the voluntary transfer by Lessor of its interest in the Aircraft or the Lease, other than a transfer pursuant to Section 19 of the Lease.

Lessor Payment Amount shall have the meaning set forth in Section 17 of the
---------------------
Lease.

Liens shall have the meaning set forth in Section 9 of the Lease.
-----

Loss shall have the meaning set forth respectively in Section 17 of the Lease.
----

Maintenance Manual shall mean the manual issued by the manufacturer for the
------------------
maintenance of the Aircraft, as updated from time to time.

Manufacturer shall mean the Fairchild Aircraft Corporation.
------------

Net Economic Return shall mean the after-tax economic yields and after-tax
-------------------
annual aggregate cash flows expected by Lessor with respect to its lease of the Aircraft under this Lease, utilizing the same assumptions and methods of calculation which Lessor used in evaluating the transactions contemplated by this Lease.

Operative Agreements shall mean the Lease, the Aircraft Purchase Agreement or
--------------------
Purchase Agreement Assignment, as appropriate, the guaranty executed by Guarantor and all other agreements or instruments now or hereafter executed by Lessee or Guarantor in connection with the Lease.

Parts shall mean all appliances, parts, instruments, appurtances, accessories,
-----
furnishings and other equipment of whatever nature (other than complete Engines or engines and other than temporary replacement parts), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 11 of the Lease after removal from such Airframe or Engine.

Permitted Sublessee shall mean any Person to whom the Aircraft has been
-------------------
subleased in accordance with the provisions of Section 16 of the Lease.

Person shall mean any individual, partnership, corporation, trust,
------
unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

Propeller shall mean (i) each of the propellers described and listed by
---------
manufacturer's serial numbers in Schedule No. 1 to the Lease whether or not from time to time thereafter no longer installed on an Engine, but (once removed) only so long as title remains vested in Lessor in accordance with the terms of the Lease and (ii) any propeller which may be from time to time substituted by following the procedure provided for substitution of engines in Section 13(b) of the Lease for a Propeller leased thereunder.

Rent shall have the meaning set forth in Section 3 of the Lease.
----

Replacement Parts shall have the meaning set forth in Section 11 of the Lease.
-----------------

Requisition of Use shall mean the condemnation, confiscation or seizure of, or
------------------------
requisition of title to such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing or the requisition of use of such property which use extends beyond the Expiration Date.

Supplemental Rent shall have the meaning set forth in Section 3(c) of the Lease.
-----------------

Tax Benefits shall mean the Depreciation Deductions, the Interest Deductions and
------------
the Amortization Deductions.

Transferee shall mean any Person to whom Lessor has transferred its interest in
----------
the Aircraft and/or this Lease in accordance with the provisions of Section 21.

                                   EXHIBIT B

                                FINANCIAL TERMS

Delivery Date:                December 28, 1989

Cost:                         $2,767,500

Basic Rent:                   $2,061,000, payable $34,350 on the Delivery Date
                              and $34,350/month on each Basic Rent Date thereafter

Term: The period commencing on the Delivery Date and ending on December 27, 1994.

Basic Rent Dates:             The Delivery Date and the same date of each month
                              thereafter until the end of the Term

First Basic Rent Date:        Delivery Date

Late Payment Rate:            The Index plus 2% floating, but in no event at a
                              rate greater than that permitted by applicable law.

Principal Location:           Portland International Airport
                              Portland, Oregon

Lessor's Address:             c/o American Finance Group
                              Exchange Place
                              Boston, MA 02109
                              Fax No. (617) 523-1410

Lessee's Address:             19521 Pacific Highway South
                              Seattle, Washington 98188
                              Attn: Chief Operations Officer
                              Fax No. (206)241-6757

Guarantor's Address:          19300 Pacific Highway South
                              Seattle, Washington 98188
                              Attn: Chief Financial Officer
                              Fax No. (206)433-3379

Lessee's Chief Executive      19521 Pacific Highway South
Office or Place of            Seattle, Washington  98188
Business (Section 6(e)
of the Lease):


INVESTORS ASSET HOLDING CORP.,               HORIZON AIR INDUSTRIES, INC.
     as Trustee, as Lessor                     as Lessee


By:[SIGNATURE NOT LEGIBLE]                   By: [SIGNATURE NOT LEGIBLE]
   ---------------------------                   ---------------------------
Title: Vice President                        Title: Vice President
      ------------------------                     ---------------------------

                         HORIZON AIR INDUSTRIES, INC.
                                   EXHIBIT C
                                CASUALTY TABLES


                   (Stated as Percentage of Equipment Cost)

   AFTER                CASUALTY                AFTER                 CASUALTY
PAYMENT NO.               VALUE              PAYMENT NO.               VALUE
-----------            ----------           -------------            ----------

       1                 111.86                      31                105.78
       2                 111.72                      32                105.50
       3                 111.57                      33                105.22
       4                 111.42                      34                104.93
       5                 111.27                      35                104.63
       6                 111.12                      36                104.33
       7                 110.95                      37                104.02
       8                 110.79                      38                103.71
       9                 110.62                      39                103.38
      10                 110.45                      40                103.06
      11                 110.27                      41                102.72
      12                 110.09                      42                102.38
      13                 109.91                      43                102.03
      14                 109.72                      44                101.68
      15                 109.53                      45                101.32
      16                 109.33                      46                100.95
      17                 109.13                      47                100.57
      18                 108.92                      48                100.19
      19                 108.71                      49                 99.79
      20                 108.49                      50                 99.40
      21                 108.27                      51                 98.99
      22                 108.05                      52                 98.57
      23                 107.82                      53                 98.15
      24                 107.58                      54                 97.72
      25                 107.34                      55                 97.28
      26                 107.09                      56                 96.84
      27                 106.84                      57                 96.38
      28                 106.59                      58                 95.92
      29                 106.32                      59                 95.45
      30                 106.06                      60                 95.00

                                   EXHIBIT D

                                    [DATE]

Dear Sirs:

     I am General Counsel of HORIZON AIR INDUSTRIES, INC., a Washington corporation (the "Lessee"), and as such I am delivering this opinion in connection with the transactions contemplated by the Aircraft Lease dated December 20, 1989 (the "Lease"). Capitalized terms used herein without definition are used as defined in the Lease.

     In so acting, I have examined the Lease and the Operative Agreements and have examined and relied upon the representations and warranties as to factual matters contained therein and upon the originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. I am of the following opinion.

     1. Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Washington; is duly licensed or qualified and is in good standing as a foreign corporation wherever necessary to carry on its present business and operations and to own or lease its Properties and to enter into and perform its obligations under the Lease and the Operative Agreements to which it is a party (collectively the "Lessee's Documents"); is an "air carrier" and a citizen of the United States within the meaning of the Federal Aviation Act, certificated under Section 401 of the Federal Aviation Act; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in King County, Washington; holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction necessary to authorized Lessee to engage in air transport and to carry on scheduled passenger service as presently conducted; and has the corporate power and authority to conduct its business as it is presently being conducted, to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee's Documents.

     2. The execution, delivery and performance by Lessee of the Lessee's Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval which has not been obtained, or the approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained, and will not contravene any law, judgment, government rule, regulation or order binding on Lessee or the Articles of Incorporation or Bylaws of Lessee or, to the best of my knowledge, after due inquiry, contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted in the Lease), upon the property of Lessee under, any material indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its properties may be bound or affected.

Page two
December ___, 1989

     3. Neither the execution and delivery by Lessee of the Lessee's Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are in full force and effect, (B) the registration of the Aircraft with the FAA and the filings referred to in section 2 of the Lease, and (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date.

     4. The Lessee's Documents are duly authorized, executed by persons authorized by all necessary corporate action, and delivered; and, assuming due execution and delivery by the other parties thereto, each constitutes legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof.

     5. No filing of recording or any document (including any financing statement), other than those which have been made, is necessary to establish and perfect Lessor's interest in the Aircraft against Lessee and any third parties in any applicable jurisdiction in the United States (assuming that at the time of any such filing pursuant to the Act or other unrecorded documents relating to the Aircraft have been filed but have not been shown on indices of filed but unrecorded documents made available to special FCC counsel).

     The opinion set forth in Paragraph 4 is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and by general equitable principles, and in the case of the Lease, is limited by applicable laws affecting the remedies provided therein, which laws, however, do not in my opinion make the remedies provided in the Lease inadequate for the practical realization of the rights and benefits intended to be provided.

     I am admitted to practice law in the State of Washington and in rendering the foregoing opinions have not passed upon, or purported to pass upon, the laws of any jurisdiction other than the State of Washington and the federal laws of the United States.


                                   Very truly yours,

                                   ______________________________

                                   EXHIBIT E

                                    [DATE]

Dear Sirs:

     I am _______________________ (of) (to) Alaska Air Group, Inc., a Delaware corporation (the "Guarantor"), and as such I am delivering this opinion in connection with the transactions contemplated by the Guaranty dated December 20, 1989 (the "Guaranty"). Capitalized terms used herein without definition are used as defined in the Guaranty.

     In so acting, I have examined the Guaranty and the Lease which is the subject of the Guaranty and have examined and relied upon the representations and warranties as to factual matters contained therein and upon the originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. I am of the following opinion.

     l. Guarantor is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly licensed or qualified and is in good standing as a foreign corporation wherever necessary to carry on its present business and operations and to own or lease its properties and to enter into and perform its obligations under the Guaranty and has the corporate power and authority to conduct its business as it is presently being conducted and to enter into and perform its obligations under Guaranty.

     2. The execution, delivery and performance by Guarantor of the Guaranty have been duly authorized by all necessary corporate action on the part of Guarantor, do not require any stockholder approval which has not been obtained, or the approval or consent of any trustee or holders of any indebtedness or obligations of Guarantor except such as have been duly obtained, and will not contravene any law, judgment, government rule, regulation or order binding on Guarantor or the Articles of Incorporation or Bylaws of Guarantor or, to the best of my knowledge, after due inquiry, contravene the provisions of, or constitute a default under, or result in the creation of any lien upon the property of Guarantor under, any material indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it or its properties may be bound or affected.

     3. Neither the execution and delivery by Guarantor of the Guaranty nor the performance by Guarantor of its obligations thereunder require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign government authority or agency.

Page two
December ___ , 1989


     4. The Guaranty has been duly authorized, executed by person(s) authorized by all necessary corporate action, and delivered; and, assuming due execution and delivery by the other parties thereto, constitutes legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with the terms thereof.

     The opinion set forth in Paragraph 4 is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, general equitable principles and applicable laws affecting the remedies provided therein, which laws, however, do not in my opinion make the remedies provided in the guaranty inadequate for the practical realization of the rights and benefits intended to be provided.

     I am admitted to practice law in the State of Washington and in rendering the foregoing opinions have not passed upon, or purported to pass upon, the laws of any jurisdiction other than the State of Washington and the federal laws of the United States.


                                        Very truly yours,


                                        _____________________________

                                   EXHIBIT F

                                   GUARANTY

                                   GUARANTY

     To induce INVESTORS ASSET HOLDING CORP., as Trustee of AFG/Horizon-I Trust ("Lessor") to enter into an Aircraft Lease with Horizon Air Industries, Inc. ("Lessee"), dated as of December 20, 1989 (the "Lease"), Alaska Air Group, Inc. ("Guarantor"), for good and valuable consideration, does hereby guarantee to Lessor the due, regular and punctual payment of the total rental as provided in the Lease, whether it represents an original balance, a balance reduced by part payment, or a deficiency after sale of equipment or otherwise, and does hereby further guarantee that the Lessee will faithfully perform and fulfill all agreements and obligations provided in the Lease at the time and in the manner therein provided. Guarantor does hereby further guarantee to pay on demand all losses, costs, attorney's fees or expenses which may be suffered by Lessor by reason of Lessee's default under the Lease or default of Guarantor under this Guaranty. Guarantor agrees that nothing herein shall be deemed to render this Guaranty in any was conditional, and it is agreed that Lessor may, upon default of Lessee, or at any time thereafter, make demand upon and receive payment of any sum or performance or any covenant or agreement hereunder guaranteed by Guarantor, with or without notice or demand for payment or performance by Lessee, its successors or assigns, or any other person or entity. All aforementioned Indebtedness and obligations of Guarantor are hereinafter collectively referred to as the "Indebtedness".

     Guarantor hereby waives: (a) notice of acceptance of this Guaranty and any default by the Lessee or any other person; (b) presentment, protest and demand, and notice of protest, demand and dishonor of the Lease, and the exercise of possessory, collection or other remedies under the Lease; (c) any defense based upon any legal disability of the Lessee or any discharge or limitation of the liability of the Lessee to the lessor, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause; and (d) all rights of subrogation, all rights to enforce any remedy that the Lessor may have against the Lessee, and all rights to participate in any security held by the Lessor for the Indebtedness, until such Indebtedness has been paid and performed in full.

     This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid under the Lease is rescinded or must otherwise be restored or returned by the recipient thereof upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Lessee, or upon or as a result of the appointment of a custodian, receiver, intervenor or conservator of, or trustee or similar officer for, the Lessee or any substantial part of the property of the Lessee, or otherwise, all as though such payments had not been made. If an event permitting the exercise of remedies under the Lease shall at such time be prevented by reason of the pendency against the Lessee of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default with all attendant consequences as provided in the Lease as if such declaration of default and acceleration and the consequences thereof had been accomplished in accordance with the terms of the Lease, and the Guarantor shall forthwith pay any amounts guaranteed hereunder upon such declaration of default and acceleration and consequences, without further notice or demand. No failure by Lessor to exercise its rights hereunder shall give rise to any estoppel against Lessor, or excuse Guarantor from performing hereunder. As used in this Guaranty, the word "person" shall include any individual corporation or partnership, and refers to Guarantor and to anyone absolutely, contingently, partly, or wholly liable for payment and/or performance of the Lessee's obligations being guaranteed hereunder.

     Except as expressly provided herein, Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of (a) the validity, regularity or enforceability of the Indebtedness, (b) the absence of any attempt to collect from the Lessee or any other Guarantor, (c) the waiver of consent by the Lessor with respect to any provisions of the Lease, (d) the validity or enforceability of this Guaranty against one or more of any other guarantors, or
(e) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Guarantor other than a breach of Section 5(b) of the Lease.

     Guarantor hereby waives any and all legal requirements that Lessor, its successors or assigns, shall institute any action or proceeding at law or in equity against Lessee, its successors or assigns, or anyone else, with respect to the Lease or with respect to any other security held by Lessor, as a condition precedent to bringing an action against the Guarantor upon this Guaranty. All remedies afforded to Lessor, its successors or assigns, by reason of this Guaranty are separate and cumulative remedies and no one of such remedies, whether exercised by Lessor, or its successors or assigns, or not, shall be deemed to be an exclusion of any one of the other remedies available to Lessor, its successors or assigns, and shall in no way limit or prejudice any other legal or equitable remedies which Lessor, its successors or assigns, may have in the aircraft which is the subject of the Lease (the "Aircraft").

     Guarantor authorizes the Lessor, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payment of Indebtedness; (b) accept partial payments on the Indebtedness; (c) take and hold security for the payment of this Guaranty or the Indebtedness and exchange, enforce, waive and release any such security; (d) apply such security and direct the order or manner of sale thereof as the Lessor in its discretion may determine; (e) exercise any of its remedies under the Lease; and (f) settle, release, compromise, collect or otherwise liquidate any Indebtedness and any security therefor in any manner, without affecting or impairing the obligations of Guarantor hereunder.

     Until the Indebtedness is paid in full and until each and all of the terms, covenants, and conditions of the Lease and this Guaranty are performed fully, the Guarantor shall not be released by any act or thing with might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forebearance or delay of Lessor, its successors or assigns, or its or their failure to proceed promptly or otherwise, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, things, agreements or waivers or any of them.

     No failure or delay by Lessor, its successors or assigns, in exercising any right, power or privilege hereunder or under the Lease shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

     Any notice, demand or request by Lessor, its successors or assigns, to the Guarantor shall be in writing and shall be deemed to have duly been given or made if either delivered personally to the Guarantor or if mailed by certified mail postage prepaid by Lessor to the Guarantor at its address set forth below its signature at the end of this Guaranty.

     This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding on the parties hereto and their respective permitted successors and assigns and shall inure to the benefit of the successors and assigns of the Lessor.

     Lessor and Guarantor agree that Guarantor shall pay to the Lessor the out-of-pocket costs and expenses reasonably incurred by Lessor, its successors and assigns, including but not limited to costs and attorneys' fees reasonably incurred in any effort to enforce this Guaranty on account of a breach by Guarantor, whether or not any lawsuit is filed. Furthermore, if legal or other proceeding is instituted, the party prevailing in such proceeding shall be entitled to recover court costs and related fees from the losing party.

     This Guaranty and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the agreements of the Lessee under the Lease and the Guarantor hereunder, shall be duly performed. This Guaranty shall bind Guarantor's successors and assigns and the benefits thereof shall extend to and include Lessor's successors and assigns. In the event of default hereunder Lessor may, at any time, inspect Guarantor's records or, at Lessor's option, Guarantor shall furnish a current independent audit report.

     Any provision of this Guaranty which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by Lessor (or its successors or assigns). This Guaranty embodies the entire agreement and understanding between the Guarantor and Lessor (or its successors or assigns), and supersedes all prior agreements and understandings relating to the subject matter hereof.

     Each signatory hereof warrants that he/she currently has authority to sign on behalf of the entity for which the signatory is signing in his/her representative capacity and by so signing, to bind such entity hereunder.

     Notwithstanding anything herein to the contrary, Guarantor shall have as defenses under this Guaranty to the performance of any of Lessee's obligations under the Lease all of the defenses which Lessee has under the Lease to the performance of such obligations. Guarantor acknowledges that to its knowledge, as of the date hereof, Lessee has no defense to the performance of its obligations under the Lease and it has no defenses to its obligations under this Guaranty.

     IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

                                   GUARANTOR:
                                   ----------

                                   ALASKA AIR GROUP, INC.

                                   By ____________________________
                                      J.  RAY VINGO
                                      Vice President, Finance &
                                      Chief Financial Officer

                                   Address:
                                   19300 Pacific Highway South
                                   Seattle Washington 98188
                                   Attn:  Chief Financial Officer
                                   Fax No. (206) 433-3379

                                   EXHIBIT G

                             PERMITTED SUBLESSEES
                             --------------------


Any U.S. Certificated Air Carrier which is an affiliate of the Guarantor or is rated investment grade or better by either Moody's Investors Services or Standard and Poors.

                  AIRCRAFT LEASE EXTENSION AGREEMENT (N27444)


     This Aircraft Lease Extension Agreement (N27444) dated as of December 28, 1994 (the "Extension Agreement") is by and between Investors Asset Holding Corp, not individually but solely as Trustee of AFG/Horizon-I Trust, as Lessor, and Horizon Air Industries, Inc. as Lessee.

     WHEREAS, Lessor and Lessee have entered into that certain Aircraft Lease dated as of December 20, 1989 (the "Lease") , recorded by the FAA on December 29, 1989, as Conveyance No. W08375, amended by the Amendment to Lease dated as of October 30, 1990, recorded December 22, 1990, as Conveyance No. H73915. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Lease. In the event of a conflict between the terms of the Lease and the terms of this Agreement, the terms of this Agreement shall govern; and

     WHEREAS, the Lease shall expire by its terms on December 27, 1994; and

     WHEREAS, Lessee and Lessor wish to extend the Term of the Lease and amend certain other provisions of the Lease, including amount of Basic Rent payable during the extension of the Term;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

     1.   Amendments to Lease.  The provisions of Exhibit B of the Lease are
          -------------------
hereby amended as follows:

     A. The language opposite "Basic Rent" is hereby amended in its entirety to read as follows: "$2,957,712.00, payable in the amount of $34,350 on the Delivery Date and $34,350 per month on each Basic Rent Date thereafter through and including the Basic Rent Date occurring on October 28, 1990, and Basic Rent of $34,038.00 per month on each Basic Rent Date commencing with the Basic Rent Date occurring on November 28, 1990 through and including the Basic Rent Date occurring on November 28, 1994, and Basic Rent of $24,000.00 per month on each Basic Rent Date commencing with the Basic Rent Date occuring on December 28, 1994 through and including the Basic Rent Date occurring on January 28, 1998".

     B. The language opposite "Term" is hereby amended in its entirety to read as follows: "The period commencing on the Delivery Date and ending at 12:00 PM on February 27, 1998".

     2.   Representations,  Warranties and Agreements of the Lessee.   Lessee
          ---------------------------------------------------------
hereby represents to Lessor that, as of the date hereof.

     (a) The representations and warranties contained in Sections 6 (a-f) of the Lease, as amended by this Extension Agreement, are true and correct as of the date hereof.

     (b) The representations contained in Section 6(g) of the Lease are true and correct with respect to the financial statements of Lessee dated September 30, 1994.

     (c) No Event of Default, or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default, has occurred and remains unremedied under the Lease.

     (d)  No Event of Loss has occurred under the Lease.

     3.   Warranty of Lessor.  Lessor hereby represents to Lessee that, as of
          ------------------
the date hereof, the representations and warranties contained in Sections 5(a-c) of the lease, as amended by this Agreement, are true and correct as of the date hereof

     4.   Loss or Destruction; Requisition of Use
          ---------------------------------------

     The Casualty Value schedule attached hereto as Schedule C hereby supplements the Casualty Tables attached to the Lease as Exhibit C and shall relate to any Event of Loss occurring during the Extension Term.

     5.   Events of Default
          -----------------

     The following shall be added as Section 18(j) of the Lease: "Alaska Air Group, Inc. shall be in default of any of its obligations under that certain Guaranty dated as of December 20, 1989".

     6.   Counterpart Execution
          ---------------------

This Agreement may be executed in separate counterparts, which together shall form one and the same instrument.


               (The rest of this page intentionally left blank.)
                -----------------------------------------------

     7.   Full Force and Effect
          ---------------------

Except as expressly amended by this Extension Agreement, the Lease remains in full force and effect.

IN WITNESS WHEREOF Lessor and Lessee have executed this Agreement as of the date first written above.

LESSEE                                         LESSOR
HORIZON AIR INDUSTRIES, INC.                   INVESTORS ASSET HOLDING CORP.,
                                               not individually, but solely
                                               as Trustee of Horizon/AFG-I Trust



By: /s/Glenn S. Johnson                        By: /s/ Eileen Waters
    --------------------------------               -----------------------------
Name:  Glenn S  JOHNSON                        Name: Eileen Waters
     -------------------------------                ----------------------------
Title: VICE PRESIDENT/CONTROLLER & TREASURER   Title: Manager
      --------------------------------------         ---------------------------



     COUNTERPART NO. 2 OF THREE SERIALLY NUMBERED MANUALLY EXECUTED
                     -
COUNTERPARTS. TO THE EXTEND, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

LLR4OD-0l                   AMERICAN FINANCE GROUP    5/23/94  16:11:51  PAGE  1

                    Schedule A - Rental Schedule Economics

LESSEE:            HORIZON AIR INDUSTRIES, INC.

LESSOR:              AMERICAN FINANCE GROUP
RENTAL SCHEDULE:                                 N27444RN1

LEASE TERM (months):                                    38

PRIMARY START DATE:                             12/28/1994

LEASE EXPIRATION DATE:                           2/27/1998

PAYMENT FREQUENCY:                                 MONTHLY

ADVANCE/ARREARS:                                   ADVANCE

LEASE RATE:                                     .008672087

PER DIEM LEASE RATE:                            .000289070

PERIODIC RENT:                               $   24,000.00

NUMBER OF PAYMENTS:                                     38

TOTAL INTERIM RENT:                          $         .00

PAYMENT COMMENCEMENT DATE:                      12/28/1994

TOTAL EQUIPMENT COST:                        $2,767,500.00

DOCUMENTATION FEE:                                     -0-
                                             -------------


/s/ GJ                   LESSEE INITIALS LESSOR INITIALS
----------------------
/s/ EW                   LESSOR INITIALS
----------------------

LLR41D-0l                 AMERICAN FINANCE GROUP        5/23/94 16:11:52 PAGE  1

                       Schedule B Equipment Description

LESSEE:  HORIZON AIR INDUSTRIES, INC.         RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: N27444RN1

LESSOR:  AMERICAN FINANCE GROUP
                                                                                                       Acceptance
Equipment Cost         Serial Number       Year Manufacturer        Model          Type                Date
-------------------------------------------------------------------------------------------------------------------------
       2,767,500.00       AC-752           FAIRCHILD METRO III      SA227-AC       AIRCRAFT            12/28/1994
-------------------
       2,767,500.00  Total for Location PORTLAND INTERNATIONAL AIRPORT      PORTLAND    OR 97200

-------------------
-------------------
       2,767,500.00  Total Equipment Cost

                            AMERICAN FINANCE GROUP
                         HORIZON AIR INDUSTRIES, INC.
        Schedule C - Casualty Value Table for Rental Schedule N27444RN1
                  (Stated as a Percentage of Equipment Cost)


  AFTER
 PRIMARY
  TERM                                             CASUALTY
PAYMENT NO.                                          VALUE
----------                                         --------
Prior to l                                             95.00
          l                                            94.83
          2                                            94.67
          3                                            94.50
          4                                            94.33
          5                                            94.15
          6                                            93.96
          7                                            93.77
          8                                            93.58
          9                                            93.38
         10                                            93.18
         11                                            92.97
         12                                            92.76
         13                                            92.54
         14                                            92.31
         15                                            92.08
         16                                            91.85
         17                                            91.61
         18                                            91.36
         19                                            91.10
         20                                            90.85
         21                                            90.58
         22                                            90.31
         23                                            90.03
         24                                            89.75
         25                                            89.46
         26                                            89.16
         27                                            88.86
         28                                            88.55
         29                                            88.24
         30                                            87.91
         31                                            87.58
         32                                            87.25
         33                                            86.90
         34                                            86.55
         35                                            86.19
         36                                            85.83
         37                                            85.45
         38                                            85.00